Exhibit 10.9

______________________________________________________________________________

ELECTRIC CITY CORP.

SECURITIES PURCHASE AGREEMENT

Dated as of July 31, 2001

______________________________________________________________________________

SECURITIES PURCHASE AGREEMENT

             This Securities Purchase Agreement, is entered into as of July 31, 2001 (as it may be amended from time to time, this “Agreement”) between Electric City Corp., a Delaware corporation (the “Company”), and the Purchasers listed on Schedule I hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WITNESSETH

             WHEREAS, the Company desires to sell and issue to the Purchasers 1,600,000 shares of its Series A Convertible Preferred Stock, $.01 par value per share (“Series A Preferred Stock”), together with warrants to purchase 400,000 shares of Series A Preferred Stock, 320,868 shares of its common stock, par value $0.0001 (“Common Stock”), and warrants to purchase 3,000,000 shares of its Common Stock; and

             WHEREAS, each of the Purchasers desires, severally, to purchase a portion of such securities, each in the amounts as set forth on Schedule I hereto, from the Company, on the terms and subject to the conditions set forth herein.

AGREEMENT

             NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

             The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

                           “Additional Purchaser” shall have the meaning set forth in Section 2.3 hereof.

                           “Affiliate” means, as applied to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                           “Agreement” shall have the meaning set forth in the preamble of this Agreement.

                           “Ancillary Agreements” means the Stockholders Agreement, the Investor Rights Agreement, the Series A Preferred Stock Warrants, the Common Stock Warrants, the Placement Agent Warrants and the Trading Agreement.

                           “Assets” shall have the meaning set forth in Section 5.5 hereof.

                           “Bridge Notes” means those certain notes, as may be amended from time to time, issued by the Company to Newcourt under the Note Purchase Agreement.

                           “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                           “Certificate of Designations” means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock of the Company, in the form attached hereto as Exhibit “A”.

                           “Certificate of Incorporation” means the Amended Certificate of Incorporation of the Company, as amended or restated from time to time.

                           “Charter Amendment” shall have the meaning set forth in Section 3.1(h) hereof.

                           “Closing” shall have the meaning set forth in Section 2.2 hereof.

                           “Closing Date” shall have the meaning set forth in Section 2.2 hereof.

                           “Code” means the Internal Revenue Code of 1986, as amended.

                           “Commission” means the United States Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

                           “Commission Documents” shall have the meaning set forth in Section 5.25 hereof.

                           “Common Shares” means the shares of Common Stock to be issued by the Company to the Purchasers hereunder.

                           “Common Stock” shall have the meaning set forth in the Recitals hereof.

                           “Common Stock Warrants” means the warrants to be issued by the Company to each Purchaser to purchase 750,000 shares of Common Stock, as evidenced by the Warrant Certificate substantially in the form of Exhibit “E” attached hereto, as the same may be amended from time to time in accordance with the terms thereof.

                           “Company” shall have the meaning set forth in the preamble of this Agreement.

                           “Company IP” shall have the meaning set forth in Section 5.13 hereof.

                           “Company Personnel” shall have the meaning set forth in Section 5.15(a) hereof.

                           “Conversion Price” shall have the meaning set forth in Section 7(a) of the Certificate of Designations.

                           “Conversion Stock” shall have the meaning set forth in Section 6.1 hereof.

                           “Customers” shall have the meaning set forth in Section 5.20 hereof.

                           “Employee Plans” shall have the meaning set forth in Section 5.15(a) hereof.

                           “Environmental Condition” shall have the meaning set forth in Section 5.16(i) hereof.

                           “Environmental Law” shall have the meaning set forth in Section 5.16(f) hereof.

                           “ERISA” shall have the meaning set forth in Section 5.15(a) hereof.

                           “Escrow Agent” shall have the meaning given to it in the Escrow Agreement.

                           “Escrow Agreement” means that certain Escrow Agreement of even date herewith by and among Placement Agent, the Purchasers (other than Newcourt) and  American National Bank and Trust Company of Chicago, as Escrow Agent.

                           “Escrowed Funds” shall have the meaning set forth in Section 2.2 hereof.

                           “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                           “Governmental Authority” means the government of any nation, state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                           “Hazardous Substances” shall have the meaning set forth in Section 5.16(g) hereof.

                           “Interim Financial Statements” shall have the meaning set forth in Section 5.8 hereof.

                           “Investor Rights Agreement” means the Investor Rights Agreement, substantially in the form of Exhibit “B” attached hereto, as the same may be amended from time to time in accordance with the terms thereof.

                           “Joinder Agreement” means the joinder agreement to be entered into by each Additional Purchaser, substantially in the form of Exhibit “H” attached hereto, as the same may be amended from time to time in accordance with the terms thereof.

                           “Liquidation Amount” shall have the meaning set forth in the Certificate of Designations.

                           “Litigation” shall have the meaning set forth in Section 3.1(k) hereof.

                           “MSDW” means Morgan Stanley Dean Witter Equity Funding, Inc., a Delaware corporation.

                           “Newcourt” means Newcourt Capital USA Inc., a Delaware corporation.

                           “Note Purchase Agreement” means that certain Convertible Senior Subordinated Promissory Note and Warrant Purchase Agreement dated as of April 18, 2001 by and between the Company and Newcourt, as amended by the First Amendment thereto of even date herewith,  as the same may be further amended from time to time.

                           “Losses” shall have the meaning set forth in Section 8.1 hereof.

                           “Officer’s Certificate” means a certificate of the Company signed by its President, Chief Executive Officer or Chief Financial Officer.

                           “OIP” means Originators Investment Plan, L.P.

                           “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

                           “Placement Agent” means Newcourt Capital Securities, Inc., a Delaware corporation.

                           “Placement Agent Warrants” means the warrants issued by the Company to the Placement Agent to purchase 3,314,830 shares of Common Stock, as the same may be amended from time to time in accordance with the terms thereof.

                           “PPM” means that certain Confidential Private Placement Memorandum of the Company dated February 16, 2001, including any supplements thereto issued prior to the Closing Date.

                           “Preferred Shares” means shares of Series A Preferred Stock.

                           “Projections” shall have the meaning set forth in Section 5.24 hereof.

                           “Properties” shall have the meaning set forth in Section 5.16(c) hereof.

                           “Purchaser” and “Purchasers” shall have the meanings set forth in the preamble of this Agreement.

                           “Purchase Price” shall have the meaning set forth in Section 2.2 hereof.

                           “Regulatory Approvals” means (i) any and all certificates, permits, licenses, franchises, concessions, grants, consents, approvals, orders, registrations, authorizations, waivers, variances, exemptions, declarations, or clearances from, or filings or registrations with, or reports or notices to, any Governmental Authority, and (ii) any and all waiting periods imposed by applicable laws.

                           “Release” shall have the meaning set forth in Section 5.16(h) hereof.

                           “Securities” shall have the meaning set forth in Section 2.1 hereof.

                           “Securities Act” means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect from time to time.

                           “Series A Preferred Stock” shall have the meaning set forth in the Recitals to this Agreement.

                           “Series A Preferred Stock Warrants” means the warrants to be issued by the Company to each Purchaser to purchase 100,000 shares of Series A Preferred Stock, as evidenced by the Warrant Certificate substantially in the form of Exhibit “D” attached hereto, as the same may be amended from time to time in accordance with the terms thereof.

                          “Stated Value” of the Series A Preferred Stock shall mean $10.00 per share.

                           “Stockholders Agreement” means the Stockholders Agreement, substantially in the form of Exhibit “C” attached hereto, as the same maybe amended from time to time in accordance with the terms thereof.

                           “Stock Trading Agreement” means the Stock Trading Agreement, substantially in the form of Exhibit “F” attached hereto, as the same may be amended from time to time in accordance with the terms thereof.

                           “Subsidiary” of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled, directly or indirectly, by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

                           “Taxes” means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, business and occupation, disability, employment, payroll, license, estimated, or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties on or additions to any such taxes (and, in the case of the Company and its Subsidiaries, Taxes for which the Company or any of its Subsidiaries may be liable in its own right, or as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture, or other entity, or under Treasury Regulation Section 1.1502–6 or any similar provision of state or local law).

                           “Tax Return” means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined, unitary, group or consolidated returns for any group of entities that includes the Company or its Subsidiary.

                           “Transactions” shall have the meaning set forth in Section 3.1(k).

                           “Transaction Documents” shall have the meaning set forth in Section 5.1(b) hereof.

                           “Union Plan” means the defined contribution plan described on Schedule 5.15(g) hereof.

ARTICLE II
ISSUE, PURCHASE AND SALE OF THE SECURITIES

                           2.1        Authorization of Issuance of Series A Preferred Stock.  The Company has authorized the initial issuance of (a) the 1,600,000 Preferred Shares to be issued hereunder, having the powers, designations, preferences and relative rights and the qualifications, limitations and restrictions set forth in the Certificate of Designations, plus such additional shares of Series A Preferred Stock as may be necessary to pay in-kind accrued but unpaid dividends on the Series A Preferred Stock and to issue up to 400,000 Preferred Shares upon exercise of the Series A Preferred Stock Warrants; (b) 400,000 Series A Preferred Stock Warrants; (c) 3,000,000 Common Stock Warrants; (d) the 320,868 Common Shares and (e) the Placement Agent Warrants (collectively the “Securities”).

                           2.2        Purchase and Sale of Securities.  Subject to the terms and conditions herein set forth, the Company hereby agrees to sell to each Purchaser, and each Purchaser agrees that it will purchase from the Company, at the Closing (as defined herein), for an aggregate purchase price to be paid by such Purchaser to the Company as set forth opposite such Purchaser’s name in the column entitled “Purchase Price” on Schedule I (the “Purchase Price”) the number of shares of Series A Preferred Stock and Common Stock and the number of Series A Preferred Stock Warrants and Common Stock Warrants, as set forth opposite such Purchaser’s name on Schedule I.  Concurrently with the execution of this Agreement each Purchaser (other than Newcourt with respect to clause (i) of this sentence) has delivered into escrow (i) an amount of immediately available funds equal to its Purchase Price (the “Escrowed Funds”); and (ii) counterpart signature pages of each of the Stockholders Agreement, the Stock Trading Agreement and the Investor Rights Agreement.  Distribution of the Escrowed Funds and the signature pages described in clause (ii) of the preceding sentence shall be governed by the Escrow Agreement.  Subject to the satisfaction or waiver of the parties’ respective conditions to closing set forth in Sections 3.1 and 3.2, the closing of the purchase and sale of the Securities (the “Closing”) shall take place on September 10, 2001, or at such other time and on such other date as the Purchasers and the Company may agree (the “Closing Date”).  At the Closing, the Company will deliver to each Purchaser at the offices of Latham & Watkins, 12636 High Bluff Drive, Suite 300, San Diego, California 92130, or at such other location as the Purchasers and the Company may agree, one or more stock certificates, as each Purchaser may request, registered in such Purchaser’s name or otherwise as such Purchaser may direct, evidencing the shares of Series A Preferred Stock and shares of Common Stock to be purchased by such Purchaser, together with 750,000 Common Stock Warrants and 100,000 Series A Preferred Stock Warrants, against payment of the purchase price therefor by wire transfer of immediately available funds to or upon the order of the Company by the Escrow Agent, and, in the case of Newcourt, by payment in part through the conversion of the outstanding principal amount and accrued interest thereon under the Bridge Notes.  The Purchasers’ obligations under this Agreement shall be several and not joint.

                           2.3        Additional Purchase and Sale of Series A Preferred Stock and Series A Preferred Stock Warrants.  Subsequent to the date of this Agreement and prior to the Closing, the Company may enter into an additional securities purchase agreement, in a form substantially similar to this Agreement and its exhibits and attachments, providing for the sale by the Company to Westend Capital (and/or its Affiliates) (each, an “Additional Purchaser”) solely of not more than 400,000 shares of Series A Preferred Stock in the aggregate and Series A Preferred Stock Warrants to purchase not more than 100,000 shares of Series A Preferred Stock in the aggregate, in exchange for an aggregate cash purchase price for such preferred stock and warrants of not less than $4,000,000, and containing such additional or different terms and conditions as are set forth on Schedule 2.3 attached hereto.  At or prior to the closing under the additional securities purchase agreement, each Additional Purchaser shall execute and deliver to the Company a Joinder Agreement pursuant to which such Additional Purchaser shall agree to be bound by and become a party to the Stockholders Agreement, the Stock Trading Agreement and the Investor Rights Agreement.  The Company will conduct the closing under such additional securities purchase agreement, if any, concurrently with the Closing under this Agreement.  Each Purchaser irrevocably consents to the Company’s entering into such additional securities purchase agreement and consummating such purchase and sale.  Any such purchase and sale shall be conducted in accordance with all applicable laws, rules and regulations and the rules of the American Stock Exchange.  Neither the execution of an additional securities purchase agreement nor the consummation of any such purchase and sale shall be a condition to the parties’ respective obligations under this Agreement.

ARTICLE III
CONDITIONS OF CLOSING

                           3.1        Purchaser Conditions to Closing.  Each Purchaser’s obligation to purchase and pay for the Securities to be purchased by it at the Closing is subject to the satisfaction, as determined by, or waived by, such Purchaser on or before the Closing Date, of the following conditions:

                           (a)         Receipt of Securities.  Each Purchaser shall have received delivery of the Securities purchased by it in accordance with Section 2.2 and each Purchaser shall have purchased the Securities pursuant to this Agreement.

                           (b)        Opinion of the Company’s Counsel.  Such Purchaser shall have received from Schwartz, Cooper, Greenberger & Krauss, Chartered, special counsel to the Company in connection with this transaction, an opinion, dated the Closing Date, as to the matters set forth on Exhibit “G” attached hereto, in form and substance reasonably satisfactory to such Purchaser and counsel.

                           (c)         Stockholders Agreement.  The Stockholders Agreement shall have been entered into and delivered by the parties thereto other than such Purchaser.

                           (d)        Investor Rights Agreement.  The Investor Rights Agreement shall have been entered into and delivered by the parties thereto other than such Purchaser.

                           (e)         Stock Trading Agreement.  The  Stock Trading Agreement shall have been entered into and delivered by the parties thereto other than such Purchaser.  Each of the Existing Stockholders (as defined in the Stock Trading Agreement) shall have executed and delivered the amendments referred to in Article III of the Stock Trading Agreement, in form and substance reasonably satisfactory to Purchasers.

                           (f)         Board Designees.  Two of the 10 current members of the Board of Directors of the Company shall have resigned and the individuals designated by each Purchaser with MSDW and OIP being deemed to be one Purchaser for purposes of this Section 3.1(f)) in writing shall have been elected to serve on the Board of Directors of the Company by such Board.

                           (g)        Expenses.  The Company shall have paid (i) the Placement Agent’s placement fee of 5% of the aggregate gross proceeds of the Securities purchased hereunder, (ii)  the reasonable fees and expenses of Latham & Watkins as special counsel to the Placement Agent and Purchasers incurred in connection with the private placement contemplated by this Agreement and in connection with the transactions contemplated by the Note Purchase Agreement, (iii) the reasonable fees and expenses for each Purchaser’s counsel up to $25,000 per Purchaser and (iv) the out-of-pocket expenses of the Placement Agent incurred  in connection with the private placement contemplated by this Agreement and in connection with the transactions contemplated by the Note Purchase Agreement.

                           (h)        Certificate of Designations; Charter Amendment.  The Certificate of Designations shall have been approved by the Board of Directors of the Company and filed with the Secretary of State of the State of Delaware and shall be in full force and effect. The Board of Directors and the stockholders of the Company shall have approved a charter amendment that increases the Company’s authorized Common Stock from 60,000,000 shares to 85,000,000 shares (the “Charter Amendment”) and the Charter Amendment shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

                           (i)          Amendment of By-laws; Authorized Number of Directors.  The Company shall have amended its By-laws to permit the Board to be comprised of up to seventeen (17) directors.  The Board shall have fixed by resolution the authorized number of directors that comprise the Board at twelve (12).

                           (j)          Issuance of Capital Stock.  Neither the Company nor any of its Subsidiaries shall have amended its certificate of incorporation (other than as contemplated in Section 3(h) above) or by-laws (other than as contemplated by Section 3(i) above) nor issued any shares of capital stock or securities exercisable for or convertible into shares of capital stock (other than options or warrants to purchase Common Stock issued in the ordinary course of business and on  terms consistent with past practice not to exceed options or warrants to purchase more than 100,000 shares of Common Stock), nor granted any additional stock appreciation rights or altered the terms of any stock appreciation rights existing on the date hereof, in either case subsequent to the date hereof and prior to the Closing.

                           (k)         No Litigation; No Order.  No action, suit or proceeding relating to the transactions contemplated by this Agreement or any Ancillary Agreement  (the “Transactions”) shall be pending that in the reasonable good faith judgment of at least three (3) of the Purchasers (with MSDW and OIP being deemed a single Purchaser for this purpose) (i) seeks to restrain or prevent any of the Transactions and has a reasonable probability of success or (ii) is reasonably likely to have a material adverse effect on the assets, business, prospects, properties, operations or conditions (financial or otherwise) of the Company and its Subsidiaries, taken as a whole and no order (including, without limitation, a temporary restraining order), decree, writ, judgment or injunction shall be in effect that restrains, enjoins or prevents the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement (collectively, “Litigation”).

                           (l)          Proceedings.  On or prior to the Closing Date, all corporate and other proceedings required to be taken under applicable laws, rules and all regulations and all rules of the American Stock Exchange in connection with the transactions contemplated by this Agreement or any Ancillary Agreement shall have been taken and all filings and documents incident thereto shall be reasonably satisfactory in form and substance to such Purchaser and its special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                           (m)        Bridge Notes.  Newcourt shall have delivered to each Purchaser (other than itself) a writing in form and substance reasonably satisfactory to such Purchaser, stating that (i) as of the Closing Date there has been no Event of Default (as defined in the Bridge Notes) under any of the Bridge Notes or that any such Events of Default have been waived by Newcourt; and (ii) it shall convert the principal amount of indebtedness owed by the Company to Newcourt evidenced by all Bridge Notes, plus accrued interest thereon, as partial payment against the Purchase Price of the Securities to be purchased by Newcourt hereunder.

                           (n)        Compliance with this Agreement.  The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

                           (o)        Officer’s Certificate.  Such Purchaser shall have received a certificate, dated the Closing Date and signed by the Chief Executive Officer of the Company, certifying that the conditions set forth in Sections 3.1(f), 3.1(g), 3.1(h), 3.1(i), 3.1(j), 3.1(k), 3.1(l), 3.1(n), 3.1(r), 3.1(s), and 3.1(u) hereof have been satisfied on and as of such date.

                           (p)        Secretary’s Certificate.  Such Purchaser shall have received a certificate, dated the Closing Date and signed by the Secretary of the Company, attaching good standing certificates from the Delaware Secretary of State with respect to the Company and from the respective Secretaries of State for the jurisdictions of incorporation for its Subsidiaries and certifying the authenticity of attached copies of (i) the Certificate of Incorporation and by-laws of the Company and the certificate of incorporation and by-laws of each of its Subsidiaries, in each case as amended; (ii) resolutions of the Board of Directors of the Company approving this Agreement and the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements; (iii) evidence of the approval by the stockholders of the Company of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, the Charter Amendment and such other matters for which stockholder approval is required under applicable laws, rules and regulations and the rules of the American Stock Exchange or evidence reasonably satisfactory to such Purchaser and its special counsel that such approval is not required; and (iv) the Charter Amendment and the Certificate of Designations, as filed with the Secretary of State of the State of Delaware.

                           (q)        Purchase Permitted by Applicable Laws; Legal Investment.  The acquisition of and payment for the Securities and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (i) shall not be prohibited by any applicable law or governmental regulation, (ii) shall not subject such Purchaser to any penalty or, in its reasonable judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation and (iii) shall be permitted by the laws and regulations of the jurisdictions to which each Purchaser is subject.

                           (r)         Consents and Approvals.  All consents, waivers, approvals, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement (including, without limitation, the issuance of the Securities contemplated hereunder), any Ancillary Agreement or any other document executed in connection with the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement shall have been obtained and be in full force and effect, and such Purchaser and its special counsel shall have been furnished with appropriate evidence thereof.

                           (s)         Insolvency.  The Company shall not have made an assignment for the benefit of creditors, nor shall it have filed with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, nor shall there have been filed by the Company or any of  its Subsidiaries a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, nor shall there have been filed against the Company or any of its Subsidiaries any such application or petition.

                           (t)         Execution and Delivery of the Placement Agent Warrants.  The Company shall have executed and delivered the Placement Agent Warrants to the Placement Agent.

                           (u)        Listing.  The Company shall have obtained approval from the American Stock Exchange to list for trading on the American Stock Exchange the Common Stock issuable upon conversion of the Series A Preferred Stock (including shares of Series A Preferred Stock issuable upon the exercise of the Series A Preferred Stock Warrants), the Common Shares, and the Common Stock issuable upon exercise of the Placement Agent Warrants and upon the exercise of the Common Stock Warrants.

                           3.2        Company Conditions to Closing.  The Company’s obligation to issue and sell the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions:

                           (a)         Receipt of Purchase Price.  The Company shall have received payment of the Purchase Price with respect to the Securities purchased hereunder.

                           (b)        Stockholder Approval.  The Company shall have received all required approval by the stockholders of the Company of this Agreement and the transactions contemplated hereby, the Charter Amendment, and such other matters for which stockholder approval is required under applicable laws, rules and regulations and the rules of the American Stock Exchange.

ARTICLE IV
CERTAIN COVENANTS

                           4.1        Conduct of the Business.  From the date of this Agreement to the Closing, the Company shall refrain from taking any action that would render any representation or warranty contained in this Agreement inaccurate in any material respect.  From the date of this Agreement to the Closing, except as requested or consented to by at least 66-2/3% of the Purchasers in writing (with MSDW and OIP being deemed a single Purchaser for this purpose), the Company shall conduct its business only in the ordinary course of business consistent with past practice, and shall use its best commercial efforts to preserve intact its business and its relationships with its employees, suppliers and others having business relationships with it, and not to take any action inconsistent with this Agreement or with the consummation of the Closing.  Without limiting the generality of the foregoing, except as contemplated by this Agreement or as set forth on Schedule 4.1, from the date of this Agreement to the Closing, the Company shall not without the prior written consent of at least 66-2/3% of the Purchasers (with MSDW and OIP being deemed a single Purchaser for this purpose):

             `            (a)         take any actions that are set forth in Section 6(e) of the Certificate of Designations entitled “Special Approval Rights,” which action would otherwise require the approval of the holders of the Series A Preferred Stock if the shares of Series A Preferred Stock to be issued at the Closing were already outstanding;

                           (b)        issue any equity securities, or any options, rights or warrants to acquire any equity securities, or any other securities convertible into or exercisable or exchangeable for equity securities (other than options or warrants to purchase Common Stock issued in the ordinary course of business on terms consistent with past practice not to exceed options or warrants to purchase more than 100,000 shares of Common Stock);

                           (c)         fail to maintain insurance policies of the Company currently in force;

                           (d)        waive any rights of material value, or terminate or amend any material agreement;

                           (e)         enter into or adopt any Employee Benefit Plan;

                           (f)         fail to timely file any required filing with the Securities and Exchange Commission;

                           (g)        sell, lease, transfer, mortgage, incur any liens on or assign any material assets of the Company or its Subsidiaries, tangible or intangible, other than items held for sale for a fair consideration in the ordinary course of business consistent with past practice;

                           (h)        grant any increase in the base compensation of or agree to pay a bonus to any of the directors, officers or employees of the Company other than ordinary annual increases consistent with past practice and not in excess of 5% of such Person’s base compensation; or

                           (i)          enter into any contract or other agreement to do any of the foregoing.

                           4.2        Financial Statements and Other Reports.  After the Closing Date, the Company agrees to send the following reports to each holder of Series A Preferred Stock: (a) so long as the Company is subject to the requirements of, or otherwise making filings pursuant to, Section 13 or 15(d) of the Exchange Act, within three days after the filing with the Commission, a copy of its Annual Report on Form 10–KSB or Form 10-K, its Quarterly Reports on Form 10–QSB or Form 10-Q, any proxy statements or information statements and any Current Reports on Form 8–K, together in each case with amendments thereto; (b) within one day after release, copies of all press releases issued by the Company or any of its Subsidiaries; (c) promptly upon receipt thereof, copies of reports, if any, submitted to the Company by independent accountants in connection with each annual or interim audit of the books of the Company made by such accountants; and (d) all other information sent to holders of the Common Stock or any other equity security holder.

                           Without limiting the foregoing, the Company shall deliver to each Purchaser until such Purchaser transfers, assigns (except in the case of an assignment to an Affiliate) or sells all of its Series A Preferred Stock (a) as soon as practicable and in any event within 45 days after the end of each fiscal quarter, the following information: consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such fiscal period and for the period from the beginning of the then current fiscal year to the end of such fiscal period and a comparison of each such item to the then current budget, and the balance sheet of the Company and its Consolidated Subsidiaries as at the end of such fiscal period, setting forth in each case in comparative form figures for the corresponding periods in the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, certified as to fair presentation by the principal financial officer of the Company and accompanied by a written discussion of operations in summary form; and (b) as soon as practicable and in any event within 90 days after the end of each fiscal year of the Company, the following information: statements of income, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for such year, and a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and accompanied by an opinion of BDO Siedman LP, or another firm of independent public accountants of recognized national standing selected by the Company, to the effect that the consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and as are noted therein) and present fairly the financial condition of the Company and its consolidated Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and accompanied by a written discussion of operations by management in summary form with respect to such fiscal year, including a comparison to budget.

                           Each Purchaser is hereby authorized to deliver a copy of any financial statement delivered to it pursuant to this Section 4.2 to any regulatory body having jurisdiction over it that requests such information.  Subject to compliance with reasonable confidentiality requirements imposed by the Company, each Purchaser shall have reasonable access to the Company, including its management, and its books and records during regular business hours and is further authorized to request information from and to have access to, at the Company’s expense, the Company’s independent public accountants.  The Company shall request such accountants to make available to any Purchaser such information as such Purchaser may reasonably request.

                           4.3        Corporate Existence; Licenses and Permits; Maintenance of Properties.  The Company shall at all times use commercially reasonable efforts to do or cause to be done all things necessary to maintain, preserve and renew its existence as a corporation organized under the laws of a state of the United States of America, and to preserve and keep in force and effect, and cause each of its consolidated Subsidiaries to apply for on a timely basis, all licenses and permits necessary and material to the conduct of the business of the Company and its Subsidiaries, taken as a whole.

                           4.4        Securities Exchange.  The Company shall use its reasonable best efforts to maintain its Common Stock listing and to continue to have its Common Stock be quoted on the American Stock Exchange or on another national securities exchange, so long as it is subject to Section 13 or 15(d) of the Exchange Act.

                           4.5        Stockholder Approval.  The Company shall use its reasonable best efforts to obtain all required approval by the stockholders of the Company of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, the Charter Amendment, and such other matters required hereunder or thereunder for which stockholder approval is required under applicable laws, rules and regulations and the rules of the American Stock Exchange.  Any notices, proxies, proxy statements or information statements to be furnished to the Company’s stockholders in connection with obtaining the stockholder approvals referred to in this Section 4.5 shall be subject to the reasonable approval of the Purchasers and their special counsel prior to their use.  The Company shall furnish drafts of any such notices, proxies, proxy statements or information statements to Purchasers and their special counsel, and provide them with an opportunity to review and provide comments on any such materials, a reasonable period of time prior to the earlier of the filing of such materials with the Securities and Exchange Commission or otherwise furnishing them to stockholders.

                           4.6        Best Efforts.  The Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, rules and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.  In case at any time after the Closing any further action is reasonably necessary to carry out the purposes of this Agreement, the proper agents, officers and directors of the Company shall take such action.

                           4.7        Insurance.  The Company shall at all times maintain customary directors and officers insurance in amounts as are customary for other publicly traded companies of similar size.

                           4.8        Placement Agent Fee For Series A Preferred Stock Warrants.  The Company shall promptly pay Placement Agent by wire transfer of immediately available funds to an account designated by Placement Agent 5% of the aggregate gross proceeds obtained by the Company in connection with each exercise (in whole or in part) by a Purchaser of its Series A Preferred Stock Warrants, such payment to be made within three (3) Business Days of each such exercise.

                           4.9        Amendments to Existing Trading Agreements.  From the date hereof until the termination of the Stock Trading Agreement, except as contemplated by the second sentence of Section 3.1(e), the Company shall not amend any trading agreement between it and any Existing Investor (as defined in the Stock Trading Agreement) without the written consent of at least three (3) of the Purchasers (it being understood that MSDW and OIP shall be treated as a single Purchaser for purposes of this Section 4.9).

                           4.10      Waivers.  The Company shall use commercially reasonable efforts to obtain waivers prior to the Closing from each security holder of the Company and each holder of warrants, options, or similar rights to purchase capital stock of the Company who has registration rights that conflict or are inconsistent with the rights to be granted to the Purchasers under the Investor Rights Agreement.  The Company shall also use commercially reasonable efforts to seek waivers or amendments reasonably satisfactory to the Purchasers of the letter agreements set forth in Schedule 5.2(c).

                           4.11      Hoppensteadt’s Right of First Refusal.  The Company shall use commercially reasonable efforts to terminate Dale Hoppensteadt’s right of first refusal and right of first offer with respect to certain assets of Switchboard Apparatus, Inc., which rights are set forth in Schedule 5.5.

                           4.12      American National Bank.  The Company shall use commercially reasonable efforts to obtain an acknowledgment letter from American National Bank and Trust Company of Chicago stating that it does not consider a dividend or distribution in capital stock of the Company to be a distribution under that certain Loan Agreement between it and the Company dated March 22, 2001.

ARTICLE V
REPRESENTATIONS, COVENANTS AND WARRANTIES

             The Company represents, covenants and warrants to each of the Purchasers as follows:

                           5.1        Organization; Standing and Qualification of Company and its Subsidiaries; Corporate Authority.

                           (a)         Each of the Company and each of its Subsidiaries, is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its organization, and has the corporate power to own its property and to carry on its business as now being conducted, is duly qualified and in good standing as a foreign corporation to do business in every jurisdiction where the character of the properties owned or leased by it or the nature of any business transacted by it makes such qualification necessary, except where such nonqualification or lack of good standing would not have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole.  Each of the Company and its Subsidiaries have delivered to the Purchasers true, complete and correct copies of their respective certificates of incorporation and their respective by–laws, as amended through the date hereof, which are in full force and effect on the date hereof.

                           (b)        The execution and delivery by the Company of this Agreement and the Ancillary Agreements (collectively, the “Transaction Documents”), and the performance by the Company of all transactions and obligations contemplated hereby and thereby are within its corporate authority, except that the Company does not have authority to issue more than 60,000,000 shares of its Common Stock and will not have such authority unless its stockholders approve the Charter Amendment and the Charter Amendment is duly filed with the Secretary of State of Delaware.  The execution, delivery and performance of the Transaction Documents and each other agreement contemplated by the terms hereof and thereof and the issuance of the Securities have been duly authorized by all necessary corporate proceedings on the part of the Company other than approval of the Charter Amendment by the Company’s stockholders.  Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to equitable principles relating to enforceability.  The Preferred Shares and the Common Shares will, on or prior to the Closing Date, be duly authorized and, when issued, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.  Assuming the accuracy of the representations of the Purchasers in this Agreement, the Preferred Shares and the Common Shares issuable hereunder will be issued in compliance with all applicable federal and state securities laws.  The shares of Common Stock issuable upon the conversion of the Preferred Shares and the Series A Preferred Stock that is issuable upon exercise of the Series A Preferred Stock Warrants, and the shares of Common Stock issuable upon the exercise of the Common Stock Warrants and the Placement Agent Warrants, will, on or prior to the Closing Date, be duly authorized and reserved for issuance, will be subject to no preemptive rights and, when issued upon such conversion or exercise, will be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations of the Purchasers in this Agreement, when such shares of Common Stock are issued, such shares will be issued in compliance with all applicable federal and state securities laws.  The Company has, subject to stockholder approval, reserved for issuance 3,700,000 shares of Series A Preferred Stock and 37,000,000 shares of Common Stock for issuance upon conversion thereof.  In addition, the Company has reserved for issuance 6,314,830 shares of Common Stock issuable upon exercise of the Common Stock Warrants and the Placement Agent Warrants.

                           (c)         Great Lakes Controlled Energy Corporation and Switchboard Apparatus, Inc. are the only Subsidiaries of the Company.  Each such Subsidiary is wholly owned by the Company.

                           5.2        Capital Stock.

                           (a)         As of the date hereof, the Company has authorized 60,000,000 shares of Common Stock and 5,000,000 shares of preferred stock.  As of the date hereof, the Company has 30,722,168 issued and outstanding shares of Common Stock and no shares of preferred stock issued and outstanding.  As of the Closing Date, the Company will have authorized 85,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, of which 3,700,000 will have been designated Series A Preferred Stock.  All outstanding shares of the Company Common Stock have been duly authorized, validly issued and are fully paid and nonassessable and free of preemptive rights.  All outstanding shares of Common Stock were issued in compliance with all applicable federal and state securities laws.

                           (b)        Except as otherwise stated in this Section 5.2 or in Schedule 5.2 and except for shares of capital stock reserved for issuance in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, the Company has not granted or issued, or agreed to grant or issue, any options, warrants or similar rights to acquire or receive any of the authorized but unissued shares of its capital stock of any class or any securities convertible into shares of its capital stock of any class or any stock appreciation rights.  Except as stated in Schedule 5.2, no adjustment to the exercise price of any outstanding options or warrants of the Company will be required as a result of the issuance of any of the Securities.

                           (c)         Except as set forth in Schedule 5.2(c), no holder of shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) has any rights to purchase or receive additional or other securities upon the occurrence of an event that might dilute such holder’s percentage interest in the Company.

                           5.3        No Defaults. Except as set forth in Schedule 5.3, neither the Company nor any of its Subsidiaries is in violation of, or in default under, nor has there been any waiver given with respect to, any term or provision of any charter, by–law, mortgage, indenture, agreement, instrument, statute, rule, law, regulation, judgment, decree, order, writ, or injunction applicable to it, such that such violations and defaults in the aggregate could reasonably be expected to result in any material adverse change in the business, assets, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or materially adversely affect the ability of the Company to perform in any material respect its obligations under this Agreement.  All Regulatory Approvals required by the Company and its Subsidiaries to conduct their respective business as now conducted by them have been obtained and are in full force and effect, and the Company and its Subsidiaries are in compliance with the terms and requirements of such Regulatory Approvals.  Except as set forth on Schedule 5.3 hereto, since December 31, 2000, none of the Company or any of its Subsidiaries has received any written notice or other written communication from any Governmental Entity regarding (i) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Regulatory Approval, (ii) any violation of any law by the Company or any of its Subsidiaries, or (iii) any other limitations on the conduct of business by the Company or any of its Subsidiaries.

                           5.4        Burdensome and Conflicting Agreements and Charter Provisions.  Neither the execution or delivery of the Transaction Documents by the Company, nor the offering, issuance and sale of the Securities by the Company, nor fulfillment of, or compliance with, the terms and provisions of the Transaction Documents and the Series A Preferred Stock by the Company, nor the issuance of Series A Preferred Stock upon exercise of the Series A Preferred Stock Warrants, nor the issuance by the Company of shares of Common Stock upon conversion of the Series A Preferred Stock as provided in the Certificate of Designations, or upon exercise of the Common Stock Warrants or the Placement Agent Warrants, will, except as set forth in Schedule 5.4, conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any lien upon any of the properties or assets of the Company or any of its Subsidiaries, or require any consent, approval or other action by, or notice to, or filing with, any court or administrative or governmental body or any other Person or pursuant to the Certificate of Incorporation or by–laws of the Company or the certificate of incorporation or by-laws of any of the Company’s Subsidiaries, any award of any arbitrator or any material agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject, except for such approvals or waivers as may be required in connection with fulfillment of, or compliance with, the Investor Rights Agreement, which shall have been obtained by the Closing Date.

                           5.5        Title to Assets, Etc.  The Company has good and marketable fee simple title to the assets reflected on the balance sheet set forth on Schedule 5.5 (the “Assets”).  Except as set forth in Schedule 5.5, none of the Assets is subject to any encumbrances, except for minor liens that in the aggregate are not substantial in amount, do not materially detract from the value of the property or assets subject thereto or interfere with the present use thereof and have not arisen other than in the ordinary course of business. There are no pending or threatened condemnation proceedings relating to any of the facilities of the Company.  The real property improvements (including leasehold improvements) and fixtures and equipment of the Company are adequately insured and are structurally sound with no known material defects. The facilities, fixtures and equipment of the Company are in good operating condition and repair (except for ordinary wear and tear and any defect for which the cost of repairing would not be material), are sufficient for the operation of the Company’s business as presently conducted and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform would not have a material adverse effect on the business or financial condition of the Company.  The Assets are valued on the Company’s books at or below actual cost less an adequate and proper depreciation charge.  The Company has not depreciated any of the Assets on an accelerated basis or in any other manner inconsistent with applicable Internal Revenue Service tax and fiscal guidelines, if any.

                           5.6        Leases.  Each of the Company and its Subsidiaries enjoy peaceful and undisturbed possession of all leases material to them.  All such leases are valid and subsisting and are in full force and effect.

                           5.7        Contracts.  Except as set forth in Schedule 5.7, there is no contract, agreement or understanding required to be described in or filed as an exhibit to any Commission Documents that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be.  Except as set forth in Schedule 5.7, each such contract, agreement and understanding is valid and binding and is in full force and effect and enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or as may be limited by equitable principles relating to enforceability), except in the case of such contracts, agreements or understandings that are by their terms no longer in force or effect.  Except as set forth on Schedule 5.7, (a) no approval or consent of, or notice to, any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by the Transaction Documents, other than such notices, consents and approvals as have been obtained and (b) the Company and/or its Subsidiaries are not in violation of, breach of, or default under any such contract, agreement or understanding nor, to the Company’s knowledge, is any other party to any such contract, agreement or understanding.

                           5.8        Financial Statements.  The Company has furnished the Purchasers with (a) the balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2000 and the related statements of income, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the fiscal year ended December 31, 2000, all certified by BDO Seidman LP, including in each case the related schedules and notes, and (b) an unaudited balance sheet of the Company and its consolidated Subsidiaries as at March 31, 2001 and statements of income, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the interim period ended on such date, prepared by the Company and certified by its principal financial officer (item (b) is referred to as the “Interim Financial Statements”).

                           All such financial statements (including any related schedules and notes) have been prepared in accordance with generally accepted accounting principles consistently applied, except to the extent set forth in the notes to such financial statements and except for the absence of footnotes to the Interim Financial Statements and except that the Interim Financial Statements are subject to normal year-end adjustments and to adjustments made in the course of an audit that would not in the aggregate be material, throughout the periods involved and to the extent required by such principles show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown thereon in accordance with generally accepted accounting principles.  The balance sheets and the related schedules and notes fairly present the financial condition of the Company and its consolidated Subsidiaries.  Except as set forth in Schedule 5.8,  the Company has incurred no material liabilities since March 31, 2001, other than those incurred in the ordinary course.  The net income and stockholders’ equity statements and the related schedules and notes fairly present the results of the operations of the Company and its consolidated Subsidiaries for the periods indicated.

                           Except as set forth in Schedule 5.8, there has been no material adverse change in the assets, business, prospects, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, since December 31, 2000.

                           5.9        Actions Pending.  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court, arbitrator or administrative or governmental body that (a) seeks to enjoin or otherwise prevent the consummation of the sale or issuance of the Securities or (b) materially and adversely affects, or as to which there is a reasonable possibility of an adverse decision that would materially and adversely affect, either individually or collectively, the assets, business, properties, prospects, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, the violation of which reasonably could be expected to, either individually or collectively, materially and adversely affect the business, property, assets, prospects, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

                           5.10      Offering of Securities.  The offer, sale and issuance of the Securities are exempt from the registration requirements of the Securities Act.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any Person so as to bring the offering and sale of such Securities by the Company within the registration provisions of the Securities Act.  The Company has filed all notices and satisfied all registration or qualification requirements of any state securities or Blue Sky law of any applicable jurisdiction with respect to the offer, issuance and sale of the Securities or required by the Ancillary Agreements.

                           5.11      Broker’s or Finder’s Commissions.  Other than the fee payable to the Placement Agent, including the Placement Agent Warrants (which will be paid by the Company) no broker’s or finder’s or placement fee or commission will be payable with respect to the sale or the issuance of the Securities contemplated hereby or by the Ancillary Agreements as a result of any act or omission by the Company, and the Company will hold the Purchasers harmless from any claim, demand or liability for broker’s or finder’s or placement fees or commissions alleged to have been incurred in connection with the sale or the issuance of the Securities, due to any actions or omissions by the Company or its Subsidiaries or any of their respective directors, officers or agents.

                           5.12      Application of Proceeds.  The net proceeds of the sale of the Series A Preferred Stock will be used by the Company in the manner described in Schedule 5.12.

                           5.13      Intellectual Property

                           (a)         The Company and its Subsidiaries exclusively own or possess the requisite licenses or rights (on reasonable commercial terms) to use all patents, trade secrets, trademarks, service marks, service names, trade names, copyrights and other intellectual property rights necessary to enable each of them to conduct their respective businesses as now operated (collectively, the “Company IP”) except for those items listed on Schedule 5.13(a), which rights shall have been obtained by the Closing Date.  Schedule 5.13(a) sets forth a full and complete list of all intellectual property rights of the Company and its Subsidiaries.  There is no claim or action by any Person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, that challenges the rights of the Company or its Subsidiaries with respect to any Company IP.  To the Company’s knowledge, neither the Company’s nor any of its Subsidiaries’ current and intended products and services infringe on any patents, licenses, trademarks, service marks, service names, trade names, copyrights or other intellectual property rights held by any Person and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances that might give rise to any of the foregoing.

                           (b)        Except as set forth in Schedule 5.13(b), no proceedings or claims in which the Company alleges that any Person is infringing upon, or otherwise violating, any Company IP are pending, and none has been served by, instituted or asserted by the Company or any of its Subsidiaries, nor are any proceedings threatened alleging any such violation or infringement.

                           (c)         The Company has taken and will take all commercially reasonable actions that are necessary or advisable in order to fully protect the Company IP, in a manner consistent with prudent commercial practice.

                           5.14      Taxes.  The Company and each of its Subsidiaries has timely filed (or caused to be filed) all Tax Returns that are required to be filed by (or with respect to) it on or before the date hereof and has paid all Taxes due on or before the date hereof whether or not reflected on such Tax Returns, including pursuant to any assessment received by it.  All such Tax Returns were true, correct and complete in all material respects.  None of such Tax Returns has been audited by the relevant taxing authority, and no taxing authority has notified (or threatened) the Company or any of its Subsidiaries, orally or in writing, that such taxing authority will or may audit any such return.  The Company and its Subsidiaries have complied with all requirements of the Code, the Treasury Regulations and any state, local or foreign law relating to the payment and withholding of Taxes relating to them, and the Company and each of its Subsidiaries have, within the time and in the manner prescribed by applicable law, paid over to the proper taxing authorities all amounts required to be so withheld and paid over relating to them.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes or other governmental charges are adequate to cover any liability of the Company and its Subsidiaries for Taxes through the date hereof.  There are no liens for Taxes with respect to any asset of the Company or any of its Subsidiaries, except for liens with respect to Taxes that are not yet due and payable.  No taxing authority in a jurisdiction where the Company or any of its Subsidiaries, as the case may be, does not file tax returns has made a claim, assertion or threat that the Company or any of its Subsidiaries is or may be subject to taxation in such jurisdiction.

                           5.15      ERISA.

                           (a)         Schedule 5.15 sets forth each plan, agreement, arrangement or commitment that is an employment or consulting agreement, executive or incentive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, employee stock option or stock purchase plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any severance, holiday, vacation, Christmas or other bonus plans (including, but not limited to, “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), maintained by the Company or any of its Subsidiaries for any present or former employees, officers or directors of the Company or any of its Subsidiaries (“Company Personnel”) or with respect to which the Company or any of its Subsidiaries has liability or makes or has an obligation to make contributions (“Employee Plans”).

                           (b)        Except as to the Union Plan, the Company has provided the Purchasers with access to (i) copies of all Employee Plans or, in the case of an unwritten plan, a written description thereof, (ii) copies of any annual, financial or actuarial reports and Internal Revenue Service determination letters relating to such Employee Plans and (iii) copies of all summary plan descriptions (whether or not required to be furnished under ERISA) and employee communications relating to such Employee Plans that materially modify an existing summary plan description and have been distributed to Company Personnel, in each case under this clause (iii), existing or in effect during or within the past five years.

                           (c)         Except as set forth on Schedule 5.15(c), no Employee Plan except the Union Plan (which is excluded from this Section 5.15(c) representation and warranty) entitles Company Personnel to (i) any pension benefit that is unfunded or (ii) any pension or other benefit to be paid after termination of employment other than required by Section 601 of ERISA or pursuant to plans intending to be qualified under Section 401(a) of the Code and listed on the Schedule 5.15(c), and no other benefits whatsoever are payable to any Company Personnel after termination of employment (including retiree medical and death benefits).

                           (d)        Each Employee Plan, except the Union Plan (which is excluded from this Section 5.15(d) representation and warranty), that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (ii) unfunded.

                           (e)         Each Employee Plan, except the Union Plan (which is excluded from this Section 5.15(e) representation and warranty) by its terms and operation is in compliance in all material respects with all applicable laws (including, but not limited to, ERISA, the Code and the Age Discrimination in Employment Act of 1967, as amended).

                           (f)         There are no actions, suits or claims pending or, to the Company’s knowledge, threatened against any Employee Plan or administrator or fiduciary of any such Employee Plan (other than routine noncontested claims for benefits) nor, to the Company’s knowledge, does any set of circumstances exist that may reasonably give rise to such a claim.  As to each Employee Plan for which an annual report is required to be filed by the Company under ERISA or the Code, all such filings, including schedules, have been made on a timely basis and with respect to the most recent report regarding each such Employee Plan liabilities do not exceed assets, and no material adverse change has occurred with respect to the financial materials covered thereby.

                           (g)        Except as set forth on Schedule 5.15(g), neither the Company nor any entity that is or was at any time treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code has at any time (i) maintained, contributed to or been required to contribute to any plan under which more than one employer makes contributions (within the meaning of Section 4064(a) of ERISA) or any plan that is a multiemployer plan, (ii) incurred or expects to incur any liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA or (iii) incurred or expects to incur liability in connection with an “accumulated funding deficiency” within the meaning of Section 412 of the Code whether or not waived.

                           (h)        Each Employee Plan except the Union Plan (which is excluded from this Section 5.15(h) representation and warranty) intended to be qualified under Section 401(a) of the Code and, if applicable, Section 401(k) of the Code has received a favorable determination letter from the Internal Revenue Service stating that such Employee Plan is qualified under Section 401(a) and, if applicable, Section 401(k) of the Code and the related trust is exempt from tax under Section 501(a) and nothing has occurred since the date of such letter to cause the letter to be no longer valid or effective.

                           (i)          Neither the Company nor, to the knowledge of the Company, any other Person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), that could subject any of the Employee Plans (or their trusts), the Company, or any Person who the Company has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.  No “reportable event” (as such term is defined in Section 4043 of ERISA) for which the notice requirement has not been waived by the Pension Benefit Guaranty Corporation has occurred or is expected to occur with respect to any Employee Plan and the Company will provide each Purchaser notice of any reportable events upon learning of the same.

                           (j)          Except as set forth on Schedule 5.15(j), the events contemplated by this Agreement (either alone or together with any other event) will not (i) entitle any Company Personnel to severance pay, unemployment compensation, or other similar payments under any Employee Plan or law, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Employee Plan or compensation to any Company Personnel, (iii) result in any payments (including parachute payments) under any Employee Plan or law becoming due to any Company Personnel or (iv) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Employee Plan.

                           (k)         Except as set forth in Schedule 5.15(k), neither the Company nor any of its Subsidiaries (nor any entity that is or was at any time treated as a single employer with the Company or any Subsidiary under Section 414(b), (c), (m) or (o) of the Code or ERISA) has any obligation or liability (contingent or otherwise) relating to or in connection with the Union Plan.  The Union Plan is not subject to Title IV of ERISA.  Except as set forth in Schedule 5.15(k), all contributions required to be made by the Company or any Subsidiary to the Union Plan have been made when due and, to the best of the Company’s knowledge, if the Company and/or any of its Subsidiaries were to withdraw from the Union Plan on the Closing Date, neither the Company nor any of its Subsidiaries would incur any liability relating to or in connection with the Union Plan.

                           5.16      Environmental.

                           (a)         Except as set forth on Schedule 5.16(a), the Company and its Subsidiaries comply, and the Company, its Subsidiaries and their respective predecessors at all times during their existence have complied, with all applicable Environmental Laws (as defined below).

                           (b)        There is not now pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, any action, claim, proceeding or investigation, nor has the Company, its Subsidiaries, or any of their respective predecessors received any notice, claim, demand letter or request for information at any time, alleging that the Company, any of its Subsidiaries, or any of their respective predecessors may be or is in violation of, or liable under, any Environmental Law, nor does there exist any basis for any such action, claim, proceeding or investigation.

                           (c)         Except as disclosed on Schedule 5.16(c), there are no Hazardous Substances (as defined below) located on any of the properties currently or formerly owned or operated by the Company, any of its Subsidiaries or any of their respective predecessors (including soil, groundwater and surface features and buildings and structures thereon) (the “Properties”), and none of the Properties contains, or has contained, any underground improvements, including, but not limited to, treatment or storage tanks, sumps, water, gas or oil wells, or associated piping.

                           (d)        The Company and its Subsidiaries do not have any contingent liability in connection with a Release (as defined below) or threatened Release of any Hazardous Substance at any location.

                           (e)         To the knowledge of the Company and its Subsidiaries, there are no present or past Environmental Conditions (as defined below) in any way related to the Company, any of its Subsidiaries, or any of their respective predecessors that have, or may have, individually or in the aggregate, a material adverse effect with respect to any Property or the business or condition of the Company and its Subsidiaries, taken as a whole.

                           (f)         As used herein, “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, judgment, opinion, common law or binding equitable principle or agency requirement relating to pollution, contamination, wastes, hazardous material or the protection of the environment, human health or safety.

                           (g)        As used herein, “Hazardous Substance” means any substance that is listed, classified under or regulated by any governmental authority pursuant to any Environmental Law, including, without limitation, any petroleum product or by–product, asbestos–containing material, lead–containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon.

                           (h)        As used herein, “Release” means any release, spill, emission, leaking, pumping, injection, deposit, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Hazardous Substance.

                           (i)          As used herein, “Environmental Condition” means the Release or threatened Release of any Hazardous Substance upon, under, in or about any of the Properties, or any other circumstance involving any Property or the Company, any of its Subsidiaries, or any of their respective predecessors that could be expected to result in any claim, liability, costs or losses, or any restriction on the ownership, use or transfer of any Property pursuant to any Environmental Law.

                           5.17      Insurance.  The Company maintains or is covered by valid policies of workers’ compensation insurance, product liability insurance, and of insurance with respect to its properties and business.  The Company currently maintains in full force insurance covering the respective risks of the Company and its Subsidiaries of such types and in such amounts, with such deductibles and with such insurance companies as are customary for other companies engaged in similar lines of business.  The Company currently maintains key man life insurance for each of John Mitola and Brian Kawamura in the amount of $5,000,000, which is and will remain in full force and effect through December 31, 2005.  Schedule 5.17 lists all insurance policies, the name of the insurer, a description of the policy, the amount of coverage, the amount of any deductible, the amount of the premium and the expiration date of the policy.

                           5.18      Transactions with Affiliates.  Except as set forth on Schedule 5.18, neither the Company nor any of its Subsidiaries is directly or indirectly a party to or otherwise involved in any transaction including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate.  The Company has delivered to the Purchasers copies of all agreements and documents related to all transactions listed on Schedule 5.18.

                           5.19      Employees; Labor Matters.  Except as set forth in Schedule 5.19, the Company is not a party to any labor agreement with respect to its employees with any labor organization, group or association.  Except as set forth on Schedule 5.19, the Company is not delinquent in payments to any of the employees of the Company for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees.  The Company is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice.  Except as set forth in Schedule 5.19, there is no unfair labor practice charge or complaint against the Company pending before any Governmental Authority arising out of the Company’s activities, and the Company has no knowledge of any facts or information that would give rise thereto.  There is no labor strike or labor disturbance pending or threatened against the Company nor, except as set forth in Schedule 5.19, is any grievance currently being asserted, and the Company has not experienced a work stoppage or other labor difficulty. The Company has not received any information indicating that any of its employment policies or practices is currently being audited or investigated by any Governmental Authority.  The Company is, and at all times has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

                           5.20      Customers, Suppliers and Distributors.  Schedule 5.20 sets forth a listing of each customer that accounted for more than $100,000 in revenue for the Company for the year ended December 31, 2000 (collectively, the “Customers”).  The relationships of the Company with its Customers, suppliers, distributors and manufacturer’s representatives are good commercial working relationships.  To the knowledge of the Company, no Customer, supplier, distributor or manufacturer’s representative of the Company intends to terminate or materially reduce its business relationship with the Company for any reason.

                           5.21      Investor Rights Agreements.  Schedule 5.21 lists all agreements with any Person in which the Company has granted registration rights with respect to its capital stock.  The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to Purchasers in the Investor Rights Agreement or otherwise conflicts with the provisions thereof.  Upon obtaining the approvals and waivers set forth in Schedule 5.21, which the Company shall obtain prior to the Closing, the rights to be granted to the Purchasers under the Investor Rights Agreement do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.

                           5.22      Agreements with Stockholders.  Schedule 5.22 lists all agreements, arrangements or understandings between the Company and one or more stockholders of the Company relating to the transfer of any class of securities of the Company (including, without limitation, tag–along rights, drag–along rights, rights of first offer or any similar rights or obligations) or voting of any class of securities of the Company.  The Company has delivered to the Purchasers copies of all agreements and documents relating thereto.

                           5.23      Company Qualifies as a “Smaller Enterprise”.  The Company qualifies as a “smaller enterprise” under the Code of Federal Regulations, such that a small business investment company is permitted to make an investment in the Company.

                           5.24      Projections.  Prior to the date hereof, the Company and the Placement Agent delivered to the Purchasers financial projections relating to the Company dated May 25, 2001 (the “Projections”). In the reasonable opinion of management of the Company, the assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable as of the date hereof and as of the Closing Date.  The Projections have been prepared in good faith and give effect to the transactions contemplated by this Agreement and the Ancillary Agreements.

                           5.25      Commission Documents.  Except as set forth in Schedule 5.25, the Company has filed all registration statements, proxy statements, information statements, reports and other documents required to be filed by it under the Securities Act or the Exchange Act, and all amendments thereto (collectively, the “Commission Documents”)  Each Commission Document when filed with the Commission was true and accurate in all material respects and in compliance in all material respects with the requirements of its respective report form and the rules and regulations of the Commission.  No Commission Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which made, not misleading.

                           5.26      Disclosure.  Neither this Agreement nor any other document, certificate or statement prepared by or on behalf of the Company by its authorized representatives or agents and furnished to or made available to the Purchasers in writing by or on behalf of the Company by its authorized representatives or agents in connection herewith, including without limitation, the PPM, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements contained herein and therein, in the light of the circumstances under which made, not misleading.

ARTICLE VI
REPRESENTATIONS OF THE PURCHASERS

             Each Purchaser represents and warrants as to itself only as follows:

                           6.1        Investment Purpose.  Purchaser is purchasing the Securities for Purchaser’s own account for investment only and not with a view toward or in connection with the public sale or distribution thereof.  Purchaser will not resell the Securities or the capital stock issued upon conversion of any such Securities (the “Conversion Stock”) except pursuant to sales that are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and/or sales registered under the Securities Act and all applicable state securities laws.  Purchaser understands that Purchaser may bear the economic risk of this investment indefinitely, unless the Securities and/or the Conversion Stock are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering the Securities or the Conversion Stock other than as contemplated by the Investor Rights Agreement.

                           6.2        Accredited Investor Status.  Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  By reason of its business and financial experience, sophistication and knowledge, Purchaser is capable of evaluating the risks and merits of the investment made pursuant to this Agreement.

                           6.3        Authorization;  Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Purchaser and is the legally valid and binding agreement of Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.  As of the Closing Date, each Ancillary Agreement to which Purchaser is a party will be the legally valid and binding agreement of Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

                           6.4        Broker’s or Finder’s Commissions.  Other than the fee and Placement Agent Warrants payable to the Placement Agent (which will be paid by the Company) no broker’s or finder’s or placement fee or commission will be payable with respect to the sale or the issuance of the Securities as a result of any act or omission by the Purchaser, and such Purchaser will hold the Company harmless from any claim, demand or liability for broker’s or finder’s or placement fees or commissions alleged to have been incurred in connection with the sale or the issuance of the Securities, due to any actions of the Purchaser.

ARTICLE VII
TERMINATION

                           7.1        Termination.  This Agreement may be terminated at any time with respect to the applicable parties prior to the Closing:

                           (a)         by mutual written agreement of the Company and the Purchasers;

                           (b)        by a Purchaser, (provided that the terminating party (or parties) is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if the Closing shall not have been consummated on or before September 17, 2001; provided, however, if American National Bank or another lender advances not less than $1.0 million aggregate principal amount of additional senior debt financing to the Company prior to such date and Newcourt has agreed, in writing, to extend the maturity date on all Bridge Notes to October 15, 2001, then such date shall be automatically extended from September 17, 2001 to October 15, 2001;

                           (c)         by a Purchaser, on the one hand, or the Company, on the other hand, if a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

                           (d)        by a Purchaser, on the one hand, or the Company, on the other hand, (provided that the terminating party (or parties) is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a material breach by the other party (or parties) of any representation or warranty contained in this Agreement that cannot be or has not been cured within ten (10) days after the giving of written notice to the breaching party of such breach; or

                           (e)         by a Purchaser, on the one hand, or the Company, on the other hand, (provided that the terminating party (or parties) is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement that cannot be or has not been cured within ten (10) days after the giving of written notice to the breaching party of such breach.

                           7.2        Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 7.1, except as set forth below, this Agreement shall forthwith become void with respect to the applicable parties and there shall be no liability on the part of any such party hereto (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party); provided, however, that nothing contained in this Agreement shall relieve any party from liability for any breach of this Agreement and provided further that Article VIII shall survive termination of this Agreement. In the event this Agreement is terminated with respect to any Purchaser for any reason other than a breach of this Agreement by such Purchaser, then the Company shall pay to each such Purchaser an amount equal to the difference between (i) the interest that would have been earned on such Purchaser’s Escrowed Funds from the date such Escrowed Funds were deposited with the Escrow Agent until the date such Escrowed Funds are repaid to such Purchaser in accordance with the terms of the Escrow Agreement at an interest rate equal to such Purchaser’s internal cost of funds and (ii) the amount of interest paid to such Purchaser by the Escrow Agent pursuant to the terms of the Escrow Agreement.   Such payment will be made by the Company to each Purchaser within ten (10) Business Days of receiving from such Purchaser a calculation of such Purchaser’s cost of funds, which calculation shall be certified by such Purchaser’s chief financial officer.

ARTICLE VIII
INDEMNIFICATION

                           8.1        Indemnification by Company.  In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and their respective officers, directors, agents, employees and partners (each, an “indemnified party”) to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), damages or other liabilities (“Losses”) resulting from (i) any breach of any representation or warranty, covenant or agreement of the Company in this Agreement, or (ii)  any legal, administrative or other actions (including actions brought by any equityholders of the Company or derivative actions brought by any Person claiming through the Company or in the Company’s name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of any of the Transaction Documents or the Securities, the transactions contemplated hereby or thereby, or any indemnified person’s role therein; provided, however, that the Company shall not be liable under this Section 8.1: (a) for any amount paid in settlement of claims without the Company’s consent (which consent shall not be unreasonably withheld or delayed), or (b) to the extent that it is finally judicially determined that such Losses resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party or a breach of such Purchaser’s representations in Article VI; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws.  In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified party; provided, however, that in no event shall the Company be required to pay fees and expenses under this Article VIII for more than one firm of attorneys in addition to the firm of attorneys representing the Company in any jurisdiction in any one legal action or group of related legal actions; provided, further, that if an indemnified party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party.

                           8.2        Notification.  Each indemnified party under this Article VIII shall, promptly (and in any event within 20 days), after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the Company under this Article VIII, notify the Company in writing of the commencement thereof.  The failure of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability that it may have to such indemnified party pursuant to this Article VIII, except to the extent that such failure causes material prejudice to the Company.  In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense.  Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company’s expense and to control its own defense of such action or proceeding if, in the reasonable written opinion of counsel to such indemnified party (obtained at the expense of the Company), (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (b) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees and expenses under this Article VIII for more than one firm of attorneys in addition to the firm of attorneys representing the Company in any jurisdiction in any one legal action or group of related legal actions.  The Company shall not, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or that requires action other than the payment of money by the Company.  The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

                           8.3        Investor Rights Agreement.  Notwithstanding anything to the contrary in this Article VIII, the indemnification and contribution provisions of the Investor Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                           8.4        Survival of Provisions of Article VIII.  The obligations of the Company under this Article VIII shall survive indefinitely.

ARTICLE IX
MISCELLANEOUS

                           9.1        Dividend Payments.  The Company agrees that, so long as any Purchaser shall hold any Series A Preferred Stock, the Company will make any cash payments with respect thereto pursuant to the terms of the Certificate of Designations by wire transfer of immediately available funds for credit to such Purchaser’s account in the United States of America as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any share of Series A Preferred Stock with respect to the place of payment.  The Company agrees to afford the benefits of this Section 9.1 to any permitted transferee of any Series A Preferred Stock purchased by any Purchaser hereunder.

                           9.2        Expenses.  The Company agrees to pay, and save the Purchasers harmless against liability for the payment of, all reasonable out–of–pocket expenses arising in connection with (a) the negotiation and execution of the Transaction Documents and the Certificate of Designations and the issuance of the Securities, including all taxes (including any intangible personal property tax, together in each case with interest and penalties, if any, and also including any filing fees payable to any governmental authority, and any income tax payable by any Purchaser in respect of any reimbursement for any such tax or fee) that may be payable in respect of the execution and delivery of the Transaction Documents or the issuance, delivery or acquisition (but not the holding, ownership or transfer) of any of the Securities issued pursuant to this Agreement or any Common Stock issuable upon conversion of any Series A Preferred Stock or upon exercise of the Common Stock Warrants or the Placement Agent Warrants, (b) the reasonable fees and expenses of Purchasers’ special counsel, Latham & Watkins, in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated by the Note Purchase Agreement, and any subsequent modification thereof or consent thereto (including any proposed modification or consent, whether or not finalized), (c) the reasonable fees and expenses of each individual Purchaser’s special counsel, in an amount not to exceed $25,000 per Purchaser, in connection with the Transaction Documents and the Certificate of Designations, and any subsequent modification thereof or consent thereto (including any proposed modification or consent, whether or not finalized), and (d) the cost and expenses, including reasonable attorney’s fees, incurred by Purchasers in enforcing any of their rights hereunder, including, without limitation, costs and expenses incurred in any bankruptcy case.  The obligations of the Company under this Section 9.2 shall survive the transfer of any Securities by any Purchaser.

                           9.3        Restrictive Legends.  The Securities shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

THE SHARES OF COMMON STOCK ISSUABLE UPON THE [CONVERSION] [EXERCISE] OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT, A STOCKHOLDERS AGREEMENT AND A TRADING AGREEMENT, AS EACH OF THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY.

                           9.4        Consent to Amendments.  This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent of each Purchaser to such amendment, action or omission to act.  Any consideration given to any holder to obtain his, her or its consent under this Agreement or any Ancillary Agreement or with respect to the Series A Preferred Stock shall be given pro rata to all holders of shares of Series A Preferred Stock whether or not they give consent.  Each holder of any shares of Series A Preferred Stock at the time or thereafter outstanding (or of shares of Common Stock entitled to any rights hereunder) shall be bound by any consent authorized by this Section 9.4, whether or not such shares of Series A Preferred Stock shall have been marked to indicate such consent, but any shares of Series A Preferred Stock issued thereafter may bear a notation referring to any such consent.  No course of dealing between the Company and the holder of any shares of Series A Preferred Stock nor any delay in exercising any rights hereunder or under any shares of Series A Preferred Stock shall operate as a waiver of any rights of any holder of such shares of Series A Preferred Stock.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                           9.5        Notices to Subsequent Holder.  Except as otherwise provided herein, if any shares of Series A Preferred Stock shall have been transferred to another holder and that holder shall have designated in writing the address to which communications with respect to such shares of Series A Preferred Stock shall be mailed, all notices, certificates, requests, statements and other documents required to be delivered to the Purchaser by any provision hereof shall also be delivered to each such holder.

                           9.6        Survival of Representations, Warranties and Indemnities.  All representations, warranties, covenants and agreements contained herein or made in writing by the Company in connection herewith shall survive the execution, delivery and performance of this Agreement and the Ancillary Agreements, regardless of any investigation made by any Purchaser or on such Purchaser’s behalf.

                           9.7        Successors and Assigns.  Except as otherwise provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                           9.8        Notices.  All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by certified or registered mail, return receipt requested or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

                                        (i)          If to the Company:

                                                     1280 Landmeier Road
                                                     Elk Grove Village, IL  60007
                                                      Fax No. 847-437-4969
                                                     Attention:  General Counsel.

                                        (ii)         If to a Purchaser:  at the address set forth on Schedule I.

                           9.9        Accounting Terms.  Unless otherwise set forth herein, all accounting terms and provisions in this Agreement or any Ancillary Agreement shall be construed to be as determined in accordance with generally accepted accounting principles in the United States then in effect.

                           9.10      Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.  This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement is sought.

                           9.11      Headings; Table of Contents.  The descriptive headings of the several paragraphs of this Agreement and the table of contents are inserted for convenience only and do not constitute a part of this Agreement.

                           9.12      Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto.  Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

                           9.13      Non-Business Days.  If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Agreement, shall not be a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day, with the same force and effect as if done on the nominal date provided in this Agreement.

                           9.14      Further Assurances.  The Company shall from time to time and at all times hereafter make, do, execute or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances, without further consideration, that may reasonably be required to effect the transactions contemplated by this Agreement or any Ancillary Agreement.

                           9.15      Integration.  This Agreement and the Ancillary Agreements, together with the exhibits hereto and thereto, embody the entire agreement by and among the parties hereto with respect to the matters set forth herein and supersede any and all previous agreements, whether oral or written, on the same subject matter.

[SIGNATURE PAGE TO FOLLOW]

                           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY	PURCHASERS

ELECTRIC CITY CORP.,	NEWCOURT CAPITAL USA INC.,
a Delaware corporation	a Delaware corporation

By: /s/ John Mitola	By: /s/ Guy Piazza

Name: John Mitola	Name: Guy Piazza
Title: Chief Executive Officer
Title: Vice President

EP POWER FINANCE, L.L.C.,
a Delaware limited liability company

By: /s/ Paul E. McGlinn

	Name	Paul E. McGlinn
	Title:	Managing Director

MORGAN STANLEY DEAN WITTER
EQUITY FUNDING, INC., a Delaware corporation

By: /s/ Thomas A. Clayton

	Name:	Thomas A. Clayton
	Title:	Vice-President

ORIGINATORS INVESTMENT PLAN, L.P., a Delaware limited partnership

By: MSDW OIP Investors, Inc., its general partner
By: /s/ Thomas A. Clayton

	Name:	Thomas A. Clayton
	Title:	Vice-President

DUKE CAPITAL PARTNERS, LLC,
a Delaware limited liability company
By: /s/ Gerald S. Stalun

Name: Gerald S. Stalun

Title: EVP + Managing Director

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

SCHEDULE I

Purchaser	No. of Shares of Series A Preferred Stock	No. of Series A Preferred Stock Warrants	No. of Shares of Common Stock	No. of Common Stock Warrants	Total Aggregate Purchase Price

EP Power Finance, L.L.C. 225 W. Washington St., Suite 2185 Chicago, IL 60606 Fax: (312) 263-6906 Attn : Rick Noble and Mark Tarini at Two Newton Executive Park Suite 200 Newton, MA 02462 Fax:(617)597-3049	400,000	100,000	80,217	750,000	$4,000,000

Newcourt Capital USA Inc. 1211 Ave of the Americas, 22nd Floor New York, NY 10036 Fax: (212) 382-9033 Attn: Guy Piazza	400,000	100,000	80,217	750,000	$4,000,000

Morgan Stanley Dean Witter Equity Funding, Inc. 1585 Broadway New York, NY 10036 Fax: (212) 761-0260 Attn: Thomas A. Clayton Barry Kupferberg	380,000	95,000	76,206	712,500	$3,800,000

Originators Investment Plan, L.P. 1585 Broadway New York, NY 10036 Fax: (212) 761-0260 Attn: Thomas A. Clayton Barry Kupferberg	20,000	5,000	4,011	37,500	$200,000

Duke Capital Partners, LLC 128 S. Tryon St., Suite 1100 Charlotte, NC 28202 Fax: (704) 373-4242 Attn: Dean D’Angelo	400,000	100,000	80,217	750,000	$4,000,000

ARTICLE I DEFINITIONS

ARTICLE II ISSUE, PURCHASE AND SALE OF THE SECURITIES
2.1	Authorization of Issuance of Series A Preferred Stock
2.2	Purchase and Sale of Securities
2.3	Additional Purchase and Sale of Series A Preferred Stock and Series A Preferred Stock Warrants
ARTICLE III CONDITIONS OF CLOSING
3.1	Purchaser Conditions to Closing
3.2	Company Conditions to Closing
ARTICLE IV CERTAIN COVENANTS
4.1	Conduct of the Business
4.2	Financial Statements and Other Reports
4.3	Corporate Existence; Licenses and Permits; Maintenance of Properties
4.4	Securities Exchange
4.5	Stockholder Approval
4.6	Best Efforts
4.7	Insurance
4.8	Placement Agent Fee For Series A Preferred Stock Warrants
4.9	Amendments to Existing Trading Agreements
4.10	Waivers
4.11	Hoppensteadt’s Right of First Refusal
4.12	American National Bank
ARTICLE V REPRESENTATIONS, COVENANTS AND WARRANTIES
5.1	Organization; Standing and Qualification of Company and its Subsidiaries; Corporate Authority
5.2	Capital Stock
5.3	No Defaults
5.4	Burdensome and Conflicting Agreements and Charter Provisions
5.5	Title to Assets, Etc.
5.6	Leases
5.7	Contracts
5.8	Financial Statements
5.9	Actions Pending
5.10	Offering of Securities
5.11	Broker’s or Finder’s Commissions
5.12	Application of Proceeds
5.13	Intellectual Property
5.14	Taxes
5.15	ERISA
5.16	Environmental
5.17	Insurance
5.18	Transactions with Affiliates
5.19	Employees; Labor Matters
5.20	Customers, Suppliers and Distributors
5.21	Investor Rights Agreements
5.22	Agreements with Stockholders
5.23	Company Qualifies as a “Smaller Enterprise”
5.24	Projections
5.25	Commission Documents
5.26	Disclosure
ARTICLE VI REPRESENTATIONS OF THE PURCHASERS
6.1	Investment Purpose
6.2	Accredited Investor Status
6.3	Authorization; Enforcement
6.4	Broker’s or Finder’s Commissions
ARTICLE VII TERMINATION
7.1	Termination
7.2	Effect of Termination
ARTICLE VIII INDEMNIFICATION
8.1	Indemnification by Company
8.2	Notification
8.3	Investor Rights Agreement
8.4	Survival of Provisions of Article VIII
ARTICLE IX MISCELLANEOUS
9.1	Dividend Payments
9.2	Expenses
9.3	Restrictive Legends
9.4	Consent to Amendments
9.5	Notices to Subsequent Holder
9.6	Survival of Representations, Warranties and Indemnities
9.7	Successors and Assigns
9.8	Notices
9.9	Accounting Terms
9.10	Governing Law
9.11	Headings; Table of Contents
9.12	Counterparts
9.13	Non-Business Days
9.14	Further Assurances
9.15	Integration

EXHIBIT "A"

FORM OF CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RELATIVE, PARTICIPATING, OPTIONAL AND
OTHER SPECIAL RIGHTS OF PREFERRED STOCK
AND QUALIFICATIONS, LIMITATIONS
AND RESTRICTIONS THEREOF

OF

SERIES A CONVERTIBLE
PREFERRED STOCK

OF

ELECTRIC CITY CORP.

PURSUANT TO SECTION 151 OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                           Electric City Corp., a Delaware corporation (the “Corporation”), certifies that pursuant to the authority contained in Article 4 of its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting called and held on July 27, 2001 adopted the following resolution, which remains in full force and effect on the date hereof:

RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $.01 per share, which series shall be designated as “Series A Convertible Preferred Stock,” shall consist of 3,700,000 shares and shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

                           1. Definitions.  The following terms when used herein shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

                           “Board” means Board of Directors of the Corporation.

                           “Business Day” means a day other than a Saturday or Sunday, or other day on which commercial banks in the City New York are authorized or required by law or executive order to close.

                           “By-laws” means the by-laws of the Corporation.

                           “Change of Control Transaction” means a transaction which results in the occurrence of any of the following events:  (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding voting stock of the Corporation; (ii) the Corporation consolidates with or merges with or into another person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with or merges with or into the Corporation, in any such event, pursuant to a transaction in which the outstanding voting stock of the Corporation is converted into or exchanged for cash, securities or other property; (iii) any person consolidates with or merges with or into a subsidiary of the Corporation and such consolidation or merger results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation or results in the holders of the outstanding voting securities of this Corporation immediately prior to such transaction holding less than a majority of the voting securities of this Corporation or the surviving entity immediately thereafter; or (iv) the Corporation is liquidated or dissolved or a special resolution is passed by the stockholders of the Corporation approving the plan of liquidation or dissolution.

                           “Closing Price” means the closing price of the Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national security exchange or automated quotation services on which the Common Stock is then listed for trading).

                           “Common Stock” means the Corporation’s authorized common stock, par value $.0001 per share.

                           “Conversion Date” shall have the meaning set forth in Section 7(c) hereof.

                           “Conversion Price” shall have the meaning set forth in Section 7(a) hereof.

                           “Conversion Shares” shall have the meaning set forth in Section 7(a) hereof.

                           “Convertible Securities” shall have the meaning set forth in Section 7(e)(i) hereof.

                           “Dividend Payment Date” shall have the meaning set forth in Section 3(a) hereof.

                           “Dividend Rate” shall have the meaning set forth in Section 3(a) hereof.

                           “Dividend Record Date” shall have the meaning set forth in Section 3(a) hereof.

                           “Junior Stock” shall have the meaning set forth in Section 3(b) hereof.

                           “Liquidation Amount” means the higher of (i) 200% of the Stated Value plus any accrued but unpaid dividends, and (ii) the Market Price of the number of shares of Common Stock into which one (1) share of Series A Preferred Stock is convertible.

                           “Market Price” shall have the meaning set forth in Section 7(e)(vi) hereof.

                           “Notice of Redemption” shall have the meaning set forth in Section 5(c) hereof.

                           “Parity Stock” means any class or series of stock of the Corporation authorized after the date of issuance of the Series A Preferred Stock in accordance with Section 6(e) hereof ranking on a parity with the Series A Preferred Stock in respect of the right to receive dividends or the right to participate in any distribution upon liquidation.

                           “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

                           “Purchase Rights” shall have the meaning set forth in Section 7(f)(ii) hereof.

                           “Redemption Date” shall have the meaning set forth in Section 5(c) hereof.

                           “Redemption Price” shall have the meaning set forth in Section 5(b) hereof.

                           “Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of July 31, 2001 by and among the Corporation and certain investors party thereto, as the same may be amended from time to time.

                           “Senior Stock” means any class or series of stock of the Corporation authorized after the date of issuance of the Series A Preferred Stock in accordance with Section 6(e) hereof ranking senior to the Series A Preferred Stock in respect of the right to receive dividends or the right to participate in any distribution upon liquidation.

                           “Series A Preferred Stock” shall have the meaning set forth in Section 2 hereof.

                           “Series A Preferred Stock Issue Date” means the date of the initial Closing (as defined therein) under the Securities Purchase Agreement.

                           “Stated Value” shall have the meaning set forth in Section 2 hereof.

                           2. Designation and Amount.  The designation of the series of the Preferred Stock shall be “Series A Convertible Preferred Stock,” par value $.01 per share (the “Series A Preferred Stock”).  The number of shares of Series A Preferred Stock shall be 3,700,000.  The Series A Preferred Stock shall be assigned a stated value of $10.00 per share (as adjusted for stock splits, stock combinations, recapitalizations and the like, the “Stated Value”).

                           3. Dividends.

                                        (a)         Rate, etc.  The holders of shares of Series A Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, cumulative dividends from the date of issue thereof, on the Stated Value plus any accrued but unpaid dividends, at an annual rate equal to ten percent (10%) (the “Dividend Rate”) through and including the first Dividend Payment Date following the third anniversary of the Series A Preferred Stock Issue Date, after which the Dividend Rate shall increase by one-half of one percent (0.5%) every six months up to a maximum rate of fifteen percent (15%) per annum.  Dividends hereunder shall be calculated on the basis of a 360–day year consisting of twelve 30-day months, accruing and payable quarterly, in arrears, on the last day in June, September, December and March of each year (each a “Dividend Payment Date”), commencing on September 30, 2001 until such time as the Series A Preferred Stock is retired in full; provided, however, that with respect to such first Dividend Payment Date, the holders of shares of Series A Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, a cumulative dividend in respect of each share of Series A Preferred Stock in the amount of (i) $0.25 multiplied by (ii) a fraction equal to (A) the number of days from (and including) the date of the Securities Purchase Agreement to (but excluding) such Dividend Payment Date divided by (B) 90.  If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day with the same effect as though made on such Dividend Payment Date.  Through and including the first Dividend Payment Date following the third anniversary of the Series A Preferred Stock Issue Date, dividends on the Series A Preferred Stock may be paid in cash or additional shares of Series A Preferred Stock at the sole discretion of the Board.  The cash equivalent of a share of Series A Preferred Stock shall be the Stated Value.  After the first Dividend Payment Date following the third anniversary of the Series A Preferred Stock Issue Date, dividends on the Series A Preferred Stock shall be paid by the Corporation in cash only.  Dividends shall accrue and be cumulative with respect to each share of Series A Preferred Stock from the date of original issuance whether or not earned or declared.  Except as otherwise required by law, the “Dividend Record Date” with respect to the next succeeding Dividend Payment Date shall be the date ten (10) Business Days prior to such Dividend Payment Date.  Upon conversion of any shares of Series A Preferred Stock, dividends shall be paid as provided in Section 7 hereof.

                                        (b)        Rank, etc.

                                        Unless full dividends, if applicable, on all outstanding shares of Series A Preferred Stock that have previously become due and payable, have been paid or are contemporaneously declared and paid (or declared and a sum sufficient for the payment thereof is set apart for such payment), the Corporation shall not (i) declare or pay any dividend on (A) the Series A Preferred Stock, except if such dividend is allocated pro rata on a share–by–share basis among all shares of Series A Preferred Stock at that time outstanding, (B) any other class of Parity Stock, except if such dividend is allocated pro rata on a share–by–share basis among all shares of Series A Preferred Stock and any other class of Parity Stock at that time outstanding taken together as a class, (C) the Common Stock or (D) on any other class or series of stock ranking junior to the Series A Preferred Stock as to dividends or upon liquidation (the Common Stock and any such junior class or series being the “Junior Stock”) or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of, any Parity Stock or Junior Stock or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation or (ii) purchase or redeem any of the shares of Series A Preferred Stock, unless such purchase or redemption is pursuant to Section 5 or Section 6(e)(i)(D), or purchase or redeem any shares of Parity Stock or Junior Stock then outstanding, unless such purchase or redemption is approved in accordance with Section 6(e) hereof.  If any dividend is paid on the Common Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive, in addition to dividends as provided in Section 3(a) hereof, additional dividends to the extent necessary so that the aggregate dividends paid on Series A Preferred Stock from the issue date thereof shall not be less than the aggregate dividends paid on Common Stock during the corresponding period.

                           4.          Liquidation.

                                        (a)         Preference Upon Liquidation, Dissolution or Winding Up.   In the event of any liquidation, dissolution or winding up of the affairs of the Corporation (any or all of such events, a “liquidation”), whether voluntary or involuntary, subject to the prior preferences and other rights of any Senior Stock, if any, as to liquidation preferences, the holders of shares of Series A Preferred Stock then outstanding shall be entitled first as if members of a single class of securities with the holders of any Parity Stock, if any, to be paid out of the assets of the Corporation, before any payment shall be made to the holders of the Junior Stock, the Liquidation Amount per outstanding share.  Except as provided in this Section 4(a), holders of Series A Preferred Stock shall not be entitled to any distribution in the event of a liquidation.

                                        (b)        Insufficient Assets.  If, upon any liquidation pursuant to Section 4(a), the assets of the Corporation are insufficient to pay the holders of shares of the Series A Preferred Stock and any Parity Stock, if any, then outstanding the full amount to which they shall be entitled, such assets shall be distributed to each holder of the Series A Preferred Stock and Parity Stock, if any, pro-rata based on the number of shares of Series A Preferred Stock and Parity Stock, if any, held by each.

                                        (c)         Rights of Other Holders.  In the event of any liquidation pursuant to Section 4(a), after payment shall have been made to the holders of the Series A Preferred Stock and Parity Stock, if any, of all preferential amounts to which they shall be entitled, the holders of shares of Junior Stock shall receive such amounts as to which they are entitled by the terms thereof.

                           5. Redemption.

                                        (a)         Mandatory Redemption.  The Series A Preferred Stock shall not be subject to mandatory redemption by the Corporation.

                                        (b)        Optional Redemption.  Through and including the third anniversary of the Series A Preferred Stock Issue Date, the shares of Series A Preferred Stock may not be redeemed by the Corporation.   At any time after the third anniversary of the Series A Preferred Stock Issue Date, all, but not less than all, of the outstanding shares of Series A Preferred Stock may be redeemed, at the option of the Corporation, at a price per share equal to and in the form of (i) cash in an amount equal to the Stated Value plus any accrued but unpaid dividends, plus (ii) that number of fully paid and nonassessable shares of Common Stock having a Market Price equal to seventy percent (70%) of the excess, if any, of (x) the Market Price on the day immediately preceding the Redemption Date of the number of shares of Common Stock into which a share of Series A Preferred Stock is then convertible over (y) the Stated Value (such cash and shares, the “Redemption Price”) if (A) the Closing Price exceeds $7.50 per share (as adjusted for stock splits, stock combinations, recapitalizations and the like) for at least the twenty (20) consecutive trading days immediately preceding the date the Corporation sends a Notice of Redemption to all holders of record of the Series A Preferred Stock and (B) the average daily trading volume for such twenty (20) trading day period (as adjusted to exclude the highest and lowest volume trading days during such period) exceeds 500,000 shares.

                                        (c)         Mechanics of Redemption.  A notice of redemption (“Notice of Redemption”) shall be sent by or on behalf of the Corporation not less than fifteen (15) Business Days nor more than thirty (30) days prior to the date specified for redemption in such notice (the “Redemption Date”), by first class mail, postage prepaid, to all holders of record of the Series A Preferred Stock at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock or the Common Stock may be listed or admitted to trading, such notice shall state: (i) that such redemption is being made pursuant to the optional redemption provisions hereof; (ii) the Redemption Date; (iii) a description of the formula for calculating the Redemption Price and the estimated amount of the Redemption Price by component as of the date of the Notice of Redemption; (iv) that all the outstanding shares of Series A Preferred Stock are to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (vi) that dividends on the shares of Series A Preferred Stock will cease to accumulate on the Redemption Date.  Upon the mailing of any such Notice of Redemption, the Corporation shall become obligated to redeem at the time of redemption specified therein all shares of Series A Preferred Stock.

                                        (d)        If a Notice of Redemption has been mailed in accordance with Section 5(c) above and if all funds and shares of Common Stock necessary for such redemption shall have been set aside by the Corporation on or before the Redemption Date, separate and apart from its other funds in trust for the benefit of the holders of the outstanding shares of Series A Preferred Stock, so as to be, and to continue to be available therefor, then dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue or accumulate on the Redemption Date, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock on the Redemption Date, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease on the Redemption Date.  Upon surrender, in accordance with such Notice of Redemption, of the certificates for any shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the Notice shall so state), such shares of Series A Preferred Stock shall be redeemed by the Corporation at the Redemption Price.

                                        (e)         Option to Convert.  Notwithstanding the delivery by the Corporation of a Notice of Redemption, each holder of Series A Preferred Stock may convert all or any portion of his, her or its shares of Series A Preferred Stock into shares of Common Stock in accordance with Section 7(a) and Section 7(c) hereof until the close of business on the day prior to the Redemption Date.

                           6. Voting Rights.

                                        (a)         General.  Except as to the election of directors and as to any special approvals required under Section 6(e), as to which Sections 6(b)-(f) shall apply to the exclusion of any voting rights under this Section 6(a), the holder of record of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series A Preferred Stock could then be converted, and with respect to such vote, such holder of record shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote together with the holders of Common Stock as a single class, with respect to any question upon which holders of record of Common Stock have the right to vote, except as otherwise required by applicable law.  Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder of record could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                                        (b)        Election of Directors.

                                                     (i)          For so long as at least 800,000 shares of the Series A Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock combinations, recapitalizations and the like), the holders of record of the outstanding shares of Series A Preferred Stock, voting as a single class to the exclusion of all other classes of the Corporation’s capital stock, and with each share of Series A Preferred Stock entitled to one (1) vote per share, shall be entitled to elect four (4) directors of the Board of Directors of the Corporation and shall not otherwise be permitted to vote with the holders of record of Common Stock as to the election of directors of the Corporation.  If the holders of record of the Series A Preferred Stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of record of the Series A Preferred Stock elect a director to fill such position, and shall not be filled by resolution or vote of the Corporation’s Board of Directors or the Corporation’s other stockholders.

                                                     (ii)         For so long as at least 600,000 shares but less than 800,000 shares of the Series A Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock combinations, recapitalizations and the like), the holders of record of the outstanding shares of Series A Preferred Stock, voting as a single class to the exclusion of all other classes of the Corporation’s capital stock, and with each share of Series A Preferred Stock entitled to one (1) vote per share, shall be entitled to elect three (3) directors of the Board of Directors of the Corporation and shall not otherwise be permitted to vote with the holders of record of Common Stock as to the election of directors of the Corporation.  If the holders of record of the Series A Preferred Stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of record of the Series A Preferred Stock elect a director to fill such position, and shall not be filled by resolution or vote of the Corporation’s Board of Directors or the Corporation’s other stockholders.

                                                     (iii)        For so long as at least 400,000 shares but less than 600,000 shares of the Series A Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock combinations, recapitalizations and the like), the holders of record of the outstanding shares of Series A Preferred Stock, voting as a single class to the exclusion of all other classes of the Corporation’s capital stock, and with each share of Series A Preferred Stock entitled to one (1) vote per share, shall be entitled to elect two (2) directors of the Board of Directors of the Corporation and shall not otherwise be permitted to vote with the holders of record of Common Stock as to the election of directors of the Corporation.  If the holders of record of the Series A Preferred Stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of record of the Series A Preferred Stock elect a director to fill such position, and shall not be filled by resolution or vote of the Corporation’s Board of Directors or the Corporation’s other stockholders.

                                                     (iv)       For so long as at least 200,000 shares but less than 400,000 shares of the Series A Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock combinations, recapitalizations and the like), the holders of record of the outstanding shares of Series A Preferred Stock, voting as a single class to the exclusion of all other classes of the Corporation’s capital stock, and with each share of Series A Preferred Stock entitled to one (1) vote per share, shall be entitled to elect one (1) director of the Board of Directors of the Corporation and shall not otherwise be permitted to vote with the holders of record of Common Stock as to the election of directors of the Corporation.  If the holders of record of the Series A Preferred Stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of record of the Series A Preferred Stock elect a director to fill such position, and shall not be filled by resolution or vote of the Corporation’s Board of Directors or the Corporation’s other stockholders.

                                                     (v)        If less than 200,000 shares of the Series A Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock combinations, recapitalizations and the like), each holder of record of the outstanding shares of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series A Preferred Stock could then be converted, and with respect to such vote, such holder of record shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote together with holders of Common Stock as a single class, with respect to the election of directors.  Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder of record could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                                        The rights granted pursuant to Section 6(b)(i)-(iv) (if the four individuals described in Section 6(b)(i) hereof have not already been appointed by the Board on or prior to the Series A Preferred Stock Issue Date) may be exercised by written consent of the holders of Series A Preferred Stock, at a special meeting of the holders of Series A Preferred Stock, called as provided for in Section 6(c), or at any annual meeting of stockholders held for the purpose of electing directors.

                                        (c)         Vacancies.  If any director so elected by the holders of the Series A Preferred Stock shall cease to serve as a director before his or her term shall have expired, the holders of Series A Preferred Stock then outstanding, by the written consent of the holders of Series A Preferred Stock or at a special meeting of the holders of Series A Preferred Stock, may elect the successor to hold such office.  A special meeting of the holders of Series A Preferred Stock may be called for upon the written request of the holders of record of more than fifty percent (50%) of the shares of Series A Preferred Stock then outstanding, addressed to the Secretary of the Corporation.  Thereafter, a proper officer of the Corporation shall call a special meeting of the holders of Series A Preferred Stock, which shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or at such other place designated by the Secretary of the Corporation.  If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary, of the receipt issued by the postal authorities, then the holders of record of more than fifty percent (50%) of the shares of Series A Preferred Stock then outstanding may designate in writing a holder of Series A Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such holder.  Any holder of record of Series A Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 6(c).  Notwithstanding the provisions of this Section 6(c), however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next annual meeting of stockholders.

                                        (d)        Removal.  Any director elected by the holders of the Series A Preferred Stock may be removed during such director’s term of office, either for or without cause, by and only by the holders of the Series A Preferred Stock, by written consent of the holders of Series A Preferred Stock or at a special meeting of holders of Series A Preferred Stock for that purpose.

                                        (e)         Special Approval Rights.

                                                     (i)          For so long as any shares of Series A Preferred Stock remain issued and outstanding, the Corporation shall not, without the affirmative written consent or approval of the holders of record representing 75% or more of the shares of Series A Preferred Stock then outstanding, voting as a single class to the exclusion of all other classes of the Corporation’s capital stock (such consent or approval to be given by written consent in lieu of a meeting if allowable under the Corporation’s Certificate of Incorporation or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Preferred Stock): (A) enter into any agreement that would restrict the Corporation’s ability to perform under the Securities Purchase Agreement; (B) amend its Certificate of Incorporation (including this resolution) or Bylaws in any way that could adversely affect, alter or change the rights, powers or preferences of the Series A Preferred Stock; (C) engage in any transaction that would impair or reduce the rights, powers or preferences of the Series A Preferred Stock as a class; (D) complete any Change of Control Transaction (provided that if less than 400,000 shares of the Series A Preferred Stock are then outstanding (as adjusted for stock splits, stock combinations, recapitalizations and the like) and the then holders of Series A Preferred Stock refused to consent to such Change of Control Transaction pursuant to this Section 6(e)(i), the Corporation may, at its option, redeem all, but not less than all, of such Series A Preferred Stock in connection with the completion of such Change of Control Transaction at a redemption price per share equal to the Liquidation Amount, in accordance with the procedures set forth in Sections 5(c)-(e) above; but provided further, that any such redemption shall be made subject to, and expressly conditioned upon, the consummation of the proposed Change of Control Transaction; or (E) change the authorized number of directors of the Board of Directors of the Corporation, except pursuant to Section 6(f).

                                                     (ii)         For so long as at least 800,000 shares of Series A Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock combinations, recapitalizations and the like), the Corporation shall not, without the affirmative written consent or approval of the holders of record of shares representing 66-2/3% of the shares of Series A Preferred Stock then outstanding, voting as a single class to the exclusion of all other classes of the Corporation’s capital stock (such consent or approval to be given by written consent in lieu of a meeting if allowable under the Corporation’s Certificate of Incorporation or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Preferred Stock):  (A) authorize or issue any Senior Stock or Parity Stock or any securities convertible, exercisable or exchangeable into such securities, other than (x) Series A Preferred Stock issued upon exercise of the Series A Preferred Stock Warrants issued pursuant to the Securities Purchase Agreement, (y) Series A Preferred Stock issued to the Additional Purchasers (as defined in the Securities Purchase Agreement), if any, or issued upon exercise of the Series A Preferred Stock Warrants issued to the Additional Purchasers, if any, in compliance with Section 2.3 of the Securities Purchase Agreement, or (z) Series A Preferred Stock issued as payment in kind of any accrued but unpaid dividends on the Series A Preferred Stock; (B) authorize or issue any options, rights or warrants to purchase capital stock of the Corporation, other than Series A Preferred Stock Warrants issued to the Additional Purchasers, if any, in compliance with Section 2.3 of the Securities Purchase Agreement, or enter into any agreement or amendment with respect to any outstanding options, rights or warrants to purchase capital stock of the Corporation that reduces or that has the effect of reducing the per share exercise price for any such options, rights or warrants; (C) authorize or issue any debt securities of the Corporation or any of its subsidiaries, other than debt under the existing revolving lines of credit in effect as of the date of this resolution or the replacement thereof on substantially similar terms, and any additional debt up to $1,000,000 in the aggregate issued or incurred in the ordinary course of  business (excluding trade payables incurred in the ordinary course of business); (D) purchase, redeem, or otherwise acquire any of the Corporation’s capital stock, other than the redemption of the Series A Preferred Stock pursuant to Section 5 or Section 6(e)(i)(D) hereof; (E) enter into an acquisition, sale, merger, joint venture, consolidation or reorganization involving the Corporation or any of its subsidiaries; (F) sell or lease assets of the Corporation or any of its subsidiaries, except in the ordinary course of business; (G) declare or pay any cash dividends or make any distributions on any of its capital stock, other than on the Series A Preferred Stock; (H) authorize the payment or pay to any individual employee of the Corporation of cash compensation in excess of $500,000 per annum; or (I) enter into any transaction (or series of transactions), including loans, with any employee, officer or director of the Corporation or to or with his, her or its affiliates or family members (other than with respect to payment of compensation to actual full-time employees in the ordinary course of business) involving $50,000 or more per year individually or $250,000 or more per year in the aggregate.

                                                     (iii)        For so long as at least 1,200,000 shares of Series A Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock combinations, recapitalizations and the like), the Corporation shall not, without the affirmative written consent or approval of the holders representing 66-2/3% of the shares of Series A Preferred Stock then outstanding, voting as a single class to the exclusion of all other classes of the Corporation’s capital stock (such consent or approval to be given by written consent in lieu of a meeting if allowable under the Corporation’s Certificate of Incorporation or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Preferred Stock):  (A) terminate or newly appoint the chief executive officer or president of the Corporation; (B) approve any annual capital expense budget if such budget provides for annual capital expenditures by the Corporation and its subsidiaries in excess of $1,000,000 in the aggregate in any year; or (C) approve the incurrence of any single capital expenditure (or series of related capital expenditures) in excess of $500,000; provided, however, the Corporation may make any reasonable emergency capital expenditure that the Board of Directors determines is necessary to maintain the operations of the Corporation as a result of a catastrophic event.

                                                     Notwithstanding any other provision in this resolution, (I) upon the consent or approval of holders of record of shares representing at least 75% of the shares of Series A Preferred Stock then outstanding, voting as a single class, with respect to Section 6(e)(i) and at least 66 2/3% of the shares of Series A Preferred Stock then outstanding, voting as a single class, with respect to Sections 6(e)(ii) and 6(e)(iii), and (II) with such other votes or consents as may be required by Delaware law, the rules and regulations of the Securities and Exchange Commission, the regulations of the American Stock Exchange or other securities exchange applicable to the Corporation or pursuant to the Corporation’s Certificate of Incorporation, the Corporation may take any such action referenced in this Section 6(e).

                                                     (f)         Violation of Special Approval Rights.  If the Corporation takes any action without first obtaining the requisite approval of the holders of record of the Series A Preferred Stock pursuant to any of the special approval rights set forth in Section 6(e) (each, an “Event of Default”) it shall provide notice of such violation to all holders of Series A Preferred Stock.  Any holder of Series A Preferred Stock may send written notice of any Event of Default, whether or not the Corporation gave notice pursuant to the preceding sentence, to the Secretary of the Corporation and demand that such Event of Default be cured within ten (10) days of the Corporation’s receipt of such notice (or, solely in the case of the first such Event of Default, within thirty (30) days of the Corporation’s receipt of such notice).  If the Corporation does not cure such Event of Default within such ten-day or thirty-day period, as applicable, by obtaining the required consent of holders of the Series A Preferred Stock, then, in addition to any rights and remedies which may be available in equity or at law to the holders of the Series A Preferred Stock, (i) the holders of record of the shares of Series A Preferred Stock then outstanding (in addition to their rights to vote, as a single class, to elect directors pursuant to Section 6(b)) shall be entitled to vote, as a single class to the exclusion of all other classes of the Corporation’s capital stock, to elect that number of additional directors of the Board so that, when such additional number of directors is added to the number of directors then elected to the Board of Directors by the holders of record of the Series A Preferred Stock pursuant to Section 6(b), that sum shall constitute a majority of the total number of directors of the Corporation’s Board of Directors, and (ii) in connection therewith, the authorized number of directors of the Corporation’s Board of Directors shall be immediately and automatically increased by such number of additional directors.  The term of office of all directors so elected pursuant to this Section 6(f) shall terminate immediately when less than 200,000 shares of Series A Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock combinations, recapitalizations and the like).  The rights granted pursuant to this Section 6(f) may be exercised by written consent of the holders of Series A Preferred Stock, at a special meeting of the holders of Series A Preferred Stock, called as provided for in Section 6(c), or at any annual meeting of stockholders held for the purpose of electing directors.  If any director elected by the holders of the Series A Preferred Stock pursuant to this Section 6(f) shall cease to serve as a director before his or her term shall have expired, any such vacancy shall be filled solely in the manner set forth in Section 6(c). Any director elected by the holders of the Series A Preferred Stock pursuant to this Section 6(f) may be removed during such director’s term of office solely in the manner set forth in Section 6(d).

                           7.  Conversion Rights.

                                        (a)         Optional Conversion of Series A Preferred Stock.  The holder of any shares of Series A Preferred Stock shall have the right, at such holder’s option, at any time or from time to time after sixty (60) days from the Series A Preferred Stock Issue Date to convert any or all of such holder’s shares of Series A Preferred Stock into such number of fully paid and nonassessable shares of Common Stock (the “Conversion Shares”) as determined for each share of Series A Preferred Stock by dividing the Stated Value by the “Conversion Price” in effect at the time of such conversion.  The initial “Conversion Price” shall be $1.00 (One Dollar).  The Conversion Shares and the Conversion Price are subject to certain adjustments as set forth herein, and the terms Conversion Shares and Conversion Price as used herein shall as of any time be deemed to include all such adjustments to be given effect as of such time in accordance with the terms hereof; provided, that under no circumstances shall the Conversion Price be reduced to a level that is less than the par value of the Common Stock.

                                        Upon the exercise of the option of the holder of any shares of Series A Preferred Stock to convert Series A Preferred Stock into Common Stock, the holder of such shares of Series A Preferred Stock to be converted shall surrender the certificates representing the shares of Series A Preferred Stock so to be converted in the manner provided in Section 7(c) hereof.  Immediately following such conversion, the rights of the holders of converted Series A Preferred Stock (other than the right to receive dividends accrued to the date of such conversion) shall cease and the persons entitled to receive the Common Stock upon the conversion of Series A Preferred Stock shall be treated for all purposes (other than the right to receive dividends accrued to the date of such conversion) as having become the owners of such Common Stock.

                                        (b)        Automatic Conversion.  Each share of Series A Preferred Stock shall be automatically converted into such number of fully paid and nonassessable shares of Common Stock as determined by dividing the Stated Value by the Conversion Price in effect at the time of such conversion:  (i) at such time as the Closing Price exceeds $12.00 per share (as adjusted appropriately for stock splits, stock combinations, recapitalizations and the like) for twenty (20) consecutive trading days and the average daily trading volume for such twenty (20) trading day period (as adjusted to exclude the highest and lowest volume trading days during such period) exceeds 500,000 shares; or (ii) in the event of the consummation of a firmly underwritten primary public offering of Common Stock by the Corporation that results in aggregate gross proceeds of not less than $35 million, at a price per share of not less than $5.00 (as adjusted appropriately for stock splits, stock combinations, recapitalizations and the like).  All accrued but unpaid dividends shall be payable immediately prior to conversion, either in cash or, at the option of the Corporation if such conversion occurs prior to the third anniversary of the Series A Preferred Stock Issue Date, in additional shares of Series A Preferred Stock.

                                        (c)         Delivery of Stock Certificates.  The holder of any shares of Series A Preferred Stock may exercise the optional conversion right pursuant to Section 7(a) by delivering to the Corporation during regular business hours the certificate or certificates for the shares to be converted, duly endorsed or assigned either in blank or to the Corporation (if required by it), accompanied by written notice stating that such holder elects to convert such shares and shall provide a certificate to the Corporation as to the date of such conversion.  Upon the occurrence of an automatic conversion pursuant to Section 7(b), the Corporation shall deliver notice to each holder of Series A Preferred Stock and each holder of any shares of Series A Preferred Stock shall deliver to the Corporation at the office of the Corporation the certificate or certificates for all shares of Series A Preferred Stock then held by such holder, duly endorsed or assigned either in blank or to the Corporation (if requested by it).  Conversion shall be deemed to have been effected (i) in the case of an optional conversion, on the date when the aforesaid delivery of stock certificates accompanied by written notice of conversion is made if such day is a Business Day and otherwise on the Business Day following the date of the aforesaid delivery, and (ii) in the case of an automatic conversion pursuant to Section 7(b), upon the date of the event triggering the automatic conversion.  In each case, such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation, through its transfer agent, shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided below; provided, however, that in the case of a conversion in connection with liquidation, no such certificates need be issued.  The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become the stockholder of record in respect of such Common Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become the stockholder of record in respect of such Common Stock on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date.  Upon conversion of only a portion of the number of shares covered by a stock certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the stock certificate so surrendered for conversion, at the expense of the Corporation, a new stock certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.  The Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of Common Stock or the reissuance of the Series A Preferred Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax, if any, has been paid.

                                        (d)        No Fractional Shares of Common Stock.

                                                     (i)          No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock and in lieu thereof, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current Market Price (as defined in Section 7(e)(vi) below) of a share of Common Stock multiplied by such fractional interest.  The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.  In determining the number of shares of Common Stock and the payment, if any, in lieu of fractional shares that a holder of Series A Preferred Stock shall receive, the total number of shares of Series A Preferred Stock surrendered for conversion by such holder shall be aggregated.

                                                     (ii)         On the first Dividend Payment Date on which accrued dividends are paid in full to holders of Series A Preferred Stock following the optional conversion pursuant to Section 7(a) of all or any portion of the Series A Preferred Stock, the Corporation shall pay any dividends accrued on such converted Series A Preferred Stock to the date of such conversion.  Accrued dividends with respect to all shares converted pursuant to Section 7(b) hereof shall be paid in full on the Conversion Date out of funds legally available therefor or, at the option of the Corporation if such conversion occurs prior to the third anniversary of the Series A Preferred Stock Issue Date, in additional shares of Series A Preferred Stock.

                                        (e)         Adjustment of Conversion Price Upon Issuance of Common Stock.  If and whenever after the Series A Preferred Stock Issue Date the Corporation shall issue or sell any shares of its Common Stock for a price per share less than, under certain circumstances (including, without limitation, those circumstances described in paragraphs (i) through (vii) below), the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale, the Conversion Price then in effect shall be reduced to such lower price per share.

                                        For the purposes of this Section 7(e), the following paragraphs (i) through (vii) shall also be applicable:

                                                     (i)          Issuance of Rights or Options.   In case at any time after the date hereof the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise, except in the circumstances described in Section 7(f) below) any rights to subscribe for or to purchase, or any options or warrants for the purchase of, Common Stock or any stock, notes or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock, notes or securities being herein called “Convertible Securities”), whether or not such rights, options or warrants or the right to convert or exchange any such Convertible Securities are immediately exercisable, such grant shall be deemed a sale by the Corporation of its Common Stock and the price per share for such deemed sale of Common Stock shall be determined by dividing (A) the total amount, if any, in cash or property received or receivable by the Corporation as consideration for the granting of such rights, options or warrants, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such rights, options or warrants, plus, in the case of such rights, options or warrants that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, options or warrants or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights, options or warrants.  Except as provided in Section 7(e)(iii), no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights, options or warrants or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                                                     (ii)         Issuance of Convertible Securities.  In case at any time after the date hereof the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, such issuance or sale of Convertible Securities shall be deemed to be a sale by the Corporation of its Common Stock and the price per share for such Common Stock shall be determined by dividing (A) the total amount in cash or in property received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities; provided, however, that (I) except as otherwise provided in Section 7(e)(iii), no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (II) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 7(e), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                                                     (iii)        Change in Option Price or Conversion Price.  If the purchase price provided for in any right or option referred to in Section 7(e)(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 7(e)(i) or 7(e)(ii), or the rate at which any Convertible Securities referred to in Section 7(e)(i) or 7(e)(ii) are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price that would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.  No readjustment pursuant to the preceding sentence shall have the effect of increasing the Conversion Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of rights, options or Convertible Securities.  On the expiration of any such option or right referred to in Section 7(e)(i) or the termination of any such right to convert or exchange any such Convertible Securities referred to in Section 7(e)(i) or 7(e)(ii), the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price that would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold.  If the purchase price provided for in any such right or option referred to in Section 7(e)(i) or the rate at which any Convertible Securities referred to in Section 7(e)(i) or Section 7(e)(ii) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall, if not already adjusted, forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Securities never been issued as to such shares of Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

                                                     (iv)       Consideration for Stock.  Anything herein to the contrary notwithstanding, in case at any time any shares of Common Stock or Convertible Securities or any rights, options or warrants to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.

                                                     In case at any time any shares of Common Stock or Convertible Securities or any rights, options or warrants to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, in whole or in part, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.  In case at any time any shares of Common Stock or Convertible Securities or any rights, options or warrants to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value as determined reasonably and in good faith by the Board of Directors of the Corporation of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights, options or warrants, as the case may be.  In case at any time any rights, options or warrants to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no consideration is allocated to such rights, options or warrants by the parties thereto, such rights, options or warrants shall be deemed to have been issued for an amount of consideration equal to the fair value thereof as determined reasonably and in good faith by the Board of Directors of the Corporation.

                                                     (v)        Record Date.  In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold as a result of the granting of such right of subscription or purchase.

                                                     (vi)       Definition of Market Price.  Unless otherwise set forth in this resolution, “Market Price” shall mean the last reported sale price of the applicable security as reported by the American Stock Exchange, the National Association of Securities Dealers, Inc. Automatic Quotations System, or, if the applicable security is listed or admitted for trading on another securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over–the–counter market.  In the event that the Market Price cannot be determined as aforesaid, the Board of Directors of the Corporation shall determine the Market Price on the basis of such quotations as it in good faith considers appropriate, in consultation with a nationally recognized investment bank.  The Market Price shall be such price averaged over a period of ten (10) consecutive Business Days ending two (2) days prior to the day as of which “Market Price” is being determined.

                                                     (vii)      Adjustment to Determination of Conversion Price.  When making the calculations and determinations described in this Section 7(e), there shall not be taken into account (A) the issuance of Common Stock upon the exercise of outstanding options or warrants outstanding on the Series A Preferred Stock Issue Date, (B) the issuance of Common Stock upon conversion of the Series A Preferred Stock, (C) the issuance of Common Stock upon exercise of any warrants issued pursuant to the Securities Purchase Agreement, (D) the issuance of Series A Preferred Stock upon exercise of the Series A Preferred Stock Warrants (as defined in the Securities Purchase Agreement), (E) the issuance of 320,868 shares of Common Stock pursuant to the Securities Purchase Agreement, and (F) the issuance of Series A Preferred Stock to the Additional Purchasers (as defined in the Securities Purchase Agreement), if any, the issuance of Series A Preferred Stock Warrants to the Additional Purchasers, if any, and the issuance of Series A Preferred Stock upon exercise of the Series A Preferred Stock Warrants issued to the Additional Purchasers, if any, in each case in compliance with Section 2.3 of the Securities Purchase Agreement.

                                        (f)  Dividends and Distributions; Purchase Rights.

                                        (i)  In case at any time after the date hereof the Corporation shall declare a dividend or other distribution upon the shares of Common Stock of any class payable otherwise than in shares of Common Stock or Convertible Securities and otherwise than in the securities to which the provisions of Section 7(f)(ii) hereof apply, the Corporation shall pay over to each holder of Series A Preferred Stock, upon conversion thereof on or after the dividend payment date, the securities and other property (including cash) that such holder would have received (together with all distributions thereon) if such holder had converted the Series A Preferred Stock held by it on the record date fixed in connection with such dividend, and the Corporation shall take whatever steps are necessary or appropriate to keep in trust for the holders of the Series A Preferred Stock at all times such securities and other property as shall be required to fulfill its obligations hereunder in respect of the shares issuable upon the exercise or conversion of all the Series A Preferred Stock.

                                        (ii)  If at any time or from time to time on or after the Series A Preferred Stock Issue Date, the Corporation grants, issues or sells any options or rights (other than Convertible Securities) to purchase stock, warrants, securities or other property pro rata to the holders of Common Stock of all classes (“Purchase Rights”), and if the holder shall be entitled to an adjustment pursuant to Section 7(e) above, then in lieu of such adjustment, each holder of Series A Preferred Stock shall be entitled, at such holder’s option, to acquire (whether or not such holder’s Series A Preferred Stock shall have been converted), upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such holder could have acquired if such holder had held the number of shares of Common Stock issuable upon conversion of such Series A Preferred Stock immediately prior to the time or times at which the Corporation granted, issued or sold such Purchase Rights.

                                        (g)        Subdivision or Combination of Stock or Stock Dividends.  In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, by split or otherwise, or issue additional shares of Common Stock as a dividend (other than a dividend in accordance with Section 3 hereof), or make any other distribution upon any class or series of stock payable in shares of Common Stock or Convertible Securities, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                                        (h)        Changes in Common Stock.  If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with or into another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another corporation for cash or stock of such other corporation, shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of Series A Preferred Stock shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of the Common Stock of the Corporation immediately theretofore issuable upon conversion of the Series A Preferred Stock, such kind and amount of shares of stock, securities (of the Corporation or another issuer) or property or cash as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore issuable upon conversion of the Series A Preferred Stock had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of each holder of Series A Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or property or cash  thereafter deliverable upon the conversion thereof.  The Corporation shall not effect any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such reorganization, reclassification, consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holders of Series A Preferred Stock at the last address of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or properties or cash as, in accordance with the foregoing provisions, such holders may be entitled to acquire.  The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                                        (i)          Certain Events.  If any event occurs as to which in the reasonable opinion of the Board of Directors of the Corporation, in good faith, the other provisions of this Section 7 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then such Board of Directors, acting by a vote of at least a majority of the members thereof, shall provide for the benefit of holders of shares of Series A Preferred Stock an adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holders of the Series A Preferred Stock.  Upon such vote by the Board of Directors, the Corporation shall forthwith make the adjustments described therein; provided, however, that no such adjustments shall have the effect of increasing the Conversion Price as otherwise determined pursuant to this Section 7 except in the event of a combination of shares of the type contemplated in Section 7(g) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to Section 7(g).

                                        (j)          Prohibition of Certain Actions.  The Corporation will not take any action that would result in any adjustment of the Conversion Price pursuant to the terms hereof if the total number of shares of Common Stock issuable after such action upon conversion of all the Series A Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation’s Certificate of Incorporation.

                                        (k)         Common Stock to be Reserved.  The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Series A Preferred Stock.  The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Corporation, and free from all liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then effective Conversion Price.  The Corporation will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation by the Corporation of any applicable law or regulation or agreement, or of any requirements of any domestic securities exchange upon which the Series A Preferred Stock or Common Stock may be listed.  Without limiting the foregoing, the Corporation will take all such action as may be necessary to assure that, upon conversion of any of the Series A Preferred Stock, an amount equal to the lesser of (i) the par value of each share of Common Stock outstanding immediately prior to such conversion, or (ii) the Conversion Price shall be credited to the Corporation’s stated capital account for each share of Common Stock issued upon such conversion, and that, if Section 7(k)(i) above is applicable, the balance of the Conversion Price of Series A Preferred Stock converted shall be credited to the Corporation’s capital surplus account.  If at any time the Corporation should not have a sufficient number of authorized shares of Common Stock to issue upon conversion of all then outstanding shares of Series A Preferred Stock or the shares of Series A Preferred Stock issuable upon exercise of outstanding options, rights or warrants to purchase Series A Preferred Stock, the Corporation covenants to take all steps necessary to amend its Certificate of Incorporation to increase the number of shares of authorized Common Stock to the extent necessary.

                                        (l)          Preferred Stock to be Reserved.  The Corporation will at all times reserve and keep available out of its authorized Series A Preferred Stock, solely for the purpose of issue upon the declaration of a dividend on the outstanding Series A Preferred Stock, such number of shares of Series A Preferred Stock as shall then be issuable as a dividend on the Series A Preferred Stock.  The Corporation covenants that all shares of Series A Preferred Stock that shall be issued as such dividends shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Corporation, and free from all liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that such shares of Series A Preferred Stock may be so issued without violation by the Corporation of any applicable law or regulation or agreement, or of any requirements of any domestic securities exchange upon which the Series A Preferred Stock or the Common Stock may be listed.  If at any time the Corporation should not have a sufficient number of authorized shares of Series A Preferred Stock to issue as dividends on the then outstanding shares of Series A Preferred Stock, the Corporation covenants to amend this resolution to increase the number of shares of authorized Series A Preferred Stock to the extent necessary.

                                        (m)        Registration and Listing of Common Stock.  If any shares of Common Stock required hereunder to be reserved for purposes of conversion of Series A Preferred Stock require registration with or approval of any governmental authority under any Federal or state law (other than the Securities Act) before such shares may be issued upon conversion, the Corporation will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.  If and so long as the Common Stock is listed on any national securities exchange, the Corporation will, at its expense, obtain promptly and maintain the approval for listing on each such exchange upon official notice of issuance, of shares of Common Stock issuable upon conversion of the then outstanding Series A Preferred Stock and the shares of Series A Preferred Stock then issuable upon the exercise of options, rights or warrants to purchase Series A Preferred Stock, and maintain the listing of such shares after their issuance; and the Corporation will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any other securities that at any time are issuable upon conversion of the Series A Preferred Stock, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Corporation.

                                        (n)        Closing of Books.  The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any Series A Preferred Stock in any manner that interferes with the timely conversion of such Series A Preferred Stock.

                                        (o)        Statement of Adjustment of Conversion Price.  Whenever the Conversion Price shall be adjusted as provided in Section 7(e), Section 7(g), Section 7(h) or Section 7(i) above, the Corporation shall forthwith file at its office a statement, signed by its independent certified public accountants, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment.  The Corporation shall also cause a copy of such statement to be sent by certified mail, return receipt requested, to each holder of shares of Series A Preferred Stock to such holder’s address appearing on the Corporation’s records.  When appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 7(p) below.

                                        (p)        Notice.  In the event the Corporation shall propose to take any action of the types described in Section 7(e), Section 7(f), Section 7(g) or Section 7(h) above, the Corporation shall give notice to each holder of shares of Series A Preferred Stock.   The notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property or cash that shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock.  In the case of any action that would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

                                        (q)        Taxes.  The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock.  The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of Common Stock or the reissuance of the Series A Preferred Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax, if any, has been paid.

                           8.   Exclusion of Other Rights.  Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution and in the Certificate of Incorporation.

                           9.   Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                           10. Reissuance of Preferred Stock.  Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, provided that any issuance of such shares as preferred stock must be in compliance with the terms hereof.

                           11. Mutilated or Missing Preferred Stock Certificates.  If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the transfer agent (if other than the Corporation), or, in the case of mutilation, upon surrender and cancellation of such mutilated certificate.

[SIGNATURE PAGE FOLLOWS]

                           IN WITNESS WHEREOF, Electric City Corp. has caused these presents to be signed in its name and on its behalf by its Chief Executive Officer on September ___, 2001.

ELECTRIC CITY CORP.

By

Name: John Mitola
Title: Chief Executive Officer

EXHIBIT B

INVESTOR RIGHTS AGREEMENT

             This Investor Rights Agreement, dated as of July 31, 2001 (as it may be amended from time to time, this “Agreement”), is made by and among Electric City Corp., a Delaware corporation (the “Company”), and each of the parties set forth on Schedule I attached hereto from time to time (collectively, the “Investors” and, together with the Company, the “Parties”) and shall become effective on the Closing Date (as defined in the Securities Purchase Agreement).

WITNESSETH

             WHEREAS, the Parties are parties to the Securities Purchase Agreement, dated as of July 31, 2001 (as it may be amended from time to time, the “Securities Purchase Agreement”), whereby the Company will sell and certain of the Investors will buy shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), together with shares of Common Stock, warrants to purchase Common Stock, and warrants to purchase Series A Preferred Stock (collectively, the “Securities”); and

             WHEREAS, it is a condition to the obligations of the Investors to purchase the Securities pursuant to the Securities Purchase Agreement that the Parties execute and deliver this Agreement.

AGREEMENT

             NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

             1.1        Definitions.  All terms capitalized but not defined herein shall have the meaning attributable to such terms in the Securities Purchase Agreement, except where the context otherwise requires.  The following additional terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following respective meanings, such meanings to be equally applicable to the singular and plural forms thereof:

                           “Additional Purchase Agreement” means the securities purchase agreement, if any, providing for the issuance and sale of Series A Preferred Stock and Series A Preferred Stock Warrants to the Additional Purchasers, as contemplated by Section 2.3 of the Securities Purchase Agreement.

                                        “Additional Purchaser” shall mean each purchaser under the Additional Purchase Agreement.

             “Agreement” shall have the meaning set forth in the preamble of this Agreement.

                           “Certificate of Designations” means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock of Electric City Corp. referenced in the Securities Purchase Agreement.

                           “Closing Date” shall have the meaning given to it in the Securities Purchase Agreement.

                           “Commission” means the United States Securities and Exchange Commission or other governmental authority at the time administering the Securities Act.

                           “Common Stock” means and includes the Company’s authorized common stock, par value $0.0001 per share.

                           “Common Stock Warrants” means the warrants issued to each Investor pursuant to the Securities Purchase Agreement to purchase 750,000 shares of Common Stock as evidenced by those certain Warrant Certificates, of even date herewith, between each Investor and the Company, as each such Warrant Certificate may be amended from time to time.

                           “Company” shall have the meaning set forth in the preamble of this Agreement.

                           “Eligible Securities” means (i) the shares of Common Stock issued or issuable upon the conversion of the Series A Preferred Stock issued or issuable pursuant to the Securities Purchase Agreement or the Additional Purchase Agreement or issued or issuable upon exercise of the Series A Preferred Stock Warrants and conversion of the Series A Preferred Stock issued or issuable pursuant to such exercise; (ii) the shares of Common Stock issued or issuable upon exercise of the Placement Agent Warrants; (iii) the shares of Common Stock issued pursuant to Securities Purchase Agreement; (iv) the shares of Common Stock issued or issuable upon exercise of the Common Stock Warrants; and (v) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of, the shares described in clauses (i), (ii), (iii), (iv) and this clause (v); provided, however, that the foregoing definition shall exclude in all cases any Eligible Securities sold by a Holder in a transaction in which its rights under this Agreement are not also assigned; and provided further that any Eligible Securities sold pursuant to Rule 144 or sold in a registered public offering that has been declared effective shall no longer be Eligible Securities hereunder.

                           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

                          “Fully-Exercising Investor” shall have the meaning set forth in Section 3.1 hereof.

                           “Holder” means a registered holder of record of outstanding Eligible Securities or securities convertible into or exercisable for, directly or indirectly, Eligible Securities.

             “Investors” shall have the meaning set forth in the preamble hereto.

             “Notice” shall have the meaning set forth in Section 3.1 hereof.

             “Parties” shall have the meaning set forth in the preamble hereto.

                           “Placement Agent Warrants” means the warrants issued by the Company to Newcourt Capital Securities, Inc. to purchase 3,314,830 shares of Common Stock as evidenced by that certain Warrant Certificate of even date herewith between the Company and Newcourt Capital Securities Inc., as the same may be amended from time to time.

             “Piggyback Request” shall have the meaning set forth in Section 2.2(a) hereof.

                            “Qualified Primary Offering” means a firmly underwritten primary registered public offering of the Common Stock by the Company that raises at least $35 million in gross proceeds at a price of at least $5.00 per share (as adjusted for stock splits, stock combinations, recapitalizations and the like).

             “Registration Request” shall have the meaning set forth in Section 2.1 hereof.

             “Requesting Holder” shall have the meaning set forth in Section 2.1 hereof.

             “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as in effect from time to time.

             “Securities” shall have the meaning set forth in the first recital of this Agreement.

                           “Securities Act” means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

                           “Securities Purchase Agreement” shall have the meaning set forth in the first recital of this Agreement.

                           “Series A Preferred Stock” shall have the meaning set forth in the first recital of this Agreement.

                           “Series A Preferred Stock Warrants” means the warrants issued to certain of the  Investors pursuant to the Securities Purchase Agreement or the Additional Purchase Agreement to purchase 100,000 shares of Series A Preferred Stock as evidenced by those certain Warrant Certificates, of even date herewith, between each such Investor and the Company, as each such Warrant Certificate may be amended from time to time.

             “Shares” shall have the meaning set forth in Section 3.1 hereof.

ARTICLE II
REGISTRATION RIGHTS

             2.1        Requested Registration.

                           (a)         At any time after the Closing Date, Holders holding at least a majority of the shares constituting Eligible Securities may deliver to the Company a written request that the Company file and use its best efforts to cause to become effective a registration statement under the Securities Act with respect to such number of the Eligible Securities owned by the Holders as shall be specified in such request (a “Registration Request”), including, if specified in the Registration Request, a “shelf” registration statement on Form S-3 (or if Form S-3 is not then available, Form S-1 or such other form that the Company is eligible to use with respect to the Eligible Securities) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.1 if the aggregate value on the date of the Registration Request of the Eligible Securities to be registered thereon is less than $5,000,000.  The Company shall not be required to file and use its best efforts to cause to become effective, pursuant to a Registration Request under this Section 2.1 more than four (4) registration statements at the demand of the Holders.  The party (or parties) delivering a Registration Request is hereinafter referred to as the “Requesting Holder.”

                           (b)        As soon as practicable following the receipt of a Registration Request, the Company will use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such Registration Request, the number of shares of Eligible Securities specified in such Registration Request (and the number of Eligible Securities specified in all notices received from Holders within 20 business days after notice of the Registration Request delivered pursuant to Section 2.2 hereof).  The Company shall also be entitled to include in any registration statement filed pursuant to a Registration Request, for sale in accordance with the method of disposition specified in such Registration Request, such number of shares of Common Stock as the Company shall desire to sell for its own account or for the account of other security holders or both.  If the method of sale designated is an underwritten public offering, the managing underwriter or underwriters must be reasonably acceptable to both the Requesting Holder (or the holders of a majority of the shares of Eligible Securities held by all parties comprising the Requesting Holder if more than one party is the Requesting Holder) and the Company, which acceptance shall not be unreasonably withheld.  Notwithstanding the foregoing provisions of this Section 2.1(b), to the extent that, in the opinion of the underwriter or underwriters (if the method of disposition shall be an underwritten public offering), marketing considerations require the reduction of the number of shares of Common Stock covered by any such registration, the number of shares of Common Stock to be registered and sold pursuant to such registration shall be reduced as follows:

                                        (i)          first, the number of shares of Common Stock to be registered on behalf of the Company shall be reduced (to zero, if necessary); and

                                                     (ii)         second, the number of shares of Common Stock to be registered on behalf of Persons other than the Holders and their Affiliates, if any, shall be reduced (to zero, if necessary) pro rata according to the number of shares of restricted Common Stock held by each; and

                                        (iii)        third, the number of shares of Eligible Securities to be registered on behalf of the Holders and their Affiliates shall be reduced pro rata according to the number of shares of Eligible Securities held by each.

                           (c)         Notwithstanding anything to the contrary contained herein, the exercise by any Holder of any right hereunder with respect to shares of Eligible Securities shall not effect or diminish any other rights of such Holder hereunder with respect to any other securities of the Company held by such Holder.

             2.2        Piggyback Registration.

                           (a)         If the Company at any time after the Closing Date proposes to register Common Stock under the Securities Act for sale to the public (including registrations pursuant to Section 2.1 hereof, but excluding the registration on Form SB-2 that the Company intends to file by September 30, 2001 with respect to certain options, warrants and shares of Common Stock outstanding as of the date of the Securities Purchase Agreement), whether for its own account or for the account of other security holders or both (except registration statements on Form S–8, S–4 or another form not available for registering the Eligible Securities for sale to the public), each such time it will give written notice to all Holders of its intention to do so.  Upon the written request of any Holder (a “Piggyback Request”), given within 20 business days after receipt of any such notice, to register any of its Eligible Securities, the Company shall, subject to Section 2.2(b) below, cause the Eligible Securities as to which registration shall have been so requested to be covered by the registration statement proposed to be filed by the Company.

                           (b)        In the event that any registration statement described in this Section 2.2 shall relate, in whole or in part, to an underwritten public offering of shares of Common Stock, the Eligible Securities to be registered must be sold through the same underwriters as have been selected by the Company (or agreed to pursuant to Section 2.1 hereof, if applicable).  Otherwise, the method of distribution of the Eligible Securities to be sold by any Holder making a Piggyback Request shall be as specified therein.  Except with respect to all Holders (and their respective Affiliates) in the case of a registration statement filed pursuant to a Registration Request under Section 2.1 hereof, the number of shares of Common Stock to be included in such registration statement on account of any person may be reduced if and to the extent that the underwriter or underwriters shall be of the opinion that such inclusion would materially adversely affect the marketing of the total number of shares of Common Stock proposed to be sold, and the number of shares to be registered and sold by each person (other than the Company) shall be reduced pro rata according to the relative number of fully diluted shares of Common Stock owned by such person.  Notwithstanding the foregoing provisions of this Section 2.2, the Company may withdraw any registration statement referred to in this Section 2.2 (other than a registration statement filed pursuant to a Registration Request under Section 2.1) without thereby incurring any liability for such withdrawal to any requesting Holder.

                          2.3        Registration Procedures.  If and whenever the Company is required by the provisions of Sections 2.1 or 2.2 to effect the registration of any Eligible Securities under the Securities Act, the Company shall:

                           (a)         prepare and file with the Commission a registration statement with respect to such securities that will permit the public sale thereof in accordance with the method of distribution specified in the applicable Registration Request, and the Company shall use its best efforts (i) to cause such registration statement to be filed within 60 days of receipt of the Registration Request, (ii) to cause such registration statement to be declared effective as promptly as practicable and (iii) to maintain the effectiveness of such registration statement for a period of not less than 90 days or, in the case of a registration statement pursuant to a Registration Request under Section 2.1, until such times as all securities registered thereunder have been sold;

                           (b)        promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to effect and maintain the effectiveness of such registration statement for the period specified in Section 2.3(a) and as to comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period, including such amendments or supplements as are necessary to cure any untrue statement or omission referred to in Section 2.3(e)(vi);

                           (c)         provide to the managing underwriter or underwriters and not more than one counsel for all underwriters, the Holders of Eligible Securities to be included in such registration statement and not more than one counsel for all such Holders the opportunity to participate in the preparation of (i) such registration statement, (ii) each prospectus relating thereto and included therein or filed with the Commission and (iii) each amendment or supplement thereto;

                           (d)        make available for inspection by the parties referred to in Section 2.3(c) such financial and other information and books and records of the Company, and cause the officers, directors and employees of the Company, and counsel and independent certified public accountants of the Company, to respond to such inquiries, as shall be reasonably necessary, in the judgment of respective counsel to such Holders and such underwriter or underwriters, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that each such person shall be required to retain in confidence and not to disclose to any other person any information or records reasonably designated by the Company in writing as being confidential until such time as such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), unless (i) such person shall be required to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter or (ii) such information is required to be set forth in such registration statement or the prospectus included therein or in an amendment to such registration statement or an amendment or supplement to such prospectus in order that such registration statement, prospectus, amendment or supplement, as the case may be, shall not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and such information has not been so set forth after the request by a Holder to such effect;

                           (e)         immediately notify the persons referred to in Section 2.3(c) and (if requested by any such person) confirm such advice in writing, (i) when such registration statement or any prospectus included therein or any amendment or supplement thereto has been filed and, with respect to such registration statement or any such amendment, when the same has become effective, (ii) of any written or material comments by the Commission with respect thereto or any request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contemplated by Section 2.3(1)(i) cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Eligible Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (vi) at any time when a prospectus is required to be delivered under the Securities Act, of the occurrence or failure to occur of any event, or any other change in law, fact or circumstance, as a result of which such registration statement, prospectus or any amendment or supplement thereto, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (f)         take reasonable efforts to prevent or obtain the withdrawal at the earliest practicable date of any order suspending the effectiveness of such registration statement or any post–effective amendment thereto;

                           (g)        if requested by the managing underwriter or underwriters or the Holders of at least a majority of the Eligible Securities being sold in connection with an underwritten public offering, promptly incorporate in a prospectus supplement or post–effective amendment such information as such managing underwriter or underwriters or such Holders reasonably specify should be included therein relating to the terms of the sale of such Eligible Securities, including, without limitation, information with respect to the number of Eligible Securities being sold to such underwriters, the names and descriptions of such Holders, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Eligible Securities to be sold in such offering, and make all required filings of such prospectus supplement or post–effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post–effective amendment;

                           (h)        furnish to each Holder of Eligible Securities included in such registration and each underwriter and counsel for Holder, if any, thereof a copy of such executed registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto, whether or not such exhibits are incorporated by reference therein) and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and each amendment or supplement thereto, in conformity with the requirements of the Securities Act, as such Holder and managing underwriter, if any, may reasonably request in order to facilitate the disposition of such Eligible Securities by such Holder or by the participating underwriters;

                           (i)          use its best efforts to (i) register or qualify the Eligible Securities to be included in such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Holder of such Eligible Securities and each managing underwriter, if any, thereof shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as is necessary to effect the disposition of such Eligible Securities in the manner contemplated by the registration statement, the prospectus included therein and any amendment or supplement thereto and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such Holder and any participating underwriter or underwriters to consummate the disposition in such jurisdictions of such Eligible Securities;

                           (j)          cooperate with the Holders of the Eligible Securities included in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Eligible Securities to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, and which shall not bear any restrictive legends; and, in the case of an underwritten public offering, enable such Eligible Securities to be registered in such names as the underwriter or underwriters may request at least two (2) business days prior to any sale of such Eligible Securities;

                           (k)         provide not later than the effective date of the registration statement a transfer agent and registrar for such Eligible Securities and a CUSIP number for all Eligible Securities;

                           (l)          enter into an underwriting agreement, engagement letter, agency agreement, “best efforts” underwriting agreement or similar agreement, as appropriate, and take such other actions in connection therewith as the Holders of at least a majority of the Eligible Securities to be included in such registration shall reasonably request in order to expedite or facilitate the disposition of such Eligible Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten public offering, (i) make such representations and warranties to the Holders of such Eligible Securities included in such registration and the underwriters, if any, in form, substance and scope as are customarily made in an underwritten public offering; (ii) obtain an opinion of counsel to the Company in customary form and covering such matters as are customarily covered by such an opinion as the Holders of at least a majority of such Eligible Securities and the underwriters, if any, may reasonably request, addressed to each participating Holder and the underwriters, if any, and dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement); (iii) obtain a “cold comfort” letter from the independent certified public accountants of the Company addressed to the Holders of the Eligible Securities included in such registration and the underwriters, if any, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, also dated the date of the closing under the underwriting agreement), such letter to be in customary form and covering such matters as are customarily covered by such letters; (iv) deliver such documents and certificates as may be reasonably requested by the Holders of at least a majority of the Eligible Securities included in such registration and the underwriters, if any, to evidence compliance with clause (i) of this Section 2.3(1) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and (v) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Sections 2.4, 2.5 and 2.6 hereof;

                           (m)        cause all such Eligible Securities registered hereunder to be listed on each securities exchange or over-the-counter market on which similar securities issued by the Company are then listed, and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its commercially reasonable efforts to secure designation of all such Eligible Securities covered by the registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Eligible Securities and, without limiting the generality of the foregoing, to use its commercially reasonable efforts to arrange for at least two market makers to register as such with respect to such Eligible Securities with the NASD;

                            (n)       make available on a reasonable basis senior management personnel of the Company to participate in, and cause them to cooperate with the selling Holders of Eligible Securities or the managing underwriter in any underwritten offering in connection with “road show” and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Eligible Securities to be sold in the underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its capital stock; and

                           (o)        otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

             Notwithstanding the provisions of Section 2.3(a), the Company’s obligation to file a registration statement, or cause such registration statement to become effective, shall be suspended, without incurring any liability to any Holder, for a period not to exceed 90 days if there exists at the time material non–public information relating to the Company that, in the reasonable opinion of the Company, should not be disclosed, provided that any such suspension shall occur no more than once in any 12–month period.  In such an event, the Company shall promptly inform all Holders of the Company’s decision to defer filing of a registration statement and shall notify all Holders promptly (but in any event not later than upon the expiration of the 90-day period specified in the immediately preceding sentence) of the recommencement of the Company’s best efforts to file the registration statement and to cause the registration statement to become effective.  If the Company shall so postpone the filing of a registration statement, (i) the Company shall use its reasonable best efforts to limit the delay to as short a period as is practicable and (ii) the Holders shall have the right to withdraw the request for registration by giving written notice to the Company at any time.  In the event of such withdrawal, such request shall not be counted for purposes of the number of requests for registration to which the Holders are entitled pursuant to Section 2.1(a).

             In connection with each registration of Eligible Securities hereunder, each Holder thereof will furnish to the Company in writing such information with respect to it and the proposed distribution by it as shall be reasonably necessary in order to assure compliance with applicable federal and state securities laws.  Each such Holder also agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any other event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Holder or the distribution of such Eligible Securities or omits to state any material fact regarding such Holder or the distribution of such Eligible Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update such previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the distribution of such Eligible Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances then existing.  Each Holder further agrees that upon receipt of any notice referred to in the immediately preceding sentence, or upon receipt of any notice from the Company pursuant to Section 2.2(e)(vi) hereof, such Holder shall forthwith discontinue the disposition of Eligible Securities pursuant to the registration statement applicable to such Eligible Securities until such Holder shall have received copies of an amended or supplemented registration statement or prospectus, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Eligible Securities at the time of receipt of such notice.

                          2.4        Expense.  The Company shall pay all expenses incurred in complying with Sections 2.1 and 2.2, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses of one counsel for the selling Holders, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws (other than those that by law must be paid by the selling security holders), fees of the transfer taxes, fees of transfer agents and registrars and stock exchange listing fees, but excluding all fees and expenses of counsel for the underwriters, if any, and all underwriting discounts and selling commissions applicable to the sale of Eligible Securities.  All expenses of participating sellers other than those assumed by the Company in this Agreement shall be borne by such sellers in proportion to the number of shares of Eligible Securities sold by each seller or as they may otherwise agree.

             2.5        Indemnification.

                           (a)         In the event of a registration of Eligible Securities under the Securities Act pursuant to Sections 2.1 and 2.2, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, each selling Holder, its Affiliates, each of their respective officers, directors, employees and agents, each underwriter of such Eligible Securities and each other person, if any, who controls such selling Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such selling Holder, Affiliate, their respective officer, director, employee, agent, underwriter or controlling person may become subject under the Securities Act or otherwise or in any action in respect thereof, and will reimburse each such person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Eligible Securities were registered under the Securities Act pursuant to Sections 2.1 or 2.2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to any such selling Holder, Affiliate, officer, director, employee, agent, underwriter or controlling person in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by such selling Holder, Affiliate officer, director, employee, agent, underwriter or controlling person in writing specifically for use in such registration statement or prospectus.

                                        (b)        Each selling Holder of such Eligible Securities, severally and not jointly, will indemnify and hold harmless the Company, each underwriter and each person, if any, who controls the Company or any underwriter within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of securities registered by the registration statement covering such Eligible Securities and each person, if any, who controls such seller, against all losses, claims, damages or liabilities, joint or several, to which the Company or any such officer, director, underwriter, other seller or controlling person may become subject under the Securities Act or otherwise, and shall reimburse the Company and each such officer, director, underwriter, other seller and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of material fact or omission or alleged omission of a material fact required to be stated therein made in reliance upon and in conformity with information pertaining to such Holder furnished in writing to the Company by such Holder specifically for use in the registration statement or prospectus relating to such Eligible Securities.  Notwithstanding the immediately preceding sentence, the aggregate liability of each such Holder hereunder shall not in any event exceed the net proceeds received by such Holder from the sale of Eligible Securities covered by such registration statement.

                           (c)         Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party, if a claim in respect thereof is to be made against an indemnifying party hereunder, shall notify such indemnifying party in writing thereof, but the omission so to notify such indemnifying party shall not relieve such indemnifying party from any liability that it may have to any indemnified party other than under this Section 2.5 and, unless the failure to so provide notice materially adversely affects or prejudices such indemnifying party’s defense against any action, shall not relieve such indemnifying party from any liability that it may have to any indemnified party under this Section 2.5.  In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from such indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 2.5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume and undertake the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such defense to be reimbursed by the indemnifying party as incurred.

                                        (d)        No indemnifying party shall be liable for any amounts paid in a settlement effected without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed.  No indemnifying party shall, without the indemnified party’s prior written consent, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation.

                            (e)        The reimbursements required by this Section 2.5 shall be made by periodic payment during the course of the investigation or defense, as and when bills are received and expenses incurred.

                            (f)        The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, or controlling person of such indemnified party and shall survive the transfer of securities.

             2.6        Contribution.  If for any reason the indemnity set forth in Section 2.5 is unavailable or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by said indemnity (a) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other hand (determined by reference to, among other things, whether the actual or alleged untrue statement of a material fact or actual or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) or (b) if the allocation provided by Section 2.6(a) above is not permitted by applicable law or provides a lesser sum to such indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party and such indemnified party but also the relative benefits received by the indemnifying party on the one hand and such indemnified party on the other hand, as well as any other relevant equitable considerations.

             The Parties agree that it would not be just and equitable if contribution pursuant to this Section 2.6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable consideration referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in such paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 2.6, a Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the sale of Eligible Securities sold by such Holder and distributed to the public exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person that is not guilty of such fraudulent misrepresentation.

             2.7        Underwriting Agreement.  If Eligible Securities are to be sold pursuant to a registration statement in an underwritten offering pursuant to Sections 2.1 or 2.2, the Company and each selling Holder of Eligible Securities shall enter into a written agreement with the managing underwriter or underwriters selected in the manner herein provided in such form and containing such provisions as are reasonably satisfactory to the Company and each such selling Holder and as are customary in the securities business for such an arrangement among such underwriter or underwriters, each such selling Holder and companies of the Company’s size and investment stature.  No Holder of Eligible Securities may participate in any underwritten sale of Eligible Securities pursuant to Sections 2.1 or 2.2 hereof unless such Holder agrees to sell such Holder’s securities in accordance with any underwriting arrangements approved by the persons entitled hereunder to specify the method of distribution of the securities being registered and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.  Notwithstanding anything to the contrary contained herein, no Holder of Eligible Securities shall be required to make any representations and warranties to the Company or the underwriters other than representations or warranties regarding the identity of such Holder, such Holder’s Eligible Securities, such Holder’s ability to transfer title to such Holder’s Eligible Securities and such Holder’s intended method of distribution or any other representations required by applicable law.

             2.8        Limitations on Subsequent Registration Rights.  If, subsequent to the date hereof, the Company grants to any holders or prospective holders of the Company’s securities the right to require that the Company register any securities of the Company under the Securities Act, such registration rights shall be granted subject to the rights of the Holders to include all or part of their Eligible Securities in any such registration on the terms and conditions set forth in Section 2.2.

             2.9        Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                                        (a)         make and keep public information available, as those terms are understood and defined in Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                           (b)        take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to use Form S-3 for the sale of its Eligible Securities;

                           (c)         file with the SEC in a timely manner all reports and other documents as may be required of the Company under the Securities Act and the Exchange Act; and

                           (d)        furnish to each Holder, so long as such Holder owns any Eligible Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

             2.10      Market-Standoff Agreement.

                           (a)         Market-Standoff Period; Agreement.  If requested by the Company and the managing underwriter of Common Stock of the Company, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of such underwriter, for such period of time (not to exceed 180 days) from the effective date of a registration statement filed under the Act as may be requested by such underwriter and to execute an agreement reflecting the foregoing as may be requested by such underwriter at the time of the Company’s underwritten public offering; provided that such agreement shall only apply to the first such registration statement of the Company including securities to be sold on its behalf to the public after the date hereof.

                           (b)        Limitations.  The obligations described in Section 2.10(a) shall apply only if all officers and directors of the Company and all significant equity holders of the Company enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Act.  If any Person, including any officer or director of the Company and any equity holder of the Company, is released from its obligations under Section 2.10(a) or such similar arrangements, all Holders shall be released from such obligations.

             2.11      Subsequent Public Offering.  At any time following the Closing, upon request of Holders holding a majority of the Eligible Securities, the Company shall use its best efforts to conduct a firmly underwritten primary registered public offering of its Common Stock as promptly as practical following the receipt of such notice, if, in the opinion of a major investment banking firm selected by Holders holding a majority of the Eligible Securities, the public equity markets would be receptive to such an offering.

ARTICLE III
PARTICIPATION RIGHTS

             3.1        Right of First Offer.  Subject to the terms and conditions specified in this Section 3.1, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined).

             Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

                           (a)         The Company shall deliver a notice by registered or certified mail (“Notice”) to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                           (b)        Within 30 calendar days after delivery of the Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the sum of Common Stock acquired from time to time pursuant to this Article III and the number of shares of Eligible Securities held by such Investor (and its Affiliates) bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).  The Company shall promptly, in writing, inform each Investor that elects to purchase all the Shares available to it (each, a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise.  During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor (and its Affiliates) shall be entitled to obtain its initial allocation of the Shares, plus, if desired, that portion of the Shares for which Investors were entitled to subscribe but that were not subscribed for by the Investors that is equal to the proportion that the number of shares of Eligible Securities issued and held by such Fully-Exercising Investor (and its Affiliates) bears to the total number of shares of Eligible Securities issued and held by all such Fully-Exercising Investors (and their Affiliates) desiring to purchase such unsubscribed Shares.

                                        (c)         The Company may, during the 90-day period following the expiration of the periods provided in Section 3.1(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in, the Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the rights provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

                           (d)        The right of first offer in this Section 3.1 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the purpose of soliciting or retaining their services, (ii) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (iii) to Common Stock issued upon conversion of the Series A Preferred Stock or the exercise of the Common Stock Warrants or the Placement Agent Warrants, or the Series A Preferred Stock issued upon the exercise of Series A Preferred Stock Warrants, (iv) to the issuance of securities pursuant to currently outstanding options, warrants, notes or other rights to acquire securities of the Company, (v) to a Qualified Primary Offering, (vi) to the issuance of Series A Preferred Stock and Series A Preferred Stock Warrants pursuant to the Additional Purchase Agreement, in compliance with Section 2.3 of the Securities Purchase Agreement or (vii) to stock splits, stock dividends or like transactions.

ARTICLE IV
MISCELLANEOUS

             4.1        Assignment; Third Party Beneficiaries.  All covenants and agreements contained in this Agreement by or on behalf of any of the signatories shall bind and inure to the benefit of the respective successors and assigns of the signatories, whether so expressed or not.  If any transferee of any Holder of Eligible Securities shall acquire Eligible Securities in any manner (other than by way of a registered public offering), whether by operation of law or otherwise, such Eligible Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Eligible Securities such transferee shall be entitled to receive the benefits of a Holder and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.  The benefits to which any such permitted transferee shall be entitled shall include, without limitation, the rights to register Eligible Securities under Sections 2.1 or 2.2 hereof; provided, however, that any such transferee shall not be entitled to deliver to the Company a Registration Request pursuant to Section 2.1 hereof unless such permitted transferee acquired from its transferor at least 1,000,000 Eligible Securities; provided, however, that the transfer of registration rights held pursuant to this Agreement to an Affiliate, shareholder, equity holder or officer of any Investor or its Affiliates shall be without restriction as to minimum shareholding.

             4.2        Notices.  All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

                           (i)          If to the Company:

                         1280 Landmeier Road
                              Elk Grove Village, IL 60007-2410
                              Fax No. 847-437-4969
                              Attention: General Counsel.

                           (ii)         If to an Investor: at the address set forth in the Securities Purchase Agreement or Additional Purchase Agreement, as applicable.

                           (iii)        If to a Holder other than an Investor, at the most recent address for such Holder maintained in the books and records of the Company.

             4.3        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

             4.4        Amendments.

                           (a)         This Agreement may not be amended or modified, and no provision hereof may be waived, except in writing, and any such writing shall only be effective with respect to a Party who has executed such writing.  The failure of any of the Parties to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of that term or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                           (b)        The Company may enter into the Additional Purchase Agreement.  Each Investor agrees that upon each Additional Purchaser’s acquisition of Series A Preferred Stock and Series A Preferred Stock Warrants in compliance with Section 2.3 of the Securities Purchase Agreement and execution and delivery of a signature page to the joinder agreement between the Company and each such Additional Purchaser pursuant to which such Additional Purchaser agrees to become a Party and to be bound by the terms hereof, each such Additional Purchaser shall become a Party to this Agreement for all intents and purposes and shall then be an Investor hereunder.  The Company shall then revise Schedule I to reflect the addition of each such Additional Purchaser.  The addition of such new parties and revision of Schedule I shall not constitute a modification, waiver or amendment of this Agreement that requires the consent of or any writing from any of the Parties hereto.

                          4.5        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto.  Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed an original executed counterpart hereof and a representation that an original executed counterpart hereof will be delivered.

             4.6        Remedies.  The Parties acknowledge that there may be no adequate remedy at law if any Party fails to perform any of its obligations hereunder and that each Party may be irreparably harmed by any such failure, and accordingly agree that each Party, in addition to any other remedy that it may be entitled at  law or in equity, shall be entitled to compel specific performance of the obligations of any other Party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any state thereof having jurisdiction.

             4.7        Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

             4.8        Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Investors and Holders shall be enforceable to the fullest extent permitted by law.

             4.9        Entire Agreement.  This Agreement is intended by the Parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein or therein.  This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

[SIGNATURE PAGE FOLLOWS]

             IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY		INVESTORS

ELECTRIC CITY CORP.,		NEWCOURT CAPITAL USA INC.,
a Delaware corporation		a Delaware corporation

By:		By:

Name:	John Mitola	Name Guy Piazza

Title:	Chief Executive Officer	Title: Vice President

NEWCOURT CAPITAL SECURITIES, INC.
a Delaware corporation

By:

Name: Robert W. Sextor

Title: Managing Director

EP POWER FINANCE, L.L.C.,
a Delaware limited liability company

By:

Name: Paul E. McGlinn

Title: Managing Director

MORGAN STANLEY DEAN WITTER
EQUITY FUNDING, INC., a Delaware corporation

By:

Name: Thomas A. Clayton
Title: Vice President

ORIGINATORS INVESTMENT PLAN, L.P., a Delaware limited partnership

By: MSDW OIP Investors, Inc., its general partner

By:

Name: Thomas A. Clayton
Title: Vice President

DUKE CAPITAL PARTNERS, LLC,
a Delaware limited liability company
By:

Name: Gerald S. Stalun

Title: EUP + Managing Director

SCHEDULE I

INVESTORS

Newcourt Capital USA Inc.

Newcourt Capital Securities, Inc.

EP Power Finance, L.L.C.

Morgan Stanley Dean Witter Equity Funding, Inc.

Originators Investment Plan, L.P.

Duke Capital Partners, LLC

EXHIBIT C

STOCKHOLDERS AGREEMENT

                           This Stockholders Agreement, dated as of  July 31, 2001 (as it may be amended from time to time, this “Agreement”), is made by and among Electric City Corp., a Delaware corporation (the “Company”), and each of the other entities set forth on Schedule I hereto from time to time and shall become effective on the Closing Date (as defined in the Securities Purchase Agreement).

WITNESSETH

                           WHEREAS, the Company and the Holders have entered into that certain Securities Purchase Agreement, dated as of July 31, 2001 (as it may be amended from time to time, the “Securities Purchase Agreement”), whereby the Company will sell and the Holders will buy shares of the Company’s Series A Convertible Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), together with shares of Common Stock, warrants to purchase Series A Preferred Stock and warrants to purchase Common Stock; and

                           WHEREAS, it is a condition to the obligations of the Holders to purchase such securities pursuant to the Securities Purchase Agreement that the parties hereto enter into this Agreement.

AGREEMENT

                           NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

                           1.1        Defined Terms.  All terms capitalized but not defined herein shall have the meaning attributable to such terms in the Securities Purchase Agreement, except where the context otherwise requires.  The following additional terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

                           “Additional Purchase Agreement” means the securities purchase agreement providing for the issuance and sale of Series A Preferred Stock and Series A Preferred Stock Warrants to the Additional Purchasers, as contemplated by Section 2.3 of the Securities Purchase Agreement.

                           “Additional Purchaser” shall mean each purchaser under the Additional Purchase Agreement.

                           “Affiliate” means, as applied to any Person, any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such other Person, whether through the ownership of voting securities or by contract or otherwise.

                           “Agreement” shall have the meaning set forth in the preamble hereof.

                           “Board Observer” means an individual who shall not be a member of the Board and who shall have the rights set forth in Section 2.3 hereof.

                           “Board” means the Board of Directors of the Company.

                           “Certificate of Designations” means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock of Electric City Corp. referenced in the Securities Purchase Agreement.

                           “Change of Control Transaction” means a transaction that results in the occurrence of any of the following events:  (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding voting stock of the Company; (ii) the Company consolidates with or merges with or into another person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with or merges with or into the Company, in any such event, pursuant to a transaction in which the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property; (iii) any person consolidates with or merges with or into a subsidiary of the Company and such consolidation or merger results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company or results in the holders of the outstanding voting securities of this Company immediately prior to such transaction holding less than a majority of the voting securities of this Company or the surviving entity immediately thereafter; or (iv) the Company is liquidated, dissolved or a special resolution is passed by the stockholders of the Company approving the plan of liquidation or dissolution..

                           “Commission” means the United States Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act of 1933, as amended.

                           “Common Stock” means and includes the Company’s authorized common stock, par value $0.0001 per share.

                           “Company” shall have the meaning set forth in the preamble.

                           “Director” means a director of the Company.

                                        “Holders” means the entities (or groups of entities, as the case may be) set forth on Schedule I hereto from time to time.

                           “Information” shall have the meaning set forth in Section 3.13.

                           “Other Companies” means Persons that may directly or indirectly compete with any or all of the business of the Company or its subsidiaries.

                           “Person” means and includes an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

                           “Securities Purchase Agreement” shall have the meaning set forth in the first recital hereof.

                           “Series A Preferred Stock” shall have the meaning set forth in the first recital hereof.

                           “Unlimited Parties” shall have the meaning set forth in Section 3.13.

ARTICLE II
VOTING

                           2.1        Board Nominations.  The Company and the Holders hereby agree that:

                                        (a)         For so long as a Holder (other than an Additional Purchaser or its transferees) and its Affiliates hold at least 200,000 shares of Series A Preferred Stock (as adjusted for stock splits, stock combinations and the like) in the aggregate, each such Holder shall be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the Board one nominee for election to the Board by the holders of the Series A Preferred Stock, voting as a single class, each time Directors of the Company are to be elected.

                                        (b)        Within 30 days of the first day that a Holder and its Affiliates hold less than 200,000 shares of Series A Preferred Stock (as adjusted for stock splits, stock combinations and the like) in the aggregate, such Holder shall cause the Director nominated by such Holder to resign from the Board.

                           2.2        Board of Directors of the Company.

                                        (a)         So long as a Holder shall hold any shares of Series A Preferred Stock, such Holder shall vote all of its shares of Series A Preferred Stock for the election of all Directors nominated pursuant to Section 2.1 hereof.  The nominee designated by each Holder shall be identified in a proxy statement delivered to the Company stockholders in connection with any annual meeting of stockholders or to the Holders in connection with a special meeting of the Holders of Series A Preferred Stock, if such nominees have not been already elected by written consent of the Holders.

                                        (b)        Each Holder shall appear in person or by proxy at all annual or special meetings of stockholders and at all special meetings of the holders of Series A Preferred Stock for the purpose of obtaining a quorum and shall vote or cause the vote of the Series A Preferred Stock owned by such Holder or by any Affiliate of such Holder, either in person or by proxy, to be cast in accordance with the provisions of this Article II.

                                        (c)         Each Holder shall vote all of its Series A Preferred Stock in favor of removal from the Board, upon notice by a Holder that an individual designated by it pursuant to Section 2.1 should be removed, and to use its best efforts to cause the Board to fill the vacancy so vacated with another person designated by such Holder (unless such removal resulted from such Holder and its Affiliates holding less than an aggregate of 200,000 shares of Series A Preferred Stock, as adjusted for stock splits, stock combinations and the like).  Each Holder shall cooperate fully in connection with the nomination of Directors, the voting of its shares of Series A Preferred Stock, the execution of written consents (if then permissible under the Certificate of Incorporation (as amended and restated from time to time) of the Company), the calling of meetings and other stockholder matters to effect the provisions of this Article II.

                                        (d)        If any Director nominated pursuant to Section 2.1 is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, the Holder who designated such Director will be entitled to designate an individual to fill the vacancy on the Board so created and each Holder will use its best efforts to cause the Board to fill the vacancy so created with the individual so designated, in accordance with the Certificate of Designations (unless such removal or withdrawal resulted from such Holder and its Affiliates holding less than an aggregate of 200,000 shares of Series A Preferred Stock, as adjusted for stock splits, stock combinations and the like).

                                        (e)         Each Holder shall not and shall not permit any of its Affiliates to grant any proxy or enter into or be bound by any voting trust or voting agreement with respect to its Series A Preferred Stock, or enter into any arrangements of any kind with any Person with respect to its Series A Preferred Stock, in any case in a manner that is inconsistent with the provisions of this Agreement.

                                        (f)         The Company shall take such actions as may be necessary to permit the Holders to elect the nominees of each Holder pursuant to the provisions of this Article II or to appoint such nominees to the Board to fill any vacancy resulting from the death, resignation, removal or other withdrawal from the Board of a Director previously designated by such Holder of the Series A Preferred Stock (unless such removal or withdrawal resulted from such Holder and its Affiliates holding less than an aggregate of 200,000 shares of Series A Preferred Stock (as adjusted for stock splits, stock combinations and the like)), and if necessary, to be included in the slate of nominees recommended by the Board to the Company’s stockholders for election as Directors.

                                        (g)        For so long as any Series A Preferred Stock is outstanding, the number of Directors serving on the Board shall be fixed by resolution of the Board at twelve (12) and shall not be increased or decreased except in accordance with Section 6(f) of the Certificate of Designations.

                           2.3        Board Observation Rights.  If a Holder (other than an Additional Purchaser or its transferees) (a) possesses the right to designate for nomination to the Board its nominee pursuant to Section 2.1(a), or (b) no longer possesses a right to designate for nomination to the Board its nominee pursuant to Section 2.1(a) because such Holder and its Affiliates hold less than an aggregate of 200,000 shares of Series A Preferred Stock (as adjusted for stock splits, stock combinations and the like), but such Holder and its Affiliates hold at least an aggregate of 2,000,000 shares of the Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangable for shares of Common Stock, and the exchange or conversion of all securities convertible or exchangeable for Common Stock), then such Holder shall be entitled to designate one individual to serve as a Board Observer.  Such Board Observer will be invited to attend all meetings of the Board and any Board committees as an observer and to receive copies of all materials and communications provided to the Board and Board committees when so distributed.  The Board Observer will not be excluded from any portion of Board meetings, Board committee meetings or Board discussions except for those portions (a) in which the Company’s counsel communicates with the Board on matters where Board Observer’s attendance would result in loss of the attorney-client privilege for the Company  and (b) in which, in the good faith judgment of counsel to the Company, participation by the Board Observer is not appropriate under applicable law.

                           2.4        Conversion of Series A Preferred Stock.  Any Holder (including its Affiliates) who converts more than 50% of the shares of Series A Preferred Stock (as adjusted for stock splits, stock combinations and the like) purchased by it pursuant to the Securities Purchase Agreement or Additional Purchase Agreement, as applicable, shall, at the written request of the Company, convert all of its remaining shares of Series A Preferred Stock, if any, within five (5) Business Days of receipt of such request, in accordance with Section 7(c) of the Certificate of Designations.  Any transferee of a Holder (other than a Holder’s Affiliates) who converts more than 50% of the shares of Series A Preferred Stock transferred to it by a Holder shall, at the written request of the Company, convert all of its remaining shares of Series A Preferred Stock, if any, within five (5) Business Days of receipt of such request, in accordance with Section 7(c) of the Certificate of Designations.

                           2.5        Approval of Certain Actions by Holders of Series A Preferred Stock.

                                        (a)         For so long as any shares of Series A Preferred Stock remain issued and outstanding, the Company shall not, without the affirmative consent or approval of the holders of record representing 75% or more of the shares of Series A Preferred Stock then outstanding, voting as a single class to the exclusion of all other classes of the Company’s capital stock (such consent or approval to be given by written consent in lieu of a meeting if allowable under the Company’s Certificate of Incorporation or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Preferred Stock): (i) enter into any agreement that would restrict the Company’s ability to perform under the Securities Purchase Agreement; (ii) amend its Certificate of Incorporation (including the Certificate of Designations) or bylaws in any way that could adversely affect, alter or change the rights, powers or preferences of the Series A Preferred Stock; (iii) engage in any transaction that would impair or reduce the rights, powers or preferences of the Series A Preferred Stock as a class; or (iv) complete any Change of Control Transaction (provided that if less than 400,000 shares of the Series A Preferred Stock are then outstanding (as adjusted for stock splits, stock combinations, recapitalizations and the like) and the then holders of Series A Preferred Stock refused to consent to such Change of Control Transaction, the Company may, at its option, redeem all, but not less than all, of such Series A Preferred Stock pursuant to Section 6(e)(i)(D) of the Certificate of Designations.

                                        (b)        For so long as at least 800,000 shares of Series A Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock combinations, recapitalizations and the like), the Company shall not, without the affirmative consent or approval of the holders of shares representing 66-2/3% of the shares of Series A Preferred Stock then outstanding, voting as a single class to the exclusion of all other classes of the Company’s capital stock (such consent or approval to be given by written consent in lieu of a meeting if allowable under the Company’s Certificate of Incorporation or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Preferred Stock):  (i) authorize or issue any capital stock or other equity security with rights, preferences or privileges that are senior to or pari passu with the Series A Preferred Stock or any securities convertible or exchangeable into such capital stock or equity, other than (x) Series A Preferred Stock issued upon exercise of the Series A Preferred Stock Warrants issued pursuant to the Securities Purchase Agreement, (y) Series A Preferred Stock issued to the Additional Purchasers (as defined in the Securities Purchase Agreement), if any, or issued upon exercise of the Series A Preferred Stock Warrants issued to the Additional Purchasers, if any, in compliance with Section 2.3 of the Securities Purchase Agreement, or (z) Series A Preferred Stock issued as payment in kind of any accrued but unpaid dividends on the Series A Preferred Stock; (ii) authorize or issue any options, rights or warrants to purchase capital stock of the Company, other than Series A Preferred Stock Warrants issued to the Additional Purchasers, if any, in compliance with Section 2.3 of the Securities Purchase Agreement, or enter into any agreement or amendment with respect to any outstanding options, rights or warrants to purchase capital stock of the Company that reduces or that has the effect of reducing the per share exercise price for any such options, rights or warrants or by canceling existing options, rights or warrants in connection with the grant of a new option, right or warrant; (iii) authorize or issue any debt securities of the Company, other than debt under the Company’s existing revolving lines of credit in effect on the date hereof or the replacement thereof on substantially similar terms, and any additional debt up to $1,000,000 in the aggregate issued or incurred in the ordinary course of business (excluding trade payables incurred in the ordinary course of business); (iv) purchase, redeem, or otherwise acquire any of the Company’s capital stock, other than the redemption of the Series A Preferred Stock; (v) enter into any acquisition, sale, merger, joint venture, consolidation or reorganization involving the Company or any of its subsidiaries; (vi) sell or lease assets of the Company or any of its subsidiaries, except in the ordinary course of business; (vii) declare or pay any cash dividends or make any distributions on any of its capital stock, other than on the Series A Preferred Stock; (viii) authorize the payment or pay to any individual employee of the Company of cash compensation in excess of $500,000  per annum; or (ix) enter into any transactions (or series of transactions), including loans, with any employee, officer or director of the Company or to or with his, her or its Affiliates or family members (other than with respect to payment of compensation to actual full-time employees in the ordinary course of business) involving $50,000 or more per year individually or $250,000 or more per year in the aggregate.

                                        (c)         For so long as at least 1,200,000 shares of Series A Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock combinations, recapitalizations and the like), the Company shall not, without the affirmative consent or approval of the holders representing 66-2/3% of the shares of Series A Preferred Stock then outstanding, voting as a single class to the exclusion of all other classes of the Company’s capital stock (such consent or approval to be given by written consent in lieu of a meeting if allowable under the Company’s Certificate of Incorporation or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Preferred Stock):  (i) terminate or newly appoint the chief executive officer or president of the Company; (ii) approve any annual capital budget if such budget provides for annual capital expenditures by the Company and its subsidiaries in excess of $1,000,000 in the aggregate in any year; or (iii) approve the incurrence of any single capital expenditure (or series of related capital expenditures) in excess of $500,000; provided, however, the Company shall have the right to make any reasonable emergency capital expense that the Board of Directors determines is necessary to maintain operations as a result of a catastrophic event.

                           2.6        Successors.  The provisions of this Agreement shall be binding upon the successor in interest to any Holder of the Series A Preferred Stock.  The Company shall not permit the transfer of any of the Series A Preferred Stock on its books or issue a new certificate representing any of the Series A Preferred Stock unless and until the Person to whom such Series A Preferred Stock is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such Person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such Person were a Holder hereunder; provided, however, that such successor Persons shall not have any rights to designate any Directors pursuant to Section 2.1(a) nor any rights under Section 2.3 (except in the case of Section 2.1(a) or Section 2.3 if such Person is an Affiliate of a Holder having rights thereunder).

                           2.7        Aggregation. For purposes of determining the number of shares of Series A Preferred Stock held (or converted) by a Holder pursuant to this Article II, the number of shares of Series A Preferred Stock held (or converted) by all of such Holder’s Affiliates shall be aggregated with the number of shares of Series A Preferred Stock held (or converted) by such Holder.

                           2.8        Agreement of Additional Purchasers Regarding Special Approval Rights Vote.  In connection with any vote, approval or written consent of the holders of shares of Series A Preferred Stock pursuant to Section 2.5 of this Agreement (and/or Section 6(e) of the Certificate of Designations), each Additional Purchaser (and its Affiliates or their respective transferees) shall vote or otherwise grant its approval or written consent for its shares of Series A Preferred Stock (prior to the close of voting but after the votes, approvals or written consents of all of the other holders of Series A Preferred Stock casting votes, approvals or written consents have been tallied) in the same proportion to the aggregate affirmative and negative votes, approvals or written consents of the other holders of Series A Preferred Stock, with respect to each proposal submitted for vote, approval or written consent.

ARTICLE III
 GENERAL PROVISIONS

                           3.1        Legend on Share Certificates.

                                        (a)         All certificates for shares of Series A Preferred Stock that are subject to the terms and provisions of Article 2, in addition to such other legends as may be required by law, shall bear the legend set forth in Section 9.3 of the Securities Purchase Agreement (and any other legend required by any other agreement contemplated by the Securities Purchase Agreement), as applicable, and the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN REQUIREMENTS AS TO VOTING CONTAINED IN THE STOCKHOLDERS AGREEMENT, DATED AS OF JULY 31, 2001 (AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME), BETWEEN THE COMPANY AND CERTAIN STOCKHOLDERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                                        (b)        Upon the termination of this Agreement, each Holder shall be entitled to receive, in exchange for any certificate bearing the legend described in Section 3.1(a), a certificate that no longer bears the legend set forth in Section 3.1(a), unless the Company shall have sooner determined (based upon advice of legal counsel) that such legend is no longer required by law.

                           3.2        Injunctive Relief.  It is acknowledged that it is impossible to measure in money the damages that would be suffered if the parties fail to comply with the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law.  Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                           3.3        Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           3.4        Governing Law.  Except as to matters governed by the General Corporation Law of the State of Delaware and decisions thereunder of the Delaware courts applicable to Delaware corporations, which shall be governed by such laws and decisions, this Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

                           3.5        Entire Agreement; Amendment; Waiver.

                                        (a)         This Agreement, together with the Certificate of Designations, contains the entire agreement among the parties hereto with respect to the subject matter hereof.  This Agreement may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by the Holders and by the Company.  Any such amendment so approved shall be binding on all Holders and all other Persons bound by this Agreement.  No waiver of any term or provision shall be effective unless in writing signed by the party to be charged.

                                        (b)        The Company may enter into the Additional Purchase Agreement.  Each Holder agrees that upon each Additional Purchaser’s acquisition of Series A Preferred Stock and Series A Preferred Stock Warrants in compliance with Section 2.3 of the Securities Purchase Agreement and execution and delivery of a signature page to the joinder agreement between the Company and each such Additional Purchaser pursuant to which such Additional Purchaser agrees to become a party and to be bound by the terms hereof, each such Additional Purchaser shall become a party to this Agreement for all intents and purposes and shall then be a Holder hereunder.  The Company shall then revise Schedule I to reflect the addition of each such Additional Purchaser.  The addition of such new parties and revision of Schedule I shall not constitute a modification, waiver or amendment of this Agreement that requires the consent of or any writing from any of the parties hereto.

                           3.6        Binding Effect.  This Agreement shall be binding on and inure to the benefit of the parties hereto and, subject to the terms and provisions hereof, their respective legal representatives, successors and assigns.

                           3.7        Invalidity of Provision.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                           3.8        Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto.  Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

                           3.9        Notices.  All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by certified or registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

                                        (i)          If to the Company:

                                        1280 Landmeier Road
                                        Elk Grove Village, IL 60007-2410
                                        Fax No. 847-437-4969
                                        Attention:  General Counsel

                                        (ii)         If to a Holder: at the address set forth in the Securities Purchase Agreement, or Additional Purchase Ageeement, as applicable.

                           3.10      Headings.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

                           3.11      Representations and Warranties.  Each party to this Agreement represents and warrants to the other parties to this Agreement that (i) all action on the part of such party necessary for the authorization, execution, delivery and performance of this Agreement has been taken and (ii) this Agreement is the legally valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally and to equitable principles relating to enforceability.

                           3.12      No Conflict.  The Company shall not enter into any agreement that is inconsistent with or that would in any way interfere with the rights of the parties hereto.  The Company shall ensure that its Certificate of Incorporation and bylaws do not at any time conflict with the provisions of this Agreement then in effect.  In the event that any such conflict should nevertheless exist, the provisions of this Agreement shall control to the extent permitted under applicable law.

                           3.13      Unlimited Parties.  All parties to this Agreement hereby acknowledge and agree that:

                                        (a)         Nothing in this Agreement shall in any way limit or be construed as limiting the ability of a Holder or its Affiliates or Directors or Board Observers designated by such Holder (collectively, the “Unlimited Parties”), and such Unlimited Parties may, in the past, present or future, carry out and engage in any and all activities associated with their businesses, including, without limitation, underwriting (including, without limitation, underwriting investments of private equity of the Unlimited Parties or other persons in the business of designing, developing, manufacturing or marketing of power conservation and reliability systems, including, without limitation, direct competitors of the Company), trading, brokerage, financing, derivatives, foreign exchange, asset management activities and principal investment, and for the avoidance of doubt and without limiting the generality of the foregoing, the Unlimited Parties may: (i) purchase and hold long or short positions, otherwise make investments, trade or otherwise effect transactions, for their own account or the account of their customers, in the debt or equity securities or loans of persons which may directly or indirectly compete with any or all of the business of the Company (the “Other Companies”); and (ii) provide financial advice to the Other Companies; and

                                        (b)        The Unlimited Parties may have information that may be of interest or value to the Company (“Information”) regarding various matters including without limitation, (i) an Unlimited Party’s products, plans, services and technology, and plan and strategies relating thereto, (ii) current and future investments an Unlimited Party has made, may make, may consider or may become aware of with respect to other companies and other products, services and technology, including without limitation, Other Companies, and (iii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, including, without limitation, Other Companies.  The Company agrees that the Unlimited Parties shall have no duty to disclose any Information to the Company or permit the Company to participate in any investments or transactions based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information.

[SIGNATURE PAGE TO FOLLOW]

                           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY		HOLDERS

ELECTRIC CITY CORP., a Delaware corporation		NEWCOURT CAPITAL USA INC., a Delaware corporation

By:		By:

Name:	John Mitola	Name:

Title:	Chief Executive Officer	Title:

EP POWER FINANCE, L.L.C., a Delaware limited liability company

By:

Name:

Title:

MORGAN STANLEY DEAN WITTER EQUITY FUNDING, INC., a Delaware corporation

By:

		Name:	Thomas A. Clayton
		Title:	Vice President

ORIGINATORS INVESTMENT PLAN, L.P., a Delaware limited partnership

		By:	MSDW OIP Investors, Inc., its general partner

By:

		Name:	Thomas Clayton
		Title:	Vice President

DUKE CAPITAL PARTNERS, LLC, a Delaware limited liability company

By:

Name:

Title:

[Signature Page to Stockholders Agreement]

SCHEDULE I

HOLDERS

1.          Newcourt Capital USA, Inc. is a Holder.

2.          EP Power Finance, L.L.C. is a Holder

3.          Morgan Stanley Dean Witter Equity Funding, Inc. together with Originators Investment Plan, L.P. are collectively a Holder.

4.          Duke Capital Partners, LLC is a Holder.

EXHIBIT D

FORM OF SERIES A CONVERTIBLE PREFERRED STOCK WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

THE SERIES A PREFERRED STOCK ISSUABLE UPON THE EXERCISE OF THE SECURITIES REPRESENTED HEREBY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SERIES A PREFERRED STOCK ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT, A STOCKHOLDERS AGREEMENT AND A STOCK TRADING AGREEMENT, AS EACH OF THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY.

WARRANT NO.

WARRANT CERTIFICATE

TO PURCHASE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK,

PAR VALUE $0.01 PER SHARE

OF

ELECTRIC CITY CORP.

             THIS IS TO CERTIFY THAT [Purchaser] or its registered assigns (the “Holder”), is the owner of 100,000 warrants (the “Warrants”), each of which entitles the registered Holder thereof to purchase from Electric City Corp., a Delaware corporation (the “Company”), one fully paid, duly authorized and nonassessable share of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of the Company at any time or from time to time on or before 5:00 p.m., New York City time, on the Warrant Expiration Date, at an exercise price of $10.00 per share, subject to adjustment from time to time as set forth herein (the “Exercise Price”), all on the terms and subject to the conditions hereinafter set forth.

             The number of shares of Series A Preferred Stock issuable upon exercise of each Warrant (the “Number Issuable”) shall be determined for each Warrant by dividing $10.00 by the Exercise Price in effect at the time of such exercise, and is initially one (1) share of Series A Preferred Stock.  Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 13 hereof or, if not therein defined, in the Securities Purchase Agreement.

             Section 1.         Exercise Of Warrants.  Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the registered Holder hereof at any time or from time to time, on or before 5:00 p.m., New York City time, on the Warrant Expiration Date upon delivery to the Company at the principal executive office of the Company in the United States of America, of (a) this Warrant Certificate, (b) a written notice stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the number of Warrants being exercised and the name or names in which such Holder wishes the certificate or certificates for shares of Series A Preferred Stock to be issued and (c) payment of the Exercise Price for the shares of Series A Preferred Stock issuable upon exercise of such Warrants, which shall be payable by any one or any combination of the following: (i) cash or (ii) certified or official bank check payable to the order of the Company.  The documentation and consideration delivered in accordance with clauses (a), (b) and (c) of this paragraph above are collectively referred to herein as the “Warrant Exercise Documentation.”

             As promptly as practicable, and in any event within two (2) Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares of Series A Preferred Stock issuable in connection with such exercise, and if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised; provided, however, that no new Warrant Certificate need be delivered if the Warrant Expiration Date has occurred.  Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Series A Preferred Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Series A Preferred Stock at such time.

             The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of the issue or delivery of any shares of Series A Preferred Stock issuable upon the exercise of the Warrants evidenced hereby.  The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Series A Preferred Stock in any name other than that of the registered Holder of the Warrants evidenced hereby.

             In connection with the exercise of any Warrants evidenced hereby, at the Company’s option, no fractions of shares of Series A Preferred Stock shall be issued, but in lieu thereof the Company may elect to pay a cash adjustment in respect of such fractional interest in an amount equal to any such fractional interest multiplied by $10.00 per share of Series A Preferred Stock.  If more than one such Warrant shall be exercised by the Holder thereof at the same time, the number of full shares of Series A Preferred Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

Section 2.         Adjustments.

                           (a)         Subdivision or Combination of Stock or Stock Dividends.  In case the Company shall at any time subdivide its outstanding shares of Series A Preferred Stock into a greater number of shares, by split or otherwise, or issue additional shares of Series A Preferred Stock as a dividend (other than as a dividend in respect of the outstanding Series A Preferred Stock in accordance with Section 3 of the Certificate of Designations (as defined in the Securities Purchase Agreement)), or make any other distribution upon any class or series of stock payable in shares of common stock or Convertible Securities of the Company, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Series A Preferred Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                           (b)        Reorganization; Reclassification; Consolidation; Merger or Sale of Assets.  In case of any capital reorganization or reclassification or other change of outstanding shares of Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving person and that does not result in any reclassification or change of outstanding Series A Preferred Stock) (any of the foregoing, a “Transaction”), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to each Holder of the Warrants evidenced hereby, at least five (5) Business Days prior to effecting any of the foregoing Transactions, a certificate that the Holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Series A Preferred Stock into which such Warrant could have been exercised immediately prior to such Transaction (or, if the Series A Preferred Stock did not participate in any such Transaction, the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Series A Preferred Stock could have been converted immediately prior to such Transaction).  Such certificate shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 and shall contain other terms identical to the terms hereof.   If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Series A Preferred Stock (or, if applicable, by a holder of Common Stock issuable upon conversion of the Series A Preferred Stock) includes shares of stock or other securities of a Person other than the successor or purchasing Persons and other than the Company, who controls or is controlled by the successor or purchasing Person or who, in connection with such Transaction, issues stock, securities, other property or cash to holders of Series A Preferred Stock or Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to Holders of the Warrants upon exercise thereof as provided above.  The provisions of this Section 2(b) similarly shall apply to successive Transactions.

                           (c)         Special Distributions.  In the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in notes or other debt securities or in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock)) of the Company, whether or not pursuant to a stockholder rights plan, “poison pill” or similar arrangement (but excluding any dividend or distribution that results in an adjustment to the Exercise Price pursuant to Section 2(a)) in other property or assets, to holders of Series A Preferred Stock (a “Special Distribution”), then the Board of Directors shall set aside the amount of such dividend or distribution that each Holder of Warrants would have been entitled to receive had it exercised such Warrants prior to the record date for such dividend or distribution.  Upon the exercise of a Warrant evidenced hereby, the Holder shall be entitled to receive such dividend or distribution that such Holder would have received had such Warrant been exercised immediately prior to the record date for such dividend or distribution.

                           Section 3.         Notice of Certain Events.  In case at any time or from time to time the Company shall declare any dividend or any other distribution to the holders of its Series A Preferred Stock or Common Stock, or shall authorize the granting to the holders of its Series A Preferred Stock or Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, or shall authorize the issuance or sale of any other shares or rights that would result in an adjustment to the Exercise Price pursuant to Section 2(a) or would result in a Special Distribution described in Section 2(c), or there shall be any capital reorganization or reclassification of the Series A Preferred Stock or Common Stock or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to each Holder of the Warrants evidenced hereby at such Holder’s address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least  ten (10) Business Days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Series A Preferred Stock or Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (b) the issue date of such dividend, distribution, rights or warrants and (c) the date on which such reorganization, reclassification, consolidation, merger, sale, disposition, dissolution, liquidation or winding up is expected to become effective.  Such notice also shall specify the date as of which it is expected that the holders of Series A Preferred Stock or Common Stock of record shall be entitled to exchange their Series A Preferred Stock or Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, disposition, dissolution, liquidation or winding up.

                           Section 4.         Certain Covenants.  The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Series A Preferred Stock or its authorized and issued Series A Preferred Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Series A Preferred Stock upon exercise of the Warrants, the maximum number of shares of Series A Preferred Stock that may then be deliverable upon the exercise of all outstanding Warrants. The Company shall take all action required to increase the authorized number of shares of Series A Preferred Stock if at any time there shall be insufficient authorized but unissued shares of Series A Preferred Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

                           The Company or, if appointed, the transfer agent for the Series A Preferred Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Certificate on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.

                           Before taking any action that would cause an adjustment pursuant to Section 2 hereof to reduce the Exercise Price below the then par value (if any) of the Series A Preferred Stock, the Company will take any corporate action that may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Series A Preferred Stock at the Exercise Price as so adjusted.

                           The Company covenants that all Series A Preferred Stock that may be issued upon exercise of the Warrants will, upon issue, be validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                           Section 5.         Registered Holder.  The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes.

                           Section 6.         Transfer of Warrants.  Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered Holder hereof, at the principal executive office of the Company in the United States of America.  Thereupon, the Company shall issue in the name or names specified by the registered Holder hereof and, in the event of a partial transfer, in the name of the registered Holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Series A Preferred Stock as shall be equal to the number of shares of Series A Preferred Stock then purchasable hereunder.

                           Section 7.         Restrictive Legend.  Each certificate representing the Series A Preferred Stock issued upon exercise of this Warrant shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT, A STOCKHOLDERS AGREEMENT AND A STOCK TRADING AGREEMENT, AS EACH OF THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY.

Said legends shall be removed by the Company, upon the request of the holder thereof, at such time as the restrictions on the transfer of the applicable security under applicable securities laws and the obligations imposed on the holder thereof under the Investor Rights Agreement, Stockholders Agreement and Stock Trading Agreement, as applicable, shall have terminated.

                           Section 8.         Denominations.  The Company will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

                           Section 9.         Replacement of Warrants.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

                           Section 10.       Governing Law.  Except as to matters governed by the General Corporation Law of the State of Delaware and decisions thereunder of the Delaware courts applicable to Delaware corporations, which shall be governed by such laws and decisions, this Warrant Certificate shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                           Section 11.       Rights Inure to Registered Holder.  The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered Holder thereof and the Company and their respective successors and permitted assigns.  Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder and their respective successors and permitted assigns any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder.  Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a Holder of shares of Series A Preferred Stock or Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

                           Section 12.       Notice. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be given by registered or certified first–class mail, return receipt requested, nationally recognized overnight delivery service or personal delivery, (a) if to the Holder of a Warrant, at such Holder’s last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the Securities Purchase Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication.  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered if delivered by a nationally recognized overnight delivery service; and five (5) Business Days after being deposited in the mail, as aforesaid, postage prepaid, if mailed.

                           Section 13.       Definitions.  For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

                            “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                            “Company” shall have the meaning set forth in the preamble hereof.

                           “Series A Preferred Stock” shall have the meaning set forth in the preamble hereof.

                           “Convertible Securities” means any rights to subscribe for or to purchase, or any options or warrants for the purchase of, Series A Preferred Stock or any stock, notes or securities convertible into or exchangeable for Series A Preferred Stock.

                           “Exercise Price” shall have the meaning set forth in the preamble hereof.

                           “Holder” shall have the meaning set forth in the preamble.

                           “Number Issuable” shall have the meaning set forth in the preamble.

                           “Person” means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                           “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of July 31, 2001, among the Company, the Holder and the other parties signatory thereto, as the same may be amended, modified or otherwise supplemented from time to time in accordance with its terms.

                           “Special Distribution” shall have the meaning set forth in Section 2(c) hereof.

                           “Transaction” shall have the meaning set forth in Section 2(b) hereof.

                           “Transfer Agent” shall have the meaning set forth in Section 4 hereof.

                           “Warrants” shall have the meaning set forth in the preamble hereof.

                           “Warrant Exercise Documentation” shall have the meaning set forth in Section 1 hereof.

                           “Warrant Expiration Date” means September _____, 2002.

[SIGNATURE PAGE FOLLOWS]

             IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the Closing Date (as defined in the Securities Purchase Agreement).

COMPANY

ELECTRIC CITY CORP.,
a Delaware corporation

By:

Name:

Title:

ATTEST:

Form of Assignment Form

[To be executed upon assignment of Warrants]

             The undersigned hereby assigns and transfers unto ______________________, whose Social Security Number or Tax ID Number is ____________________ and whose record address is ___________________________________ the rights represented by the attached Warrant Certificate with respect to ___ Warrants to which the attached Warrant Certificate relates, and irrevocably appoints _______________ as agent to transfer this security on the books of the Company.  Such agent may substitute another to act for such agent.

Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

Signature Guarantee:

Date:____________________________

(SUBSCRIPTION FORM TO BE EXECUTED UPON EXERCISE OF
SOME OR ALL OF THE WARRANTS)

             The undersigned, registered Holder, successor or assignee of such registered Holder of the within Warrant Certificate, hereby:

             (a) subscribes for ___ shares of Series A Preferred Stock which the undersigned is entitled to purchase under the terms of the within Warrant Certificate, (b) makes the full cash payment therefor called for by the within Warrant Certificate, and (c) directs that the Series A Preferred Stock issuable upon exercise of said Warrants be issued as described hereunder.

(Name)

(Address)

SIGNATURE
Dated:

EXHIBIT "E"

FORM OF COMMON STOCK WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT, A STOCKHOLDERS AGREEMENT AND A STOCK TRADING AGREEMENT, AS EACH OF THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY.

WARRANT NO.

WARRANT CERTIFICATE

TO PURCHASE SHARES OF COMMON STOCK,

PAR VALUE $0.0001 PER SHARE

OF

ELECTRIC CITY CORP.

                           THIS IS TO CERTIFY THAT [Purchaser] or its registered assigns (the “Holder”), is the owner of 750,000 warrants (the “Warrants”), each of which entitles the registered Holder thereof to purchase from Electric City Corp., a Delaware corporation (the “Company”), one fully paid, duly authorized and nonassessable share of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company at any time or from time to time after sixty (60) days from the Issue Date (as defined in Section 2(a)), but on or before 5:00 p.m., New York City time, on the Warrant Expiration Date, at an exercise price of $1.00 per share, subject to adjustment from time to time as set forth herein (the “Exercise Price”), all on the terms and subject to the conditions hereinafter set forth.

                           The number of shares of Common Stock issuable upon exercise of each Warrant (the “Number Issuable”) shall be determined for each Warrant by dividing $1.00 by the Exercise Price in effect at the time of such exercise, and is initially one (1) share of Common Stock.  Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 13 hereof or, if not therein defined, in the Securities Purchase Agreement.

                           Section 1.         Exercise Of Warrants. Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the registered Holder hereof at any time or from time to time after sixty (60) days from the Issue Date, but on or before 5:00 p.m., New York City time, on the Warrant Expiration Date, upon delivery to the Company at the principal executive office of the Company in the United States of America, of (a) this Warrant Certificate, (b) a written notice stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the number of Warrants being exercised and the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued and (c) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants, which shall be payable by any one or any combination of the following: (i) cash, (ii) certified or official bank check payable to the order of the Company, (iii) by the surrender (which surrender shall be evidenced by cancellation of the relevant number of Warrants represented by any Warrant certificate presented in connection with a Cashless Exercise (as defined below)) of a Warrant or Warrants (represented by one or more relevant Warrant certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering Holder of such number of shares of Common Stock equal to the number of shares of Common Stock for which such Warrant is exercised as of the date of exercise (if the Exercise Price were being paid in cash) reduced by that number of shares of Common Stock equal to the number of shares for which such Warrant is exercised multiplied by a fraction, the numerator of which is (A) the Exercise Price and the denominator of which is (B) the Market Price of one share of Common Stock on the Business Day that immediately precedes the day of exercise of the Warrant or (iv) by the delivery of shares of Common Stock that are valued at the Market Price on the Business Day immediately preceding the day of the exercise of the Warrant that are either held by the Holder or are acquired in connection with such exercise, and without payment of the Exercise Price in cash.  Any share of Common Stock delivered as payment of the Exercise Price in connection with an In–Kind Exercise (as defined below) shall be deemed to have a value equal to the Market Price of one share of Common Stock on the Business Day that immediately precedes the day of exercise of the Warrant.  An exercise of a Warrant in accordance with clause (iii) is herein referred to as a “Cashless Exercise” and an exercise of a Warrant in accordance with clause (iv) is herein referred to as an “In–Kind Exercise.” The documentation and consideration, if any, delivered in accordance with clauses (a), (b) and (c) of this paragraph above are collectively referred to herein as the “Warrant Exercise Documentation.” For the purposes of this Section 1, Market Price shall be calculated without reference to the last sentence of the definition thereof.

                           As promptly as practicable, and in any event within two (2) Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock issuable in connection with such exercise, and if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised or surrendered; provided, however, that no new Warrant Certificate need be delivered if the Warrant Expiration Date has occurred.  Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

                           The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby.  The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered Holder of the Warrants evidenced hereby.

                           In connection with the exercise of any Warrants evidenced hereby, at the Company’s option, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company may elect to pay a cash adjustment in respect of such fractional interest in an amount equal to any such fractional interest multiplied by the current Market Price per share of Common Stock on the Business Day that precedes the day of exercise.  If more than one such Warrant shall be exercised by the Holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

                           Section 2.         Adjustments.  The Exercise Price shall be subject to adjustment from time to time as provided in this Section 2.

                           (a)         Adjustment of Exercise Price Upon Issuance of Common Stock. If after September _____, 2001 (the “Issue Date”) the Company shall issue or sell any shares of its Common Stock (except upon exercise of the Warrants and shares issued as a result of adjustments made under the terms of the Warrants) for a price per share less than (including, without limitation, those circumstances described in paragraphs (i) through (vii) below), the Exercise Price in effect on the date immediately prior to the date of such issue or sale, then, immediately upon such issue or sale, the Exercise Price then in effect shall be reduced to such lower price per share.

                           (i)          Issuance of Rights or Options.  In case at any time after the Issue Date the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise), any rights to subscribe for or to purchase, or any options or warrants for the purchase of, Common Stock or any stock, notes or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock, notes or securities being herein called “Convertible Securities”), whether or not such rights, options or warrants or the right to convert or exchange any such Convertible Securities are immediately exercisable, such grant shall be deemed a sale by the Company of its Common Stock and the price per share for such deemed sale of Common Stock shall be determined by dividing (A) the total amount, if any, in cash or in property received or receivable by the Company as consideration for the granting of such rights, options or warrants, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights, options or warrants, plus, in the case of such rights, options or warrants that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, options or warrants or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights, options or warrants.  Except as provided in Section 2(a)(iii), no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights, options or warrants or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (ii)         Issuance of Convertible Securities.  In case at any time after the Issue Date the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, such issuance or sale of Convertible Securities shall be deemed a sale by the Company of its Common Stock and the price per share for such Common Stock shall be determined by dividing (A) the total amount received or receivable in cash or in property by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities; provided, however, that (I) except as otherwise provided in Section 2(a)(iii), no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (II) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

                           (iii)        Change in Option Price or Exercise Price.  If the purchase price provided for in any right or option referred to in Section 2(a)(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 2(a)(i) or 2(a)(ii), or the rate at which any Convertible Securities referred to in Section 2(a)(i) or 2(a)(ii) are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Exercise Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Exercise Price that would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.  No readjustment pursuant to the preceding sentence shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of rights, options or Convertible Securities.  On the expiration of any such option or right referred to in Section 2(a)(i) or the termination of any such right to convert or exchange any such Convertible Securities referred to in Section 2(a)(i) or 2(a)(ii), the Exercise Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Exercise Price that would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold.  If the purchase price provided for in any such right or option referred to in Section 2(a)(i) or the rate at which any Convertible Securities referred to in Section 2(a)(ii) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall, if not already adjusted, forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Securities never been issued as to such shares of Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby reduced.

                           (iv)       Consideration for Stock.  Anything herein to the contrary notwithstanding, in case at any time any shares of Common Stock or Convertible Securities or any rights, options or warrants to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

                           In case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, in whole or in part, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.  In case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving company, the amount of consideration received therefor shall be deemed to be the fair value as determined reasonably and in good faith by the Board of Directors of the Company of such portion of the assets and business of the nonsurviving corporation as the Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be.  In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued for an amount of consideration equal to the fair value thereof as determined reasonably and in good faith by the Board of Directors of the Company.

                           (v)        Record Date.  In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold as a result of the granting of such right of subscription or purchase.

                           (vi)       Adjustment to Determination of Exercise Price.  When making the calculations and determinations described in this Section 2(a), there shall not be taken into account (A) the issuance of Common Stock upon the exercise of options or warrants outstanding on the Issue Date, (B) the issuance of Common Stock upon the conversion of the Series A Preferred Stock of the Company, (C) the issuance of Common Stock upon exercise of the Warrants evidenced by this Warrant Certificate, any other warrants to purchase Common Stock issued pursuant to the Securities Purchase Agreement, or the Placement Agent Warrants (as defined in the Securities Purchase Agreement), (D) the issuance of Series A Preferred Stock upon exercise of the Series A Preferred Stock Warrants (as defined in the Securities Purchase Agreement) issued pursuant to the Securities Purchase Agreement Agreement or the Additional Purchase Agreement and (E) the issuance of 320,868 shares of Common Stock pursuant to the Securities Purchase Agreement.

                           (vii)      Good Faith.  If any event occurs as to which in the reasonable opinion of the Board of Directors of the Company, in good faith, the other provisions of this Section 2 are not strictly applicable but the lack of any adjustment in the Exercise Price or the Number Issuable or both would not in the opinion of the Board of Directors of the Company fairly protect the exercise rights of the Holder, in accordance with the basic intent and principles of such provisions, then the Board of Directors of the Company shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give their opinion upon the adjustment, if any, to the Exercise Price or Number Issuable or both, as the case may be, on a basis consistent with the basic intent and principles of this Section 2, necessary to preserve, without dilution, the exercise rights of all the registered Holders of the Warrants in accordance with this Warrant Certificate.

                           (viii)     Notice of Change in Exercise Price.  The Company promptly shall deliver to each registered Holder of Warrants at least five (5) Business Days prior to effecting any transaction that would result in an increase or decrease in the Exercise Price pursuant to this Section 2, a statement, signed by its independent certified public accountants, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Exercise Price then in effect following such adjustment.

             (b)        Subdivision; Combination of Stock or Stock Dividends.  In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, by split or otherwise, or issue additional shares of Common Stock as a dividend (other than a dividend in accordance with Section 3 of the Certificate of Designations (as defined in the Securities Purchase Agreement) in respect of the Series A Preferred Stock), or make any other distribution upon any class or series of stock payable in shares of Common Stock or Convertible Securities, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

             (c)         Reorganization; Reclassification; Consolidation; Merger or Sale of Assets.  In case of (i) any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and that does not result in any reclassification or change of outstanding Common Stock) or (iii) transfer or sale of all or substantially all of the Company’s Assets to another person (any of the foregoing, a “Transaction”), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to each Holder of the Warrants evidenced hereby, at least five (5) Business Days prior to effecting any of the foregoing Transactions, a certificate that the Holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and highest amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant could have been exercised immediately prior to such Transaction.  Such certificate shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 and shall contain other terms identical to the terms hereof.   If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Persons and other than the Company, who controls or is controlled by the successor or purchasing Person or who, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to Holders of the Warrants upon exercise thereof as provided above.  The provisions of this Section 2(c) similarly shall apply to successive Transactions.

             (d)        Adjustment for Other Distributions.  If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the following formula:

E'	=	E	x	M	-	F

M

             where

             E’          =           the adjusted Exercise Price.

             E           =           the current Exercise Price.

             M         =           the Market Price of one share of Common Stock on the record date mentioned below.

             F           =           the fair market value (determined in good faith by the Board of Directors of the Company) on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock.

             The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.  This Section 2(d) does not apply to any dividend or distribution that results in an adjustment to the Exercise Price pursuant to Section 2(a) or Section 2(b) above.

             Section 3.         Notice of Certain Events.  In case at any time or from time to time the Company shall declare any dividend or any other distribution to the holders of its Common Stock, or shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, or shall authorize the issuance or sale of any other shares or rights that would result in an adjustment to the Exercise Price pursuant to Section 2(a) or Section 2(d), or there shall be any capital reorganization or reclassification of the Common Stock or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to each Holder of the Warrants evidenced hereby at such Holder’s address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least ten (10) Business Days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (b) the issue date of such dividend, distribution, rights or warrants or (c) the date on which such reorganization, reclassification, consolidation, merger, sale, disposition, dissolution, liquidation or winding up is expected to become effective.  Such notice also shall specify the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, disposition, dissolution, liquidation or winding up.

             Section 4.         Certain Covenants.  The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held as treasury stock, for the purpose of enabling it to satisfy any obligation to issue Common Stock upon exercise of the Warrants, the maximum number of shares of Common Stock that may then be deliverable upon the exercise of all outstanding Warrants. The Company shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

             The Company or, if appointed, the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Certificate on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.  The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 2(a)(viii) hereof.

             Before taking any action that would cause an adjustment pursuant to Section 2 hereof to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company will take any corporate action that may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at the Exercise Price as so adjusted.

             The Company covenants that all Common Stock that may be issued upon exercise of the Warrants will, upon issue, be validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

             Section 5.         Registered Holder.  The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes.

             Section 6.         Transfer of Warrants.  Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered Holder hereof, at the principal executive office of the Company in the United States of America.  Thereupon, the Company shall issue in the name or names specified by the registered Holder hereof and, in the event of a partial transfer, in the name of the registered Holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

             Section 7.         Restrictive Legend.  Each certificate representing the Common Stock issued upon exercise of this Warrant shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT, A STOCKHOLDERS AGREEMENT AND A STOCK TRADING AGREEMENT, AS EACH OF THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY.

Said legends shall be removed by the Company, upon the request of the holder thereof, at such time as the restrictions on the transfer of the applicable security under applicable securities laws and the obligations imposed on the holder thereof under the Investor Rights Agreement, the Stockholders Agreement and the Stock Trading Agreement, as applicable, shall have terminated.

             Section 8.         Denominations.  The Company will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

             Section 9.         Replacement of Warrants.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

             Section 10.       Governing Law.  Except as to matters governed by the General Corporation Law of the State of Delaware and decisions thereunder of the Delaware courts applicable to Delaware corporations, which shall be governed by such laws and decisions, this Warrant Certificate shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

             Section 11.       Rights Inure to Registered Holder.  The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered Holder thereof and the Company and their respective successors and permitted assigns.  Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder and their respective successors and permitted assigns any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder.  Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a Holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

             Section 12.       Notice. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be given by registered or certified first–class mail, return receipt requested, nationally recognized overnight delivery service or personal delivery, (a) if to the Holder of a Warrant, at such Holder’s last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the Securities Purchase Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication.  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered if delivered by a nationally recognized overnight delivery service; and five (5) Business Days after being deposited in the mail, as aforesaid, postage prepaid, if mailed.

             Section 13.       Definitions.  For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

             “Additional Purchase Agreement” means the securities purchase agreement providing for the issuance and sale of Series A Preferred Stock and Series A Preferred Stock Warrants to the Additional Purchasers, as contemplated by Section 2.3 of the Securities Purchase Agreement.

             “Additional Purchaser” shall mean each purchaser under the Additional Purchase Agreement.

             “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

             “Cashless Exercise” shall have the meaning set forth in Section 1 hereof.

             “Company” shall have the meaning set forth in the preamble hereof.

             “Common Stock” shall have the meaning set forth in the preamble hereof.

             “Convertible Securities” shall have the meaning set forth in Section 2(a)(i) hereof.

             “Exercise Price” shall have the meaning set forth in the preamble hereof.

             “Holder” shall have the meaning set forth in the preamble.

             “In-Kind Exercise” shall have the meaning set forth in Section 1 hereof.

             “Issue Date” shall have the meaning set forth in Section 2(a) hereof.

             “Market Price” means the last reported sale price of the applicable security as reported by the American Stock Exchange or the National Association of Securities Dealers, Inc. Automatic Quotations System or, if the applicable security is listed or admitted for trading on another securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over–the–counter market.  In the event that the Market Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Market Price on the basis of such quotations as it in good faith considers appropriate, in consultation with a nationally recognized investment bank.  The Market Price shall be such price averaged over a period of  ten (10) consecutive Business Days ending two (2) days prior to the day as of which “Market Price” is being determined.

             “Number Issuable” shall have the meaning set forth in the preamble.

             “Person” means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

             “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated July 31, 2001, among the Company, the Holder and the other parties signatory thereto, as the same may be amended, modified or otherwise supplemented from time to time in accordance with its terms.

             “Transaction” shall have the meaning set forth in Section 2(c) hereof.

             “Transfer Agent” shall have the meaning set forth in Section 4 hereof.

             “Warrants” shall have the meaning set forth in the preamble hereof.

             “Warrant Exercise Documentation” shall have the meaning set forth in Section 1 hereof.

             “Warrant Expiration Date” means September _____, 2008.

[SIGNATURE PAGE FOLLOWS]

             IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the Issue Date.

COMPANY
ELECTRIC CITY CORP.,
a Delaware corporation

By:

Name:

Title:

ATTEST:

Form of Assignment Form

[To be executed upon assignment of Warrants]

             The undersigned hereby assigns and transfers unto ______________________, whose Social Security Number or Tax ID Number is ____________________ and whose record address is ___________________________________ the rights represented by the attached Warrant Certificate with respect to ___ Warrants to which the attached Warrant Certificate relates, and irrevocably appoints _______________ as agent to transfer this security on the books of the Company.  Such agent may substitute another to act for such agent.

	:	Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

Signature Guarantee:

Date:

(SUBSCRIPTION FORM TO BE EXECUTED UPON EXERCISE OF
SOME OR ALL OF THE WARRANTS)

             The undersigned, registered Holder, successor or assignee of such registered Holder of the within Warrant Certificate, hereby:

             (a) subscribes for ___ shares of Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant Certificate, (b) makes the full cash payment therefor called for by the within Warrant Certificate or elects a Cashless Exercise or In-Kind Exercise as provided therein, and (c) directs that the Common Stock issuable upon exercise of said Warrants be issued as described hereunder.

(Name)

(Address)

SIGNATURE
Dated:

EXHIBIT F

STOCK TRADING AGREEMENT

             This Stock Trading Agreement, dated as of  July 31, 2001 (as may be amended from time to time, this “Agreement”), is made by and among Newcourt Capital USA Inc., a Delaware corporation, EP Power Finance, L.L.C., a Delaware limited liability company, Morgan Stanley Dean Witter Equity Funding, Inc., a Delaware corporation, Originators Investment Plan, L.P, a Delaware limited partnership, Duke Capital Partners, LLC, a Delaware limited liability company (collectively, the “Purchasers”), Newcourt Capital Securities, Inc., a Delaware corporation (the “Placement Agent”) and each of the members of management of Electric City Corp., a Delaware corporation (the “Company”), set forth on the signature pages hereto, and shall become effective upon the Closing under the Securities Purchase Agreement.

WITNESSETH

             WHEREAS, the Purchasers and the Company have entered into that certain Securities Purchase Agreement, dated as of July 31, 2001 (as it may be amended from time to time, the “Securities Purchase Agreement”), whereby the Company will sell and the Purchasers will buy shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), together with warrants to purchase Series A Preferred Stock, shares of Common Stock and warrants to purchase Common Stock; and

             WHEREAS, it is a condition to the obligations of the Purchasers to purchase such securities pursuant to the Securities Purchase Agreement that the Parties (as defined below) enter into this Agreement.

AGREEMENT

             NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

             1.1        Defined Terms.  All terms capitalized but not defined herein shall have the meaning attributable to such terms in the Securities Purchase Agreement, except where the context otherwise requires.  The following additional terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

             “Additional Purchase Agreement” means the securities purchase agreement, if any, providing for the issuance and sale of Series A Preferred Stock and Series A Preferred Stock Warrants to the Additional Purchasers, as contemplated by Section 2.3 of the Securities Purchase Agreement.

                          “Additional Purchaser” shall mean each purchaser under the Additional Purchase Agreement.

             “Affiliate” means, as applied to any Person, any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such other Person, whether through the ownership of voting securities or by contract or otherwise.  With respect to individuals, the term Affiliate shall also include such individuals parents, spouse, children or grandchildren.

             “Agreement” shall have the meaning set forth in the preamble hereof.

             “Average Daily Trading Volume” with respect to any trading day, means the average daily trading volume of the Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading) for the twenty (20) consecutive trading days (as adjusted to exclude the highest and the lowest volume trading days for such twenty (20) consecutive trading day period) ending on the date immediately prior to such trading day.

             “Block Sales” means a sale of at least 10,000 shares of Common Stock.

             “Closing” shall have the meaning set forth in the Securities Purchase Agreement.

             “Closing Price” means the closing price of the Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading).

             “Common Stock” means and includes the Company’s authorized common stock, par value $0.0001 per share.

             “Company” shall have the meaning set forth in the preamble hereof.

             “Covered Stock” means 75% of an Additional Purchaser’s total holdings of Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock) purchased under the Additional Purchase Agreement (as adjusted for stock splits, stock combinations and the like).

             “Effective Date” means the Closing Date (as defined in the Securities Purchase Agreement).

             “Election Period” shall have the meaning set forth in Section 2.2 hereof.

                          “Existing Stockholder” shall have the meaning set forth in Section 3.1 hereof.

             “MSDW” shall have the meaning set forth in Section 2.5 hereof.

             “Parties” means all of the parties that are signatories to this Agreement.

             “Person” means and includes an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

             “Purchasers” shall have the meaning set forth in the preamble hereof.

             “Qualified Primary Offering” means a firmly underwritten primary registered public offering of Common Stock by the Company that raises at least $35 million in aggregate gross proceeds at a price of at least $5.00 per share (as adjusted for stock splits, stock combinations and the like).

             “Sale Notice” shall have the meaning set forth in Section 2.2 hereof.

             “Securities Purchase Agreement” shall have the meaning set forth in the first recital hereof.

             “Selling Party” shall have the meaning set forth in Section 2.2 hereof.

             “Series A Preferred Stock” shall have the meaning set forth in the first recital hereof.

             “Uncovered Stock” means any Additional Purchaser’s total holdings of Common Stock that is not Covered Stock.

ARTICLE II
TRADING RESTRICTIONS

             2.1        Public Sales.  Each Party (other than an Additional Purchaser with respect to its Uncovered Stock) shall be subject to the following trading restrictions from time to time concerning its respective holdings of Common Stock:

                           (a)         During the term of this Agreement, no Party may sell any of its Common Stock into the public market before the completion of a Qualified Primary Offering; provided, however, that if a Qualified Primary Offering is not completed within eighteen (18) months after the Effective Date, each Party may sell its Common Stock into the public market, severally and not jointly, subject to the following conditions:

(i)	the Closing Price must exceed $4.00 per share (as adjusted for stock splits, stock combinations and the like) for each of the twenty (20) consecutive trading days immediately prior to the date of sale;

(ii)	the Average Daily Trading Volume immediately prior to the date of sale must exceed 150,000 shares;

(iii)	the number of shares of Common Stock sold by such Party on any trading day may not exceed five percent of the Average Daily Trading Volume;

(iv)	the number of shares of Common Stock sold by such Party into the public market in any three-month period may not exceed fifteen percent of such Party’s total holdings of Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock) on the Effective Date (as adjusted for stock splits, stock combinations and the like); and

(v)	Block Sales must be executed at a minimum price per share of 90% of the ask price as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading).

                           (b)        If the Company completes a Qualified Primary Offering during the term of this Agreement, each Party shall comply with its obligations under any “lock-up” agreement entered into by such Party in connection with such Qualified Primary Offering.  After any such “lock-up” period expires or is terminated, each Party may sell its Common Stock into the public market, severally and not jointly, subject to the following conditions:

(i)	the number of shares of Common Stock sold by such Party on any trading day may not exceed five percent of the Average Daily Trading Volume;

(ii)	the number of shares of Common Stock sold by such Party into the public market in any three-month period may not exceed twenty percent of such Party’s holdings of Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock) on the Effective Date (as adjusted for stock splits, stock combinations and the like); and

(iii)	Block Sales must be executed at a minimum price per share of 90% of the ask price as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading).

             2.2        Private Sales.  If a Party (the “Selling Party”) intends to sell any of its shares of Company capital stock (or securities exercisable or exchangeable for or convertible into shares of Company capital stock) in a private transaction (other than to an Affiliate), the Selling Party shall send written notice (the “Sale Notice”) of such intent to each other Party.  The Sale Notice shall include the following information:  (a) the type of Company capital stock or other securities the Selling Party intends to sell; (b) the number of shares or other securities the Selling Party intends to sell; (c) the proposed sale price per share or per security, as applicable, and (d) any other material terms of the offer.  The  other Parties shall have two (2) business days after receipt of the Sale Notice (the “Election Period”) to elect to purchase the capital stock or other securities that are the subject of the Sale Notice by giving the Selling Party written notice thereof within the Election Period, in which case the Selling Party and the Party (or Parties) so electing to purchase shall complete such sale within five (5) business days on the terms set forth in the Sale Notice.  If more than one Party elects to purchase the capital stock or other securities set forth in the Sale Notice, then such shares or securities shall be allocated among the Parties so electing to purchase pro rata in proportion to their respective holdings of Company Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock held by such Parties so electing to purchase).  If none of the Parties provides written notice so electing to purchase within the Election Period, then the Selling Party may sell the capital stock or other securities that are the subject of the Sale Notice on terms no less favorable to the Sellng Party than those set forth in the Sale Notice to any third party within 10 business days of the date of the Sale Notice; provided, however, that any sale of shares of Company capital stock (or securities exercisable or exchangeble for or convertible into shares of Company capital stock) to a party that is not a party to this Agreement shall have as a condition to such sale that such party shall become a Party to this Agreement.  For purposes of Sections 2.1(a)(iv) and 2.1(b)(ii), the purchasing party’s holdings (if such party was not a party to the Securities Purchase Agreement) with respect to the shares of capital stock or other securities it purchases shall be the number of shares of Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock) purchased in the subject sale.

             2.3        Transfer to Affiliates.  Notwithstanding anything in this Agreement to the contrary, any party may freely sell or otherwise transfer any capital stock of the Company (or securities exercisable or exchangeable for or convertible into shares of Company capital stock) it owns to its Affiliates without such sale or transfer being subject to the terms of this Agreement; provided, however, that any such Affiliate shall become a Party to this Agreement and its ownership and sales of shares of Common Stock or other securities shall be aggregated with the transferring Party for purposes of Section 2.1.

             2.4        Term of Trading Agreement.  The term of the Trading Agreement shall commence on the Effective Date and terminate three years from the Effective Date; provided, however, that if a Qualified Primary Offering is completed within three years from the Effective Date, the term of this Agreement shall terminate at 5:00 p.m., New York time, on the eighteen (18) month anniversary of the initial closing date of such Qualified Primary Offering.

             2.5        Amendments to the Trading Agreement.

                           (a)         The Parties may amend the Trading Agreement only upon the prior written consent of at least three (3) out of the following Purchasers (i) Morgan Stanley Dean Witter Equity Funding Inc. (“MSDW”) and Originators Investment Plan, L.P. (“OIP”) (MSDW and OIP shall be deemed to be a single Purchaser with MSDW acting on behalf of both such entities); (ii)  Newcourt Capital USA Inc.; (iii) EP Power Finance, L.L.C.; and (iv) Duke Capital Partners, LLC; provided, however, the Parties shall not make any amendment regarding the Uncovered Stock or that disproportionately affects the Covered Stock without the approval of each Additional Purchaser.

                           (b)        The Company may enter into the Additional Purchase Agreement.  Each Investor agrees that upon each Additional Purchaser’s acquisition of Series A Preferred Stock and Series A Preferred Stock Warrants in compliance with Section 2.3 of the Securities Purchase Agreement and execution and delivery of a signature page to the joinder agreement between the Company and each such Additional Purchaser pursuant to which such Additional Purchaser agrees to become a Party and to be bound by the terms hereof, each such Additional Purchaser shall become a Party to this Agreement for all intents and purposes and shall then be an Investor hereunder.  The Company shall then revise Schedule I to reflect the addition of each such Additional Purchaser.  The addition of such new parties and revision of Schedule I shall not constitute a modification, waiver or amendment of this Agreement that requires the consent of or any writing from any of the Parties hereto.

             2.6        Uncovered Stock. During the term of this Agreement, no Additional Purchaser may sell any shares of its Uncovered Stock into the public market before the completion of a Qualified Primary Offering; provided, however, that if a Qualified Primary Offering is not completed within twelve (12) months after the Effective Date, each Additional Purchaser may sell its shares of Uncovered Stock into the public market without any restrictions under this Agreement.

             2.7        Purchases by Management in the Public Market.  Notwithstanding anything in this Article II to the contrary, all shares of Common Stock purchased by members of management that are signatories hereto in the public market from other than the Company or its underwriters shall not be subject to this Article II.

ARTICLE III
CONDITIONS TO EFFECTIVENESS OF AGREEMENT

             3.1        Additional Conditions.  This Agreement shall not become effective until each of Nickolas Konstant, Victor Conant, Kevin McEneely, Michael Stelter and Joseph Marino (each an “Existing Stockholder”) shall amend his existing trade agreement (in a form reasonably satisfactory to each of the Purchasers) to include the following trading restrictions with respect to sales of his (and his Affiliates’) Common Stock in the public market:

                           (a)         the number of shares of Common Stock sold by such Existing Stockholder (including his Affiliates) on any trading day may not exceed five percent of the Average Daily Trading Volume; and

                           (b)        the number of shares of Common Stock sold by each Existing Stockholder (including his Affiliates) in any three-month period shall not exceed fifteen percent of such Existing Stockholder’s (including his Affiliates) total holdings of Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock) on the Effective Date (as adjusted for stock splits, stock combinations and the like).

             In addition, each Existing Stockholder shall amend his trading agreement to state that if requested by the Company and the managing underwriter, such Existing Stockholder shall agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of such underwriter, for such period of time (not to exceed 180 days) from the effective date of a registration statement filed under the Securities Act of 1933, as amended, as may be requested by such underwriter and to execute an agreement reflecting the foregoing as may be requested by such underwriter in connection with a Qualified Primary Offering.

ARTICLE IV
GENERAL PROVISIONS

             4.1        Legend on Share Certificates.

                           (a)         All Company securities issued at the Closing (as defined in the Securities Purchase Agreement) that are subject to the terms and provisions of Article II, in addition to such other legends as may be required by law and any other legend required by any Transaction Document (as defined in the Securities Purchase Agreement) shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN REQUIREMENTS AS TO TRADING CONTAINED IN THE STOCK TRADING AGREEMENT, DATED JULY 31, 2001, BY AND AMONG THE COMPANY AND CERTAIN SECURITY HOLDERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                           (b)        Upon the termination of this Agreement, each Party shall be entitled to receive, in exchange for any security bearing the legend regarding this Agreement specifically set forth in Section 4.1(a), a security without such legend.

ARTICLE V
MISCELLANEOUS

             5.1        Injunctive Relief.  It is acknowledged that it is impossible to measure in money the damages that would be suffered if the Parties fail to comply with the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party would be irreparably damaged and would not have an adequate remedy at law.  Any such Party shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law.

             5.2        Governing Law.  Except as to matters governed by the General Corporation Law of the State of Delaware and decisions thereunder of the Delaware courts applicable to Delaware corporations, which shall be governed by such laws and decisions, this Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

             5.3        Entire Agreement; Waiver.  This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof.  No waiver of any term or provision shall be effective unless in writing signed by the party to be charged.

             5.4        Binding Effect.  This Agreement shall be binding on and inure to the benefit of the Parties and, subject to the terms and provisions hereof, their respective legal representatives, successors and assigns.

             5.5        Invalidity of Provision.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

             5.6        Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

             5.7        Notices.  All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by certified or registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

(i)	If to the Company:

1280 Landmeier Road
Elk Grove Village, IL 60007-2410
Fax No. 847-437-4969
Attention: General Counsel

                           (ii)         If to another Party: at the address set forth in the Securities Purchase Agreement or the Additional Purchase Agreement or the signature page to this Agreement.

             5.8        Headings.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

MANAGEMENT	PURCHASERS

NEWCOURT CAPITAL USA, INC.,
a Delaware corporation

John Mitola	By:

Name:

Title:

Brian Kawamura	EP POWER FINANCE, L.L.C.,
a Delaware limited liability company

By:

Jeff Mistarz	Name:

Title:

MORGAN STANLEY DEAN WITTER EQUITY
Dennis Enberg (with respect to	FUNDING, INC., a Delaware corporation
50,000 shares of Common Stock)
By:

	Name:	Thomas A. Clayton

	Title:	Vice President

Michael Pokora
PLACEMENT AGENT	ORIGINATORS INVESTMENT PLAN, L.P., a Delaware limited partnership

NEWCOURT CAPITAL SECURITIES INC., a Delaware corporation	By:	MSDW OIP Investors, Inc., its general partner

By:

Name:	By:

Title:	Name:	Thomas A. Clayton

	Title:	Vice President

DUKE CAPITAL PARTNERS, L.L.C.,
a Delaware limited liability company

By:

Name:

Title:

[Signature Page to Stock Trading Agreement]